Exhibit 4.19

DEVELOPMENT LOAN AGREEMENT

by and among

SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP

(the “Borrower”)

and

UNITED STATES POWER FUND, L.P.

(the “Lender”)

and

OLYMPIC CONVERTER GP, LLC and OLYMPIC CONVERTER, LP

(together, the “Subs”)

JUAN DE FUCA CABLE MANAGEMENT, INC.

(the “General Partner”)

and

BOUNDLESS ENERGY LLC and SEA BREEZE POWER CORP.

(together, the “Overrun Protectors”)

dated as of

April 6, 2005

DEVELOPMENT LOAN AGREEMENT

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TABLE OF CONTENTS (Continued)

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DEVELOPMENT LOAN AGREEMENT

          This DEVELOPMENT LOAN AGREEMENT is executed this 6th day of April, 2005, by and among SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP, a Delaware limited partnership (“Borrower”); UNITED STATES POWER FUND, L.P., a Delaware limited partnership (“USPF” or the “Lender”); JUAN DE FUCA CABLE MANAGEMENT, INC., a Delaware corporation (“General Partner”), OLYMPIC CONVERTER, LP, a Delaware limited partnership (“OC”), OLYMPIC CONVERTER GP, LLC, a Delaware limited liability company (“OCGP” and, together with OC, the “Subs”) and SEA BREEZE POWER CORP., a British Columbia corporation (“SBX”) and BOUNDLESS ENERGY LLC, a Maine limited liability company (“BE” and together with SBX, the “Overrun Protectors”). Borrower, Lender, General Partner, Overrun Protectors and the Subs are referenced herein individually as a “Party” and collectively as “Parties.”

          WHEREAS, Borrower, whose only limited partners are SBJF Holding Corp. a British Columbia corporation and Boundless Energy NW, Inc., a Delaware corporation (together, the “Limited Partners”), and whose general partner is General Partner, was created to develop a 550 MW High Voltage Direct Current (HVDC Light TM ) submarine transmission links spanning the Strait of Juan de Fuca connecting the city of Victoria on the southern tip of Vancouver Island, British Columbia, Canada to Port Angeles, Washington State, U.S.A., across a distance of approximately 36km (21.6 miles) or an alternative route approved by the Lender herein connecting Greater Victoria on Vancouver Island to the Olympic Peninsula (the “Project”),

          WHEREAS, Borrower desires that Lender make certain loans to Borrower to finance, on an interim basis, the development of the Project and Lender is willing to make such loans to Borrower, on the terms set forth herein and the related loan documents;

          WHEREAS, each Limited Partner and General Partner will benefit from the making of such loans to Borrower and, accordingly, are making certain representations and warranties to Lender and pledging their interests in Borrower as security for such loans;

          WHEREAS, each of the Subs will benefit from the making of such loans to Borrower, and, accordingly, are making certain representations and warranties to Lender and guaranteeing such loans and granting a security interest to Borrower as security for such loans;

          WHEREAS, each of the Overrun Protectors will benefit from the making of such loans to Borrower, and, accordingly, are agreeing to provide certain protections to Lender in the event of cost overruns by Borrower as set forth herein;

          NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit heretofore, now or hereafter made by Lender, the Parties hereto agree as follows:

SECTION 1. DEFINITIONS

          1.1 Certain Defined Terms. When used herein, the following terms shall have the following meanings:

          “Advance”: Each partial advance of the Loans made by Lender to Borrower under Section 2.4 of this Agreement, including the Initial Advance.

          “Advance Request”: as defined in Section 2.4(d) of this Agreement.

          “Affiliate”: With respect to any Person, any other Person (a) directly or indirectly controlling, controlled by or under direct or indirect common control with such Person; (b) directly or indirectly owning or holding any equity interest or other economic interest or benefit in such Person in excess of five percent (5%); or (c) in which such Person directly or indirectly controls any voting stock or other equity interest in excess of five percent (5%). For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Lender nor or its investors or participants shall be deemed to be an Affiliate of Borrower, any Sub, either Limited Partner or General Partner.

          “Agreement”: This Development Loan Agreement, including all Exhibits and Schedules hereto, as the same may be from time to time amended, modified or supplemented.

          “Alternate Juan de Fuca Project”: as defined in Section 5.3(a) of this Agreement.

          “Authorized Officers”: The officers of Borrower, each Sub, each Overrun Protector or General Partner, as applicable, who are authorized to execute the Loan Documents and any documents to be delivered in connection with the Loan Documents on behalf of Borrower, such Sub, such Overrun Protector or General Partner, as applicable.

          “Availability Period”: The period from and including the Effective Date to, but excluding, the Maturity Date.

          “Available Financing Proceeds”: All proceeds of any debt and equity financing for the Project that are available to Borrower on the Financial Closing Date to make the payments set forth in Section 2.6 (c) of this Agreement, consistent with the terms and conditions governing such debt and equity financing.

          “Bankruptcy Code”: Title 11 of the United States Code, as in effect from time to time, or any successor thereto.

          “BE”: Boundless Energy LLC, a Maine limited liability company, and its successors-in-interest.

          “Board of Directors”: The board of directors of the General Partner.

          “Borrower”: Sea Breeze Pacific Juan de Fuca Cable, LP, a Delaware limited partnership, and its permitted successors-in-interest.

          “Borrower Certificate”: A certificate from an Authorized Officer of Borrower, to be submitted with each Advance Request, certifying (i) as to compliance with all of the applicable

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conditions precedent for an Advance under Section 3.2, (ii) that the development of the Project is progressing in a reasonably satisfactory manner and in compliance with the Development Milestone set forth on Schedule 1.3 and the Development Loan Budget, (iii) that to the best knowledge of the Borrower after due inquiry, no event, circumstance or condition exists that could reasonably be expected to prevent the Project from timely completing each of the Development Milestones and achieving Financial Close within the Development Loan Budget, (iv) as to use of all prior proceeds of the Loans previously funded; and (v) with respect to an Advance Request only, (a) that each item of cost and expense to be funded with the Advance with respect to which such certificate is being given has been or will be properly incurred in accordance with this Agreement and the Development Loan Budget and (b) that the amount of the requested Advance plus any amounts then on deposit in the Depositary Account do not exceed the amount of costs and expenses payable under the Development Loan Budget during the thirty (30) day period commencing on the anticipated date of the Advance.

          “Borrower Organizational Documents”: as defined in Section 3.1(f) of this Agreement.

          “Business Day”: A day on which commercial banks are open for business in New York City, New York.

          “Change of Control”: The occurrence of any of the following events: (i) a merger or consolidation of Borrower, any Sub, either Limited Partner or General Partner with or into any Person or the merger of another Person with or into Borrower, any Sub, either Limited Partner or General Partner, (ii) a sale, transfer, lease, or other disposition by Borrower, any Sub, either Limited Partner or General Partner to any Person of all or substantially all of the assets of Borrower, such Sub, such Limited Partner or General Partner in a single transaction or a series of transactions, (iii) a tender offer, sale of voting securities by Borrower, any Sub, either Limited Partner or General Partner or other event or series of events as a result of which more than 20% of the voting securities of Borrower, any Sub, either Limited Partner or General Partner is acquired, directly or indirectly, by any Person or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect on the Effective Date) or (iv) the Permitted Holders shall no longer have the right to elect, directly or indirectly, all of the members of the Board of Directors.

          “Code”: The Internal Revenue Code of 1986, as amended from time to time.

          “Collateral”: The collateral subject to the Liens of the Security Agreement, Mortgages, Depositary Agreement, Sub Pledge Agreement or Pledge Agreement, and any Security Document entered into pursuant to Section 5.1(n) of this Agreement, as applicable.

          “Commitment Fee”: A commitment fee payable to Lender in an amount equal to ten percent (10%) of the Maximum Amount.

          “Construction Budget”: The Construction Budget for the Project, which is attached to this Agreement as Schedule 1.1, as such document may be revised from time to time in accordance with this Agreement, and which sets forth the budgeted construction and non-

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construction costs and expenses (including, without limitation, all interest, fees, taxes and other carrying costs) for the completion of the Project.

          “Default”: Any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          “Depositary Account”: The account of Borrower established and maintained pursuant to the Depositary Agreement.

          “Depositary Agreement”: The Depositary Agreement, dated as of even date herewith, among Borrower, Depositary Bank and Lender, substantially in the form of Exhibit B attached hereto, which grants Lender a security interest in the Depositary Account, and all amounts from time to time on deposit therein.

          “Depositary Bank”: HSBC, together with its successors and assigns.

          “Development Loan Budget”: The Development Loan Budget for the Project, which is attached to this Agreement as Schedule 1.2, as such document may be revised from time to time solely in accordance with Section 5.1(k) of this Agreement, and which sets forth the budgeted costs and expenses and the anticipated dates of Advances for the further development of the Project from March 10, 2005 until September 30, 2006.

          “Development Milestone Schedule”: The Development Milestone Schedule for the Project, which is attached to this Agreement as Schedule 1.3, which sets forth the Development Milestones.

          “Development Milestones”: The specific milestones to be achieved in connection with the further development of the Project, as identified in the Development Milestone Schedule.

          “Disbursement Date”: as defined in Section 2.4(d) of this Agreement.

          “Effective Date”: The date this Agreement is executed by the Parties, as first written above.

          “Employee Benefit Plan”: The term “Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA that (a) is maintained for employees of Borrower or any of its ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of Borrower or any current or former ERISA Affiliate, as well as any Multiemployer Plan under ERISA.

          “Environmental Indemnity Matters”: as defined in Section 5.1(c) of this Agreement.

          “Environmental Laws”: Any and all Laws (including common laws) pertaining to human health, safety and environment resource protection or property transfer in any and all jurisdictions in which Borrower or any of its Subsidiaries is operating or conducting business, or where any real property of Borrower or any of its Subsidiaries is located or where any Hazardous Substances generated by or disposed of by Borrower or any of its Subsidiaries are located,

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including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the National Environmental Policy Act, the Endangered Species Act and the National Historic Preservation Act, and any other federal, state, regional or local environmental conservation or protection Laws as each may from time to time be amended or supplemented.

          “EPC Contract”: That certain Engineering, Procurement and Construction Contract to be entered into by Borrower with respect to the design and construction of the Project in form and substance satisfactory to Lender and with a party or parties acceptable to Lender.

          “Equity Agreements”: Those certain agreements entered into pursuant to the terms of the Equity Term Sheet.

          “Equity Term Sheet”: That certain term sheet entered into simultaneously with this Agreement by and between Borrower and Lender pursuant to which Lender has a legally binding option, but not an obligation, to be an equity investor in the Project consistent with the terms set forth in such term sheet.

          “ERISA”: The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

          “ERISA Affiliate”: The term “ERISA Affiliate,” as applied to the Borrower, means any Person that is a member of a group that is under common control with the Borrower, which together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (n), or (o) of the Code.

          “Event of Bankruptcy”: With respect to any Person, the occurrence of any of the following events:

     (i) the commencement by such Person of a voluntary case concerning itself under the Bankruptcy Code or similar Law;

     (ii) an involuntary case is commenced against such Person and the petition is not converted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case;

     (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person or such Person commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to such Person or there is commenced against such Person any such proceeding which remains undismissed for a period of sixty (60) days;

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     (iv) the entrance of any order of relief or other order approving any such case or proceeding involving such Person;

     (v) such Person is adjudicated insolvent or bankrupt;

     (vi) such Person suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days;

     (vii) such Person makes a general assignment for the benefit of creditors;

     (viii) such Person shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due;

     (ix) such Person shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or

     (x) any partnership, limited liability company or corporate action, as the case may be, is taken by such Person for the purpose of effecting any of the foregoing.

          “Event of Default”: as defined in Section 6.1 of this Agreement.

          “Financial Closing Date” or “Financial Close”: The date upon which Borrower executes definitive documentation with a lender or lenders for construction financing for the Project and all conditions for the initial funding thereunder have been satisfied or waived and the initial funding shall have occurred thereunder.

          “FPA”: The Federal Power Act, as amended.

          “Funding Date”: as defined in Section 2.4(d) of this Agreement.

          “GAAP”: United States generally accepted accounting principles consistently applied.

          “General Partner”: Juan de Fuca Cable Management, Inc., a Delaware corporation, and its permitted successors-in-interest, which is the sole general partner of Borrower.

          “General Partner Organizational Documents”: as defined in Section 3.1(f) of this Agreement.

          “Governmental Authority”: Any nation, state, sovereign or government, any federal, regional, state, province, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          “Guarantee”: The Guarantee and Subordination Agreement dated as of even date herewith, made by the Subs and Sea Breeze in favor of Lender, substantially in the form of Exhibit C attached hereto, which unconditionally guarantees full and punctual payment and performance of the Obligations.

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          “Hazardous Substance”: Any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, petroleum or petroleum-derived substance, waste, or additive, asbestos, asbestos-containing materials, polychlorinated biphenyls, radioactive material, or other compound, element, chemical material or substance in any form whatsoever (including products) regulated, restricted, defined or controlled by or under or for which liability may be imposed under any Environmental Law.

          “Indebtedness”: Without duplication, (i) all obligations of any Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of sixty (60) days or less incurred in the ordinary course of business of such Person for the purposes described, and terms set forth, in the Development Budget but only to the extent paid on such terms), (ii) all obligations of such Person evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under capital leases or synthetic leases, (iv) the stated amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed, (vi) all obligations of such Person under any interest rate protection agreement and any currency swap or similar agreement, and (vii) all contingent obligations of such Person guaranteeing or intended to guarantee, or otherwise providing or intending to provide assurance against loss in respect of, any Indebtedness, leases, dividends or other obligations of any other Person.

          “Indemnified Liabilities”: as defined in Section 7.12 of this Agreement.

          “Indemnified Party”: as defined in Section 5.1(c) of this Agreement.

          “Independent Engineer”: Stone & Webster, or such other Person selected by Lender to act as Independent Engineer hereunder and, provided no Event of Default has occurred and is continuing, reasonably acceptable to Borrower.

          “Initial Advance”: The initial advance of the Loans to be made by Lender to Borrower under Section 2.4(b) of this Agreement.

          “Initial Overrun Amount”: as defined in Section 5.3(c)(i) of this Agreement.

          “Insurance Policies”: The insurance policies described in Section 5.1(f) of this Agreement.

          “Key Management Personnel”: The following management personnel of Borrower: E. John Tompkins, Tony Duggleby, Brian Chernack, Mike Wise, Paul Manson, and any person who shall hereafter become a member of Borrower’s Key Management Personnel pursuant to the Management Plan or otherwise.

          “Law”: With respect to any Governmental Authority, any constitutional provision, law, statute, code, rule, regulation, ordinance, treaty, order, decree, writ, judgment, decision, certificate, holding, determination, injunction, Project Permit or requirement of such Governmental Authority along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof. Unless the

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context clearly requires otherwise, the term “Law” shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect at the date of this Agreement.

          “Lender”: United States Power Fund, L.P., and its permitted successors and assigns.

          “Lender Affiliate”: With respect to Lender, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with Lender. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          “Lender Expenses”: as defined in Section 2.1 of this Agreement.

          “Lien”: Any mortgage, lien (statutory or other), pledge, hypothecation, assignment, security interest, title-retention arrangement, mandatory deposit arrangement, encumbrance, or other security agreement of any kind or nature whatsoever (including without limitation, any conditional sale or other title-retention agreement, any sale of receivables or any capital lease), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

          “Limited Partners”: means SBJF Holding Corp., a British Columbia corporation, and its permitted successors-in-interest, and Boundless Energy NW, Inc., a Delaware corporation, and its permitted successors-in-interest, which are the only limited partners of Borrower.

          “Loans”: as defined in Section 2.1 of this Agreement.

          “Loan Documents”: This Agreement, the Note, the Security Documents, the Equity Term Sheet, the Equity Agreement and all other instruments, documents or other writings now or hereafter executed by Borrower, either Sub, either Limited Partner, General Partner, either Overrun Protector or Sea Breeze with respect to the Loans, or pertaining to or as security for the payment and performance of the Obligations, including without limitation those certain Asset Assignment Agreements and Bills of Sale dated as of the date hereof pursuant to which Sea Breeze is transferring its assets to Borrower and OC.

          “LTCA”: those certain long-term transmission capacity agreement or agreements in respect of the Project, all in form and substance satisfactory to Lender with a party or parties acceptable to Lender.

          “Management Plan”: as defined in Section 3.1(k) of this Agreement.

          “Material Adverse Effect”: Any material adverse effect upon (i) the business, operations, properties, assets or condition (financial or otherwise) of Borrower or the Project (in each case taking into account the development status of the Project), (ii) the ability of Borrower to perform any of its Obligations under the Loan Documents, (iii) the validity, perfection and enforceability of the Liens granted under the Loan Documents, or (iv) the ability of Lender to

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enforce any of the Obligations or any of its material rights and remedies under the Loan Documents.

          “Material Impairment”: A reduction in the Project DCF amounting to more than $5,000,000 from the Project DCF reflected in the Project Pro Formas, as a result of increases in the Construction Budget, decreases in anticipated revenues from the Project, increases in anticipated costs (including operating costs, interest expense and taxes), changes to the construction schedule of the Project, changes in the anticipated timing of receipt of anticipated revenues from, or the payment of anticipated costs of, the Project or any combination of the foregoing, in all cases calculated for the period commencing on the anticipated Financial Closing Date and using the same methodology and macro-economic assumptions utilized in the Project Pro Formas.

          “Material Party”: the purchaser pursuant to a LTCA.

          “Maturity Date”: The earliest of (i) the Financial Closing Date, (ii) June 30, 2007 and (iii) the date on which the Obligations became immediately due and payable pursuant to Section 6.2 of this Agreement. Notwithstanding the foregoing, in the event that the Financial Closing Date is delayed solely as a result of Lender’s failure to close its purchase of the Investor Allocation (as defined in the Equity Term Sheet) after exercising its Option, then the date set forth in subsection (ii) in the previous sentence shall be extended to December 30, 2007.

          “Mortgage”: Each Mortgage, Security Agreement, Assignment of Rents and Leases, to be made by Borrower or any of its Subsidiaries, as applicable, from time to time (pursuant to Section 5.1(m) of this Agreement) of this Agreement in favor of Lender, in a form satisfactory to Lender, which grants Lender a secured lien in all of the rights and interest of Borrower or any of its Subsidiaries, as applicable, in all of the real property, used or to be used in connection with the Project, and whether now owned or hereafter acquired by Borrower or any of its Subsidiaries, as applicable.

          “Multiemployer Plan”: The term “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or has been obligated to make, contributions within the preceding six (6) years.

          “Non-Achievement Notice” as defined in Section 5.3(c)(iii) of this Agreement.

          “Note”: as defined in Section 2.2 of this Agreement.

          “Note Schedule”: The schedule attached to the Note, on which will be recorded the amount of each Advance, the date of each Advance and the total outstanding principal balance of the Loans from time to time.

          “Obligations”: All of Borrower’s and all of the Overrun Protectors’ liabilities, obligations and indebtedness from time to time owing to Lender under the Loan Documents of any and every kind and nature, including, without limitation, the obligations of Borrower under the indemnities contained in Section 5.1(c) and Section 7.12 of this Agreement and the obligations of the Overrun Protectors under Section 5.3(a), the Commitment Fee, all principal of

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and interest on the Advances, charges, expenses and other sums chargeable to Borrower by Lender, arising under this Agreement, the Note or the other Loan Documents whether heretofore, now or hereafter owing, arising, due or payable from Borrower to Lender and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise and any obligations of Borrower or either Overrun Protector for any breach of the representations and warranties set forth herein or in the other Loan Documents.

          “OC”: Olympic Converter, LP, a Delaware limited partnership and wholly owned subsidiary of Borrower.

          “OCGP”: Olympic Converter GP, LLC, a Delaware limited liability company and wholly owned subsidiary of Borrower.

          “Option”: The option of Lender to be an equity investor in the Project pursuant to the terms set forth in the Equity Term Sheet.

          “Overrun Amount”: as defined in Section 5.3(c)(ii) of this Agreement.

          “Overrun Budget”: as defined in Section 5.3(c)(iii) of this Agreement.

          “Overrun Protectors”: as defined in the preamble of this Agreement.

          “Overrun Protectors Organizational Documents”: as defined in Section 3.1(f) of this Agreement.

          “Partnership Interest”: Ownership interests in that certain limited partnership that is the Borrower named herein.

          “Party” or “Parties”: as defined in the preamble to this Agreement.

          “Permitted Debt”: Indebtedness of Borrower for borrowed money in an aggregate principal amount of $50,000 or less and which Indebtedness is (i) subordinated to the Obligations on terms and conditions acceptable to the Lender, (ii) the proceeds of which are used solely to pay budgeted costs and expenses under the Development Loan Budget, (iii) initially incurred at such times as no Event of Default has occurred and is continuing and (iv) which is unsecured and non-participating (i.e., which has no return thereon which is based on Borrower’s performance (such as “equity kickers”)) and in connection with which the holder thereof and its Affiliates have no rights or obligations to obtain or provide any equity or other interest, direct or indirect in Borrower.

          “Permitted Holders”: Boundless Energy NW, Inc., a Delaware corporation, SBJF Holding Corp., a British Columbia corporation and the Lender.

          “Permitted Lien”: Any inchoate: (i) Liens for ad valorem property taxes or assessments or other governmental charges, as long as such taxes and assessments are timely paid and discharged or the validity, applicability or amount thereof is being contested in good faith by appropriate proceedings that will prevent the forfeiture or sale of any property of Borrower or any of its Subsidiaries or any interference with the use thereof by Borrower or any

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of its Subsidiaries and for which adequate reserves have been established in accordance with GAAP, (ii) mechanic’s and materialmen’s Liens for obligations not yet due and payable, (iii) other statutory Liens incurred in the normal course of business, (iv) real estate Liens or encumbrances (other than for borrowed money) that do not interfere with the intended use of the property, and (v) landlord’s Liens for rentals not yet past due and payable.

          “Person”: Any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or Governmental Authority.

          “Pledge Agreement”: The Pledge and Security Agreement, dated as of even date herewith, by and among each Limited Partner, General Partner and Lender, substantially in the form of Exhibit D attached hereto, which grants Lender a security interest in each Limited Partner’s Partnership Interest and General Partner’s Partnership Interest (which comprises all of the Partnership Interests).

          “Principal”: as defined in Section 2.1 of this Agreement.

          “Process Agent”: as defined in Section 7.7(e) of this Agreement.

          “Project”: as defined in the recitals to this Agreement.

          “Project Assets”: as defined in Section 3.1(o) of this Agreement.

          “Project Contracts”: The following contracts and agreements entered into by Borrower or any of its Subsidiaries from time to time: (i) the EPC Contract; (ii) the LTCAs; (iii) those contracts and agreements described on Schedule 1.4 to this Agreement, (iv) any Real Estate Rights, (v) all interconnection agreements required for the Project; (vi) any contract or agreement which provides for payments of more than $100,000, (vii) any contract or agreement that is not by its terms terminable by Borrower upon not more than ninety (90) days’ notice without penalty or other liability to Borrower and (viii) any other contract or agreement that is material with respect to the construction, operation, maintenance or ownership of the Project.

          “Project DCF”: Discounted cash flows to the Investor Allocation (as defined in the Equity Term Sheet) for a period of twenty (20) years calculated using the same methodology utilized in the Project Pro Formas and a discount rate of fifteen percent (15%) per annum based upon an assumed capitalization of Borrower from and after the Financial Closing Date of eighty percent (80%) senior secured indebtedness and twenty percent (20%) Investor Allocation, calculated from the period commencing on the anticipated Financial Closing Date.

          “Project Permit”: Any authorization, consent, license, ruling, approval, permit, exemption, consultation, filing, certificate, registration or license by or with any Governmental Authority issued or anticipated to be issued to Borrower or any of its Subsidiaries in respect of the Project or otherwise, including those listed on Schedule 1.5 to this Agreement.

          “Project Pro Formas”: as attached as Schedule 1.6 to this Agreement.

          “PUHCA”: The Public Utility Holding Company Act of 1935, as amended.

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          “Real Estate Rights”: All rights-of-way, easements, and other real property rights, together with any agreement related thereto, relating to the Project.

          “Release”: Any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, flow, leak, discharge, disposal or emission.

          “SBX”: Sea Breeze Power Corp., a British Columbia corporation, and its successors-in-interest.

          “Sea Breeze”: Sea Breeze Pacific Regional Transmission Systems, Inc., and its successors and assigns.

          “Security Agreement”: The Security Agreement, dated as of even date herewith, made by Borrower, each Sub and Sea Breeze in favor of Lender, substantially in the form of Exhibit E attached hereto, which grants Lender a Lien on and security interest in all of Borrower’s, each Sub’s and Sea Breeze’s personal property, whether tangible or intangible, and whether now owned or hereafter acquired by Borrower, either Sub or Sea Breeze.

          “Security Documents”: The Security Agreement, the Guarantee, the Mortgages, the Depositary Agreement, the Sub Pledge Agreement and the Pledge Agreement and any other document entered into pursuant to Section 5.1(n) of this Agreement.

          “Status Report”: as defined in Section 5.1(e)(iv) of this Agreement.

          “Subs”: as defined in the preamble of this Agreement.

          “Sub Pledge Agreement”: The Pledge and Security Agreement, dated as of even date herewith, by and between Borrower and Lender, in the form of Exhibit F attached hereto, which grants Lender a security interest in Borrower’s limited liability company interests in OCGP, Borrower’s limited partnership interests in OC.

          “Subsidiary”: With respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

          “Subs Organizational Documents”: as defined in Section 3.1(f) of this Agreement.

          “Subsidiary Organizational Documents”: as defined in Section 5.1(n) of this Agreement.

          “UCC”: The Uniform Commercial Code as in effect in the State of New York and/or any other jurisdiction, the laws of which may be applicable to the creation, perfection or priority of any Lien on any Collateral created pursuant to any Security Document.

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          “USPF”: United States Power Fund, L.P., and its permitted successors-in-interest as Lender and owner and holder of its Note.

          1.2 Accounting Terms and Certain Principles of Interpretation.

          (a) All accounting terms used in this Agreement, whether or not defined in this Section 1, shall, except as otherwise provided for herein, be construed in accordance with GAAP.

          (b) Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

          (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Sections, Exhibits and Schedules shall be references to Sections, Exhibits and Schedules of this Agreement unless otherwise expressly specified.

          (d) Unless otherwise expressly specified, any agreement, contract, or document defined or referred to herein shall mean such agreement, contract or document in the form (including all amendments and clarification letters relating thereto) delivered to the Lender on the Effective Date as the same may thereafter be amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement.

          (e) The words “include,” “includes” and “including” are not limiting.

          (f) The word “or” is not exclusive.

          (g) Unless otherwise expressly provided, a reference to any Person or Persons shall be construed as a reference to any permitted successors and assigns of such Person or Persons.

SECTION 2. LOAN

          2.1 Commitment. Subject to and upon the terms and conditions hereof, and upon satisfaction of the conditions precedent set forth in Section 3.1 and Section 3.2 hereto, the Lender agrees to make Advances (the “Loans”) to Borrower from time to time during the Availability Period (but not more frequently than once per calendar month) in an aggregate principal amount up to, but not in excess of, Eight Million Dollars ($8,000,000) (the “Maximum Amount”). The aggregate principal amount of the Advances and the aggregate accrued costs and expenses pursuant to Section 7.2 (the “Lender Expenses”) shall together be deemed the principal of the Loans (the “Principal”), it being understood that Lender’s payment of the Lender Expenses shall be treated as Advances under the Loan but shall not reduce the Maximum Amount.

          2.2 Promissory Note for Loans. The Loans made by the Lender shall be evidenced by, and shall be due and payable in accordance with the terms of, a promissory note executed by Borrower in favor of Lender in an amount equal to the aggregate amount of Loans committed to under Section 2.1, substantially in the form of Exhibit A attached hereto (the “Note”). The Initial Advance shall be evidenced on the Note Schedule delivered on the Effective Date, and all

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Advances subsequent to the Initial Advance shall be evidenced by notations thereof made on the Note Schedule by the Lender. At the time of each Loan, the Lender is hereby authorized to make a notation on the Note Schedule attached to the Note as to the date and the amount of such Loan. At any time, the Lender is hereby authorized to make a notation on the Note Schedule attached to the Note of any Lender Expenses. The principal amount shown on the Note Schedule shall be prima facie evidence of the outstanding principal amount of each such Advance and the Lender Expenses. Failure to make any such notation shall not limit or otherwise affect the obligations of Borrower under this Agreement or under the Note.

          2.3 Use of Proceeds. All proceeds of the Loans shall be used by Borrower solely to pay Borrower’s costs and expenses incurred in the development of the Project and in accordance with the Development Loan Budget, and in any case shall be used only for legal and proper purposes which are consistent with all applicable Laws; provided, that such proceeds shall not be used to pay or reimburse any such costs and expenses incurred by Borrower or any Affiliate of Borrower prior to the Effective Date.

          2.4 Advances.

          Subject to and upon the terms and conditions set forth in this Agreement and upon satisfaction of the conditions precedent set forth in Section 3.1 and Section 3.2 hereto, as applicable:

          (a) Lender shall make Advances to Borrower of the proceeds of the Loans, by deposit of such proceeds in the Depositary Account, as follows: (i) the Initial Advance, in accordance with Section 2.4(b), and (ii) the subsequent Advances, in accordance with the procedures set forth in Section 2.4(d).

          (b) The Initial Advance in the aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000) shall be made by the Lender in a series of monthly Advances beginning on the Effective Date. The dates, amounts, and detailed description of Borrower’s use of proceeds of each such monthly Advance shall be set forth on Schedule 2.4(b); provided that Borrower may not use more than Eight Hundred Twenty-Five Thousand Dollars ($825,000) in the aggregate of the Initial Advance to fund internal costs of the Borrower. On the Effective Date and thereafter on the tenth (10th) Business Day of each month following the month during which the Effective Date occurs until the entire Initial Advance has been advanced by Lender, Borrower shall provide Lender with: (i) a draw certificate in the form attached as Exhibit G hereto, setting forth (A) the amount of the Initial Advance requested to be advanced by Lender and used in such month, (B) a detailed description and budget of Borrower’s intended use of such proceeds, all of which shall be in accordance with Schedule 2.4(b) (which description shall be deemed to be a covenant under this Agreement by Borrower to Lender of Borrower’s use of such proceeds), (C) other than in respect of the amount to be advanced on the Effective Date, a description of Borrower’s use of the proceeds for the prior month’s advanced amount (which description shall be deemed to be a representation under this Agreement by Borrower to Lender of Borrower’s use of such proceeds), (D) a list of the Development Milestones achieved as of the date of such draw certificate (which list shall be deemed to be a representation under this Agreement by Borrower to Lender of Borrower’s achieved Development Milestones) and (E) evidence attached to such draw certificate satisfactory to the Lender demonstrating the

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achievement of any such Development Milestones; (ii) a Status Report; (iii) a reconciliation of the Development Loan Budget and the use of prior amounts advanced and the anticipated uses of the requested draw of the Initial Advance; and (iv) all other information or evidence reasonably requested by Lender in connection with the Initial Advance (which information will be provided promptly upon request, including when requested after delivery by Borrower of any of the materials set forth in this Section 2.4(b)).

          (c) Notwithstanding anything herein to the contrary, in the event the Borrower’s intended use of proceeds, or Borrower’s actual use of proceeds, set forth in a draw certificate delivered to Lender does not meet the use of proceeds description set forth in Schedule 2.4(b) for the applicable portion of the Initial Advance or in the event that as of the requested date of the advance of the portion of the Initial Advance or the requested date of an Advance, as applicable, Borrower has not achieved the Development Milestones to be achieved as of such date, Lender shall not be obligated to fund any additional draws from the Initial Advance or any other Advance of the Loans.

          (d) With respect to each Advance of the Loans (other than the Initial Advance) requested in accordance with the Development Loan Budget, Lender shall receive written notice (an “Advance Request”) from Borrower by 10:00 a.m. New York City time at least twenty (20) days prior to the date of such Advance. Each Advance Request shall be for no less than Two Hundred Fifty Thousand Dollars ($250,000) and Borrower may only make one Advance Request every two calendar months; provided, however, that to the extent Borrower requests Advances on a quarterly basis rather than every two months, Lender may alter the frequency of such Advances in Lender’s sole discretion. In each Advance Request, Borrower shall (i) specify the aggregate amount of the Advances requested from Lender, (ii) include a Status Report, (iii) provide evidence satisfactory to the Lender demonstrating the achievement of any Development Milestones which are required pursuant to Section 3.2 to have been achieved by the relevant Funding Date, (iv) provide a reconciliation of the Development Loan Budget and the use of prior Advances and the anticipated uses of the requested Advance, (v) provide a detailed description and budget of Borrower’s intended use of the proceeds from the requested Advance which shall be subject to the satisfaction of Lender (and which description shall be deemed to be a covenant under this Agreement by Borrower to Lender of Borrower’s use of such proceeds), and (vi) all other information or evidence reasonably requested by Lender in connection with the Advances (which information will be provided promptly upon request, including when requested after issuance of such Advance Request). Notwithstanding anything herein to the contrary, (x) any internal costs of Borrower set forth in Borrower’s intended use of proceeds in any Advance Request shall comply with Schedule 2.4(d) and no portion of an Advance shall be used for any internal costs which deviate therefrom or for any internal or development costs for which Sea Breeze will be seeking reimbursement under Section 2.6(c)(ii) and (y) in no case shall more than Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) in the aggregate of the proceeds of the Loans (including the Initial Advance) be used to fund any internal costs of the Borrower. Each Advance Request shall be accompanied by a Borrower Certificate, dated as of the relevant Funding Date. Provided that Borrower has complied with the conditions set forth in Section 3.2, not later than 12:00 noon, New York City time, on the twentieth (20th) day after the delivery of the Advance Request and Borrower Certificate (the “Funding Date”), the Lender shall disburse the requested Advance in Dollars in immediately available funds into the Depositary Account (such date of disbursement, the “Disbursement Date”).

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          2.5 Interest.

          (a) From the relevant Funding Dates until paid in full, the outstanding Principal balance of the Loans shall bear interest at a rate of twenty percent (20%) per annum, compounded annually.

          (b) Interest under this Agreement shall be calculated on the basis of a year of 365 days for the actual number of days elapsed during the period for which interest is calculated. Interest shall be so calculated with respect to each day during such period by multiplying the outstanding Principal balance of the Loans on such day at the close of business on such day by a daily interest factor, which interest factor shall be calculated by dividing the interest rate per annum in effect on such day with respect to such Loans by 365.

          (c) It is the intention of the Parties to conform strictly to applicable usury laws and, anything herein or elsewhere to the contrary notwithstanding, the Obligations shall be subject to the limitation that Borrower shall not be required to pay, and Lender shall not be entitled to charge or receive, any interest to the extent that such interest exceeds the maximum rate of interest which Lender is permitted by applicable Law to contract for, charge or receive and which would not give rise to any claim or defense of usury. If, as a result of any circumstances whatsoever, performance of any provision hereof shall, at the time performance of such provision is due, violate applicable usury law, then, ipso facto, the obligation to be performed shall be reduced to the highest lawful rate, and if, from any such circumstance, Lender shall ever receive interest or anything which might be deemed interest under applicable Law which would exceed the highest lawful rate, the amount of such excess interest shall be applied to the reduction of the Principal amount owing on account of the Note or the amounts owing on other Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Obligations, such excess shall be refunded to Borrower.

          2.6 Repayment.

          (a) Borrower shall have no obligation to make any payment of Principal or interest on the Loans, or in respect of any Obligation (other indemnity obligations pursuant to Section 7.12 of this Agreement), prior to the Maturity Date.

          (b) On the Maturity Date, the following Obligations shall become due and payable by Borrower to Lender: (i) outstanding Principal of the Loans, (ii) accrued interest on the Loans, (iii) the Commitment Fee and (iv) any other accrued and unpaid Obligations (other than indemnity obligations pursuant to Section 5.1(c) and Section 7.12 of this Agreement or any other Obligation which has not been finally liquidated in amount, which shall become due and payable as provided in such Sections or otherwise in this Agreement).

          (c) Borrower and Lender agree that on the Financial Closing Date, the Available Financing Proceeds shall be used by Borrower to make the following payments in the following order of priority:

     (i) Lender shall receive full payment of the amounts set forth in Section 2.6(b) and any other accrued and unpaid Obligations;

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     (ii) Sea Breeze shall receive full reimbursement of its reasonable, documented unreimbursed development expenses in connection with the Project, which expenses (1) are expressly set forth on Schedule 2.6 and (2) are in compliance with Schedule 2.4(d) and Schedule 1.2, which expenses were previously provided to Lender in a monthly report pursuant to Section 5.1(e)(vii) and which are approved by the Lender in its sole discretion.

     (iii) The Overrun Protectors shall receive full reimbursement of the Overrun Amount made by the Overrun Protectors in the proportion made by SBX and BE, respectively; provided, however, that it shall be the responsibility of the Overrun Protectors to provide Borrower with the proportional amount due to each Overrun Protector; provided, further, that in the event that the Overrun Protectors do not provide Borrower with such proportionate amounts prior to the Funding Closing Date, Borrower shall be entitled to pay the entire Overrun Amount due to either Overrun Protector and shall have no further obligation to either Overrun Protector hereunder; and

     (iv) SBX and BE shall receive full payment of their development fee, in the amount of $5,000,000 each.

     (v) To the extent the lenders under the construction financing do not approve any amounts under the preceding Sections 2.6(c)(ii)-(iv) or any fees paid by Borrower to any investment bankers or financial advisors, then any amounts to be received by Sea Breeze, SBX or BE under this Section 2.6(c) shall be reduced dollar for dollar in proportion to such amounts not approved by the lenders under the construction financing.

          (d) All payments made by Borrower shall be made irrespective of, and without any reduction for, any set-offs or counterclaims.

          For purposes of clarity, in no case shall Borrower be reimbursed for any development expenses which do not comply with Section 2.6(c)(ii).

          2.7 Prepayments. Borrower shall have the right to prepay the Loans made by Lender hereunder, at par and without any premium, penalty or other additional charge, at any time; provided, however, that any refinancing by Borrower required to prepay the Loans shall be in an amount equal to or greater than that necessary to fully pay all amounts due under Section 2.6 and to fully finance the Project, shall be with a party reasonably acceptable to Lender and shall be subject to terms and conditions reasonably satisfactory to Lender. Borrower shall provide Lender written notice of its intent to exercise its rights under this Section 2.7(a) at least five (5) Business Days prior to taking such action. Any such prepayment shall be for the full amount of the Loans made by Lender, together with all interest, fees, charges and other Obligations owing to Lender. Upon any such prepayment, any remaining commitments of Lender under Section 2.1 shall immediately terminate and Lender shall no longer be a Lender under this Agreement, without any further action of the Parties. Notwithstanding anything herein to the contrary, upon any such prepayment, the Option and all rights of Lender set forth in Section 3.1(r) and Section 5.3 shall continue in full force and effect until the Option terminates pursuant to its terms.

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SECTION 3. CONDITIONS PRECEDENT

          3.1 Conditions Precedent to Initial Advance. In addition to the requirements set forth in Section 2.4(b) and Section 2.4(c), the obligation of Lender to make the Initial Advance to Borrower under this Agreement on the Effective Date is subject to the determination by Lender that the following conditions precedent have been fulfilled:

          (a) Note. Lender shall have received a Note duly executed by Borrower in an amount equal to the aggregate amount of Loans committed to under Section 2.1.

          (b) Development Loan Agreement and Equity Term Sheet. Each of this Agreement and the Equity Term Sheet shall have been executed and delivered on behalf of Borrower, each Sub, each Overrun Protector and General Partner.

          (c) Security Documents. Each of the Security Agreement and Guarantee shall have been duly executed and delivered by Borrower, each Sub and Sea Breeze. The Depositary Agreement shall have been duly executed and delivered by Borrower and Depositary Bank. The Pledge Agreement shall have been duly executed and delivered by each Limited Partner and General Partner. The Sub Pledge Agreement shall have been duly executed and delivered by the Borrower. Lender shall have received evidence satisfactory to Lender that the Lender has a valid and perfected first priority security interest in all of the Collateral. Each of Borrower, each Sub, each Limited Partner and General Partner shall have delivered to or caused to be delivered to Lender executed documents (including the financing statements on Form UCC-1 and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may deem necessary or advisable to perfect its Liens in the Collateral. Lender shall have received certified copies of UCC search reports listing all effective financing statements that name Borrower, each Sub, each Limited Partner or General Partner as debtor and that are filed in the jurisdictions in which the Collateral is located or in jurisdictions where a financing statement with respect to the Collateral would properly be filed, together with copies of such other financing statements (none of which shall cover the Collateral).

          (d) Representations and Warranties, Defaults and Judgments. Lender shall have received a certificate, in form and substance satisfactory to Lender, executed by an Authorized Officer of each of Borrower, each Sub, each Overrun Protector, each Limited Partner and General Partner dated the Effective Date to the effect that: (i) the representations and warranties made by Borrower, each Sub, each Overrun Protector, each Limited Partner and General Partner, as applicable, in this Agreement, the Note and the other Loan Documents or which are contained in any certificate, document or other statement of Borrower, each Sub, each Overrun Protector, each Limited Partner or General Partner, as applicable, furnished at any time under or in connection herewith or therewith shall be correct on and as of the Effective Date, and (ii) no Default or Event of Default shall have occurred, or shall be believed to have occurred, and be continuing on such date or after giving effect to the Advance to be made on such date or the application of the proceeds thereof.

          (e) Proceedings. Lender shall have received certificates, in form and substance satisfactory to Lender, executed by an Authorized Officer of Borrower, each Sub, each Overrun Protector , each Limited Party, General Partner and Sea Breeze dated the Effective Date

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indicating that each of Borrower, each Sub, each Overrun Protector, each Limited Partner, General Partner and Sea Breeze, as applicable, has the limited partnership, limited liability company, limited liability partnership or corporate, as applicable, power and authority to: (i) execute, deliver and perform the Loan Documents to which it is a party, (ii) consummate the transactions contemplated by the Loan Documents to which it is a party, (iii) in the case of Borrower, become obligated with respect to the Loans under this Agreement, (iv) in the case of each Sub and Sea Breeze, guarantee the Obligations under the Guarantee.

          (f) Documents. Each of Borrower, each Sub, each Overrun Protector, each Limited Partner, General Partner and Sea Breeze, as applicable, shall have delivered to Lender in form and substance satisfactory to Lender copies of:

     (i) the Certificate of Limited Partnership of Borrower, the Certificate of Formation of OCGP, the Certificate of Limited Partnership of OC, the certificate of incorporation for SBX, the certificate of limited liability partnership for BE, and the Certificate of Incorporation General Partner and, for the Borrower, each Sub, each Overrun Protector and General Partner, a certificate dated not more than fifteen (15) days prior to the Effective Date stating that Borrower, such Sub, such Overrun Protector or General Partner, as the case may be, is validly existing and in good standing on such date, all certified by the secretary of state of the state of such Parties’ formation;

     (ii) the limited partnership agreement of Borrower, certified as of the Effective Date by the secretary of Borrower;

     (iii) the limited partnership agreement of OC, certified as of the Effective Date by the secretary of OC;

     (iv) the operating agreement of OCGP, certified as of the Effective Date by the manager of OCGP;

     (v) the limited liability company agreement for BE, certified as of the Effective Date by the manager of BE;

     (vi) the memorandum of SBX, certified as of the Effective Date by the secretary of SBX;

     (vii) the bylaws of General Partner, certified as of the Effective Date, by the secretary of Limited Partner or General Partner, as applicable,

     (viii) all requisite resolutions of Borrower, each Sub, each Overrun Protector, each Limited Partner, General Partner and Sea Breeze and any other documents evidencing all actions taken by Borrower, each Sub, each Overrun Protector, each Limited Partner, General Partner and Sea Breeze, to authorize the execution and delivery of this Agreement and any other Loan Document requiring execution by Borrower, each Sub, each Overrun Protector, each Limited Partner, General Partner or Sea Breeze, as applicable, such resolutions to be certified as of the Effective Date

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by the secretary of Borrower, each Sub, each Overrun Protector, each Limited Partner, General Partner or Sea Breeze, as the case may be; and

     (ix) certificates, certified as of the Effective Date by the secretary of the Borrower, each Sub, each Overrun Protector, each Limited Partner, General Partner and Sea Breeze, as the case may be, setting forth the name and signature of each Authorized Officer (Lender may rely conclusively on such certification until it receives notice in writing to the contrary).

All of the foregoing documents relating to Borrower shall hereinafter be referred to as “Borrower Organizational Documents”; all of the foregoing documents relating to Overrun Protector shall hereinafter be referred to as “Overrun Protector Organizational Documents”; all of the foregoing documents relating to the Subs shall hereinafter be referred to as “Subs Organizational Documents”; and all of the foregoing documents relating to General Partner shall hereinafter be referred to as “General Partner Organizational Documents”.

          (g) Process Agent. Evidence that National Corporate Research, Ltd., or such other Person as is acceptable to Lender, has agreed to serve as the agent of Borrower, each Sub, each Limited Partner, each Overrun Protector and General Partner for receipt of service of process in the State of New York, and that the fees of such agent have been paid in advance for at least eighteen (18) months.

          (h) Legal Opinions. The Lender shall have received an executed original of a written legal opinion of Bernstein, Shur, Sawyer & Nelson, counsel for Borrower, OC, OCGP, the Limited Partners and the Overrun Protectors, in the form satisfactory to Lender and its counsel dated as of the Effective Date and addressed to Lender.

          (i) [Reserved].

          (j) No Adverse Actions. There shall not be pending or, to the knowledge of Borrower, each Sub, each Overrun Protector, each Limited Partner or General Partner, threatened in writing, any action, suit, proceeding, governmental investigation, or arbitration against or affecting Borrower, any Subsidiary of Borrower, either Overrun Protector, either Limited Partner or General Partner or any property of Borrower, any Subsidiary of Borrower, either Overrun Protector, Limited Partner or General Partner that has not been disclosed to Lender by Borrower, any Sub, either Overrun Protector, either Limited Partner or General Partner, in writing, and there shall have occurred no development in any such action, suit, proceeding, governmental investigation, or arbitration that, in the reasonable opinion of Lender, could reasonably be expected to have a Material Adverse Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit, or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the making of the Loans hereunder.

          (k) Management Plan. Borrower shall have delivered to Lender a comprehensive management plan in form and substance reasonably satisfactory to Lender detailing, among other things, Borrower’s plan for the management of the development and construction phase and for

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the hiring of additional Key Management Personnel and other personnel (the “Management Plan”).

          (l) Depositary Account Authorized Signatories. Borrower shall have delivered to Lender an executed copy of the Depository Bank’s form regarding the individuals authorized to sign any documentation regarding, or withdraw funds from, the Depositary Account in form and substance satisfactory to Lender.

          (m) Project Permits. Borrower shall have filed the applications for the Project Permits set forth on Schedule 3.1(m)(i), all on terms and conditions satisfactory to Lender.

          (n) Project Contracts. Borrower shall have entered into the Project Contracts set forth on Schedule 3.1(n), all on terms and conditions satisfactory to Lender.

          (o) Transfer of Assets. All tangible and intangible assets and property necessary for or otherwise related to the Project (the “Project Assets”), including but not limited to those assets set forth on Schedule 3.1(o), and as are in existence as of the Effective Date, shall have either been transferred to Borrower or OC or the owner of such Project Assets shall have entered into assignment agreements and bills of sale with the Borrower and OC pursuant to which such owner of Project Assets shall transfer certain Project Assets immediately upon its receipt of any consents required to transfer such Project Assets, and the Project Assets are owned by, or upon such subsequent transfer will be owned by, and held in the name of, Borrower or OC.

          (p) Open Season Process Description. Lender shall have received from Borrower a detailed description and process of Borrower’s schedule and agenda for completion of an “open season” process satisfactory to Lender and Borrower shall have entered into an agreement with a third party consultant to assist Borrower in the “open season” process, the identity of such consultant and the terms of such agreement to be satisfactory to Lender.

          (q) Market Study. Borrower shall have caused to be completed a market study of the Project in form and substance satisfactory to Lender. Lender agrees that the market study of ZE PowerGroup Inc. dated February 28, 2005 and heretofore delivered to Lender is satisfactory to satisfy this condition.

          (r) Board of Directors. Pursuant to Borrower’s Organizational Documents and the General Partner’s Organizational Documents, Lender shall have the right to designate two representatives to the board of directors of the General Partner and such board of directors shall not have more than four members until the energization of the Project after which the number of members of the board of directors shall be more than four.

          (s) Development Milestones. On the date of any Advance that is part of the Initial Advance, Borrower shall have achieved to the satisfaction of the Lender, all Development Milestones on Schedule 1.3 that should have been achieved by such date.

          3.2 Conditions Precedent to Each Subsequent Advance. The obligation of Lender to make any Advance hereunder after the Initial Advance shall be subject to the reasonable determination of Lender that each of the following conditions precedent have been fulfilled; provided that, in the event that any such condition precedent is not met, as determined by

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Lender, then Lender may waive the requirement that such condition precedent be satisfied and fund the applicable Advance:

          (a) Representations. All of the representations and warranties of Borrower, each Sub, each Limited Partner and General Partner contained in this Agreement shall be true and correct on the date of each such Advance, as though made on and as of such date, except to the extent the Project Pro Formas or any financial statements relate to a particular point in time.

          (b) Defaults and Events of Default. No event or circumstance shall have occurred and be continuing, or would result from the Advances or the application of the proceeds thereof, which constitutes a Default or an Event of Default.

          (c) Compliance with Development Loan Budget. Borrower’s aggregate development costs and expenses as of the requested Funding Date shall not exceed the projected aggregate amount thereof set forth in the Development Loan Budget and Borrower shall otherwise be in compliance with the Development Loan Budget.

          (d) Advance Request. Borrower shall have submitted an Advance Request and a Borrower Certificate in accordance with Section 2.4(d), each in form and substance reasonably satisfactory to Lender and the Independent Engineer.

          (e) Absence of Material Impairment. No event, circumstance or fact or set of events, facts or circumstances has occurred or exists that could, in Lender’s judgment, reasonably be expected to cause a Material Impairment.

          (f) Development Milestones. With respect to any Advance other than the Initial Advance, the Development Milestones numbered 1 through 18 in Schedule 1.3 shall have been achieved to the satisfaction of Lender. In addition, on the date of any Advance, Borrower shall have achieved to the satisfaction of Lender, all Development Milestones under Schedule 1.3 that should have been achieved by the date set forth for such Development Milestone on such schedule.

          (g) Long Term Capacity Agreements. Borrower shall have entered into LTCAs with the successful bidders of the “open season” process (which party or parties shall be acceptable to Lender) for the most important “open season” products, all in form and substance satisfactory to Lender, as of December 31, 2005, which LTCAs shall remain in full force and effect thereafter.

          (h) Use of Proceeds. Borrower shall have delivered to Lender evidence demonstrating the use of all prior proceeds from Loans previously funded, which evidence shall be satisfactory to Lender and shall include copies of all invoices for all expenses paid with Loan Proceeds. Lender shall have approved the use of proceeds set forth in the Advance Request, in its sole discretion, taking into account Lender’s assessment of the overall status of the Project.

          (i) Key Management Personnel. Borrower shall have retained or caused to be retained through its Subsidiaries, through employment or management contract (i.e., independent contractors), all of its Key Management Personnel, except where non-retention thereof could not, in Lender’s judgment, reasonably be expected to have a Material Adverse Effect. Each Key

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Management Personnel shall be devoting as much professional time and attention to the Project as is reasonably necessary, in Lender’s reasonable judgment, to complete such Key Management Personnel’s services for the Borrower.

          (j) No Adverse Actions. There shall not be pending or, to the knowledge of Borrower, any Sub, either Overrun Protector, either Limited Partner or General Partner threatened in writing, any action, suit, proceeding, governmental investigation, or arbitration against or affecting Borrower or any of its Subsidiaries, either Overrun Protector, either Limited Partner or General Partner or any property of Borrower or any of its Subsidiaries, either Overrun Protector, either Limited Partner or General Partner that has not been disclosed to Lender by Borrower, any Sub, either Overrun Protector, either Limited Partner or General Partner, in writing, and there shall have occurred no development in any such action, suit, proceeding, governmental investigation, or arbitration that, in the opinion of Lender, could reasonably be expected to have a Material Adverse Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit, or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the making of the Loans hereunder.

SECTION 4. REPRESENTATIONS AND WARRANTIES

          In order to induce Lender to enter into this Agreement, to make the Loans, each of Borrower, any Sub, each Overrun Protector and General Partner hereby jointly and severally represents and warrants to Lender on the Effective Date and on the date of each Advance that:

          4.1 Existence; Compliance with Law. (a) Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) OC is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; (c) OCGP is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; (d) Boundless Energy NW, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (e) SBJF Holding Corp. is a corporation duly formed, validly existing and in good standing under the laws of British Columbia; (f) General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (g) SBX is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia; (h) BE is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Maine; (i) each of Borrower, any Sub, each Overrun Protector, each Limited Partner and General Partner has the limited partnership, limited liability company, unlimited liability company or corporate, as applicable, power and authority to own its property and assets and conduct the business in which it is currently engaged and presently proposes to engage; and (j) each of Borrower, any Sub, each Overrun Protector, each Limited Partner and General Partner is qualified to do business as a foreign limited partnership or foreign corporation, as applicable, and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification. Each of the Borrower Organizational Documents, Subs Organizational Documents, General Partner Organizational Documents, Limited Partners Organizational Documents and each Subsidiary Organizational Documents as

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delivered to Lender pursuant to Section 3.1(f) or Section 5.1(n), as applicable, are true, correct and complete and have not been amended or otherwise modified.

          4.2 Power, Authorization; Enforceable Obligations. Each of Borrower, Borrower’s Subsidiaries, each Overrun Protector, each Limited Partner and General Partner has full limited partnership, limited liability company, unlimited liability company or corporate, as applicable, power and authority to make, deliver and perform the Loan Documents and the Project Contracts to which it is a party and to become obligated with respect to borrowings and other Obligations hereunder and thereunder, and has taken all action necessary to be taken by it to authorize such borrowings, its Obligations hereunder and under the Loan Documents to which it is a party, and to authorize the execution, delivery and performance of the Loan Documents and the Project Contracts to which it is a party. No consent, waiver, authorization of or filing with any Person is required in connection with the borrowings or other Obligations hereunder or the execution, delivery, performance by, or the validity or enforceability against Borrower, Borrower’s Subsidiaries, either Overrun Protector, either Limited Partner or General Partner of the Loan Documents and the Project Contracts to which it is a party, that has not been obtained and is final, in full force and effect and non-appealable. Each of the Loan Documents has been duly executed and delivered on behalf of the Borrower, Borrower’s Subsidiaries, each Overrun Protector, each Limited Partner and General Partner, as applicable, and the Loan Documents and the Project Contracts constitute legal, valid and binding obligations of Borrower, Borrower’s Subsidiaries, each Overrun Protector, each Limited Partner and General Partner, as applicable, enforceable against Borrower, Borrower’s Subsidiaries, each Overrun Protector, each Limited Partner and General Partner, as applicable, in accordance with their respective terms, except as enforceability may be limited by general equitable principles or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

          4.3 No Legal Bar. None of the execution, delivery or performance of the Loan Documents, the Project Contracts, the borrowings hereunder, the use of the proceeds thereof or the consummation of the transactions contemplated hereunder or thereunder, nor compliance with the terms and provisions hereof or thereof, do or will (i) contravene or violate any provisions of the certificate of formation, the operating agreement, the certificate of incorporation, the bylaws or other organizational documents of Borrower, any of Borrower’s Subsidiaries, each Overrun Protector, either Limited Partner or General Partner, or any applicable provision of Law, including the provisions of the PUCHA and the rules and regulatory thereunder, or (ii) conflict with, or result in any breach of any of the terms and conditions of any lease, contract or agreement to which Borrower, any of Borrower’s Subsidiaries, each Overrun Protector, either Limited Partner or General Partner is subject or by which it or its properties are bound, or result in or require the creation or imposition of any Lien (other than Liens in favor of Lender) on any of its properties or revenues pursuant to any requirement of Law or contractual obligation.

          4.4 No Litigation. No investigation by or litigation, action, claim, judgment, complaint, notice of violations, injunctions, orders, decrees, directives, suits or proceedings before any court, tribunal, arbitrator, mediator, referee or Governmental Authority is pending, nor to the knowledge of Borrower, any Sub, each Overrun Protector, either Limited Partner or General Partner, is any of the foregoing threatened by or against Borrower, any of Borrower’s

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Subsidiaries, each Overrun Protector, either Limited Partner or General Partner, or against any of its respective properties or revenues: (a) with respect to the Loan Documents, the Project Contracts, or any of the transactions contemplated hereby or thereby, or (b) arising after the date of this Agreement that could be reasonably expected to have a Material Adverse Effect.

          4.5 Indebtedness. Except for the Indebtedness incurred pursuant to this Agreement, each of Borrower, Borrower’s Subsidiaries, Limited Partners and General Partner has no Indebtedness.

          4.6 Ownership of Property; Liens. (a) Each of Borrower, Borrower’s Subsidiaries, the Overrun Protectors, Limited Partners and General Partner has good and indefeasible title to, and is the sole owner of, all of its respective properties and assets and none of such property is subject to any Lien, other than the Lien of Lender created under the Loan Documents and the Permitted Liens. All tangible and intangible assets and property necessary for or otherwise related to the Project and as are in existence as of the date of the making of this representation are owned by Borrower and its Subsidiaries, as applicable. All Project Permits, contracts, agreements, authorizations and other rights in respect of or otherwise related to the Project that have been issued, or have been entered into or are in existence as of the date of the making of this representation have been issued in the name of, or have been entered into and are owned by Borrower or its Subsidiaries.

          (a) The Security Documents constitute a valid and continuing first Lien on and first security interest in the Collateral in favor of Lender, free and clear of all other Liens in favor of others and rights of others (other than the Permitted Liens) and prior to all other Liens in favor of others and rights of others (other than Permitted Liens which have priority over the Liens of the Security Documents by operation of law), and are enforceable as such as against creditors of and purchasers from Borrower, any Subsidiary of Borrower, each Limited Partner or General Partner, as applicable, or and as against any owner of the real property where any of the Collateral is located and as against any purchaser of such real property and any present or future creditor obtaining a Lien on such real property. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

          (b) This Agreement, the Security Documents, and the filing of the financing statements on Form UCC-1 in the offices and locations described in Schedule 4.6(c) attached hereto will create and perfect the Lender’s first priority security interest in the Collateral. No further action will be required to maintain and preserve, or effectively to put other Persons on notice of, such Lien and security interests other than the filing of continuation statements required by the UCC.

          4.7 Investment Company Act. Borrower is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

          4.8 Margin Securities. Neither Borrower nor any of its Subsidiaries is engaged and will not, and Borrower shall not permit it Subsidiaries to, engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under

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Regulations G and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any loans hereunder will be used for “purchasing” or “carrying” any “margin stock” or otherwise that might violate Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.”

          4.9 Subsidiaries. Borrower does not have any direct or indirect Subsidiaries other than the Subs. Borrower does not have any direct or indirect Subsidiaries for which it has not received prior written consent from Lender to acquire or create. No Sub has any direct or indirect Subsidiaries.

          4.10 Possession of Franchises, Licences, etc. Neither Borrower nor any of its Subsidiaries is in violation of any Project Permit or any Law to which it or any of its properties is subject, except for violations that, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. Attached hereto on Schedule 4.10 is a true, correct and complete list, and a description of the status thereof, of all franchises and Project Permits that are necessary for the due execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents and the Project Contracts to which it is a party and for the design, construction, ownership and operation of the Project. There are no pending actions, suits or proceedings seeking to revoke, rescind, suspend, alter or annul any such Project Permit, and there are no claims, notices or investigations for any such purpose pending or threatened. Borrower and its Subsidiaries have obtained all necessary approvals, if any, required under any applicable Laws for the execution and delivery of this Agreement and the other Loan Documents to which it is a party and has or will have obtained (on or prior to the time it is required to do so under such any applicable Laws) all such approvals necessary for the performance of this Agreement and the other Loan Documents to which it is a party.

          4.11 Financial Statements. The Project Pro Formas represent Borrower’s good faith estimate, as of the Effective Date, of the projections of Borrower for the Project. The Development Loan Budget represents Borrower’s good faith estimate of all costs and expenses projected to be incurred in order to achieve Financial Close on or before June 30, 2006. The Construction Loan Budget represents Borrower’s good faith estimate of all costs and expenses projected to be incurred in connection with the design and construction of the Project.

          4.12 Full Disclosure. No representation or warranty of Borrower, any Sub, either Overrun Protector, either Limited Partner or General Partner contained in any Loan Document, the Project Pro Formas, the Development Loan Budget or any other document, certificate or written statement furnished to Lender by or on behalf of the Borrower, any Sub, either Overrun Protector, either Limited Partner or General Partner for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to Borrower, any of Borrower’s Subsidiaries, either Overrun Protector, either Limited Partner or General Partner that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates, and statements furnished to Lender for use in connection with the transactions contemplated hereby.

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          4.13 No Default. No event has occurred, or is believed to have occurred, and is continuing that constitutes a Default or an Event of Default.

          4.14 Project Contracts. Attached hereto on Schedule 4.14 is a true, correct and complete list of the Project Contracts executed by Borrower or any Subsidiary. Borrower has provided Lender with a true, correct and complete copy of all Project Contracts. Neither Borrower (or any of its Subsidiaries) nor any party to any Project Contract is in default in any respect under any Project Contract.

          4.15 Taxes. All tax returns and reports required to be filed by, or with respect to, Borrower and any of its Subsidiaries, Limited Partners or General Partner in any jurisdiction have been filed (or appropriate extensions obtained) and Borrower, each of Borrower’s Subsidiaries, each Limited Partner or General Partner, as applicable, has paid all taxes, assessments, fees and other governmental charges (“Taxes”) upon Borrower, Borrower’s Subsidiaries, such Limited Partner or General Partner, as applicable, upon any of its properties, income or franchises that have became due, and no tax Liens have been filed and no claims are being asserted against Borrower, each of Borrower’s Subsidiaries, each Limited Partner or General Partner or any of its respective properties or assets. All tax returns and reports filed by or on behalf of Borrower, each of Borrower’s Subsidiaries, each Limited Partner or General Partner are true, correct and complete, and there are no tax sharing arrangements that will require any payment by Borrower, any of Borrower’s Subsidiaries, each Limited Partner or General Partner.

          4.16 Environmental Matters. Schedule 1.5 contains a complete list of all Project Permits that may be required, are required or are anticipated to be issued to Borrower and each of Borrower’s Subsidiaries relating to Environmental Matters. Borrower is in the process of obtaining all Project Permits listed on Schedule 1.5 and is meeting all Development Milestones set forth in Schedule 1.3. Neither Borrower nor any of its Subsidiaries is, has been, or will be in violation of any Environmental Law which violation could reasonably be expected to result in a liability to the Lender or a liability to Borrower or any of Borrower’s Subsidiaries or their respective properties and assets or in an inability of Borrower or any of Borrower’s Subsidiaries to perform its obligations under the Loan Documents or to obtain any of the Project Permits. Neither Borrower nor any of its Subsidiaries has, nor, to Borrower’s and the Subs’ knowledge, has any other Person used, Released, generated, manufactured, or produced any Hazardous Substances in connection with the Project, nor are there Hazardous Substances present on any property owned, operated or leased by Borrower or any of its Subsidiaries that could reasonably be expected to subject the Lender to liability, or Borrower or any of Borrower’s Subsidiaries to liability, under any Environmental Law.

          4.17 Employee Benefit Plans. Neither Borrower nor any ERISA Affiliate maintains, contributes to, has incurred, or has any liability, contingent or otherwise, with respect to any Employee Benefit Plan.

          4.18 Documents. The documents set forth in Schedule 4.18 attached hereto, together with such other contracts, agreements, letters of intent, understandings and instruments entered into in accordance therewith comprise all of the contracts, agreements, letters of intent, understandings, and instruments to which Borrower or any of Borrower’s Subsidiaries is a party

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or by which Borrower or any of Borrower’s Subsidiaries, or their respective properties, are bound (including all amendments, supplements, waivers, letter agreements, interpretations and other documents amending, supplementing or otherwise modifying or clarifying such agreements and instruments). Borrower has delivered to Lender true, correct and complete copies of all of the documents listed on Schedule 4.18.

SECTION 5. COVENANTS AND CONTINUING AGREEMENTS

          5.1 Affirmative Covenants. Each of Borrower and the Subs covenants and agrees that, unless Lender shall otherwise consent in writing, until the termination of this Agreement:

          (a) Maintenance of Existence. Borrower and each Sub will, and Borrower will cause each of its Subsidiaries to, preserve and maintain at all times its legal existence.

          (b) Books, Records and Inspections. Borrower each Sub shall, and Borrower shall cause each of its Subsidiaries to (i) keep proper books and records and account in which full, true and correct entries in conformity with GAAP and all requirements of Law shall be made of all dealings and transactions in relating to its business and activities and (ii) permit any officer, employee or agent of Lender at any time, upon reasonable notice, to visit and inspect any of the properties of Borrower, the Subs or any other of Borrower’s Subsidiaries and discuss the affairs, finances and accounts of Borrower, the Subs or any of Borrower’s other Subsidiaries with its executive officers and independent public accountants (and Borrower and each Sub hereby authorize such independent public accountants to discuss Borrower’s, each Sub’s and any other of Borrower’s Subsidiaries’ financial matters with any such Person whether or not a representative of Borrower, a Sub or Borrower’s Subsidiary, as applicable, is present), all at such reasonable times during normal business hours and as often as Lender may reasonably request. In addition, Lender shall also be entitled, upon reasonable notice, to examine Borrower’s, each Sub’s and each of Borrower’s Subsidiaries’ books of record and accounts, take copies and abstracts therefrom, conduct an audit of such books of record and account and of Borrower’s consolidated operations, all at such reasonable times during normal business hours and as often as Lender may desire.

          (c) Environmental Indemnity. Borrower agrees to indemnify and to defend and hold Lender and its owners, officers, directors, employees, representatives, agents and Affiliates (each an “Indemnified Party”), harmless against, and agrees to promptly pay on demand or reimburse each of them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses of any and every kind or nature whatsoever (excluding, however, all claims, demands, causes of action, loss, damage, liabilities, costs and expenses of an Indemnified Party that arise from or relate to the willful misconduct or the gross negligence of such Indemnified Party), by reason of or arising out of or in any way related to: (a) the breach of any representation, warranty or covenant as set forth herein regarding Environmental Laws, (b) any liability arising under any Environmental Laws, and (c) the failure of Borrower or any of its Subsidiaries to perform any obligation required to be performed pursuant to Environmental Laws (collectively “Environmental Indemnity Matters”). Without limiting the generality of the foregoing, Borrower shall be obligated to pay or reimburse each Indemnified Party for all out-of-pocket costs and expenses (including, without limitation, attorneys’ and consultants’ fees and expenses) incurred by such Indemnified Party arising out of any Environmental Indemnity

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Matters at the time such costs and expenses are incurred or upon written demand therefor. The provisions of this Section 5.1(c) shall survive the final payment of all of the Obligations and the termination of this Agreement and shall continue thereafter in full force and effect.

          (d) Compliance with Laws and Preservation of Rights and Properties. Borrower and each Sub will, and Borrower shall cause each of its Subsidiaries to, remain in compliance with all Laws (including all Environmental Laws) and Project Permits, and otherwise do or cause to be done all things necessary to preserve and keep in full force and effect all rights and franchises necessary to the conduct of its business, in each case except to the extent being contested by Borrower or its applicable Subsidiary in good faith and except where failure to do so would not be reasonably expected to have a Material Adverse Effect. Borrower and each Sub will, and Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect at all times the Project Contracts and the Project Permits necessary to the conduct of its business and perform its obligations under the Project Contracts and the Project Permits, in each except where failure to do so would not be reasonably expected to have a Material Adverse Effect; to continue to conduct its business substantially as now proposed to be conducted and to diligently pursue the further development of the Project; and at all times to maintain, preserve and protect all property necessary to the conduct of its business and keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all repairs, renewals, replacements, betterments and improvements thereto as may be necessary to the conduct of its business.

          (e) Financial Information, Reports, Notices, etc. Borrower and each Sub will furnish or cause to be furnished to Lender copies of the following financial statements, reports, notices and information:

     (i) within thirty (30) days of the Effective Date, and, thereafter, as soon as available and in any event within fifteen (15) days after the end of each of calendar month, a balance sheet of Borrower and each Sub as of the end of such month, certified as complete and correct by an Authorized Officer of Borrower and the applicable Sub;

     (ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower and each Sub, a copy of the balance sheet of Borrower and each Sub and the related statements of partners’ or members’, as applicable equity for such fiscal year, reviewed by independent public accountants reasonably acceptable to the Lender;

     (iii) concurrently with the delivery of the financial information pursuant to clauses (i) and (ii), a certificate, executed by an Authorized Officer of the Borrower, stating that no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred, specifying the details of such Default or Event of Default and the action that Borrower has taken or proposes to take with respect thereto);

     (iv) within ten (10) Business Days after the end of each month, a status report regarding the Project (including, (A) the status of negotiations of all Project Contracts and a list of all contracts, subcontracts and agreements that Borrower or any of Borrower’s

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Subsidiaries is negotiating or which are subject to Borrower’s or any of Borrower’s Subsidiaries’ approval (including a brief description thereof), (B) the status of all Real Estate Rights, (C) the status of all Project Permits, (D) sufficient data and detail to allow Lender to analyze the Project’s development, progress and anticipated economics on an ongoing basis, (E) a description of any event or circumstance that would reasonably be expected to cause a Material Impairment or a Material Adverse Effect and (F) a reconciliation of budgeted expenditures to date under the Development Loan Budget to actual expenditures to date, together with a narrative explanation of any material variances) (the “Status Report”); provided, that Borrower shall not be required to deliver such Status Report if it has provided a Status Report regarding Project to the Lender as part of an Advance Request delivered by Borrower pursuant to Section 5.2 within the thirty (30) days preceding the date such report would otherwise be due hereunder;

     (v) as soon as possible and in any event within three (3) Business Days after Borrower obtains knowledge of the occurrence of a Default or Event of Default, a statement of an Authorized Officer of Borrower setting forth the details of such Default or Event of Default and the action which Borrower has taken and proposes to take with respect thereto;

     (vi) upon request of Lender from time to time, a summary of all invoices accounting for any development cost in excess of $5,000 paid with the proceeds of a Loan (which summary may be included in the Status Report described in clause (iv) above);

     (vii) within five (5) Business Days after the end of each month, a report detailing all Borrower’s internal development costs, breaking down those reimbursed with the proceeds of an Advance as permitted in Section 2.4(b) and Section 2.4(d) and those for which Borrower will seek reimbursement pursuant to Section 2.6(c)(ii), in sufficient detail satisfactory to Lender;

     (viii) five (5) Business Days prior to the execution, filing or submission to the applicable Governmental Authority thereof, copies of each proposed amendment, modification or supplement to any Project Contract or Project Permit (or application therefor) which Borrower believes will not materially amend, modify or supplement such Project Contract or Project Permit;

     (ix) as soon as possible and in any event within five (5) days after Borrower or a Sub obtains knowledge of the occurrence of a termination of or breach by any Person under any Project Contract, a statement of the chief executive, financial or accounting Authorized Officer of Borrower setting forth the details of such breach and the action which Borrower or the applicable Sub has taken and proposes to take with respect thereto;

     (x) as soon as possible and in any event within five (5) days after the Borrower or a Sub obtains knowledge of any impairment, revocation, withdrawal, expiration, or non-renewal of any Project Permit, a statement of the chief executive, financial or accounting Authorized Officer of Borrower setting forth the details of such impairment, revocation, withdrawal, expiration, or non-renewal and the action which Borrower or the applicable Sub has taken and proposes to take with respect thereto;

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     (xi) as soon as possible and in any event within five (5) days after Borrower or a Sub obtains knowledge of the commencement of any litigation, action, proceeding or labor controversy affecting Borrower, any of Borrower’s Subsidiaries or the Project, notice thereof and, to the extent Lender requests, copies of all pleadings and documentation relating thereto; and

     (xii) such other financial and other information as Lender may from time to time reasonably request.

          (f) Insurance. No later than fifteen (15) days after the Effective Date, the General Partner of the Borrower shall determine the type and amount of liability insurance that Borrower and its Subsidiaries will need to maintain with respect to themselves and their property. Immediately thereafter but in any case within thirty (30) days after the Effective Date, Borrower and its Subsidiaries shall obtain customary insurance policies from financially sound and reputable insurance companies against loss and damage in form and substance reasonably acceptable to Lender and Borrower shall deliver to Lender copies of such insurance policies as soon as they become available. Without limiting any of the foregoing, all insurance policies required pursuant to this Section shall (i) name the Lender as additional insured, and provide that no cancellation or modification of the policies will be made without thirty (30) days’ prior written notice (or ten (10) days’ prior written notice with respect to failure to pay the premium), to the Lender and (ii) be in addition to any requirements to maintain specific types of insurance contained in the Project Contracts. After issuance, Borrower and its subsidiaries shall keep all Insurance Policies in full force and effect.

          (g) Project Contracts; Project Permits.

          (i) Borrower and each Sub shall, and Borrower shall cause each of its Subsidiaries to, perform and observe all of its material covenants and obligations contained in the Project Contracts to which it is a party and shall take all reasonable and necessary action to prevent the termination of any such Project Contract. Borrower shall provide Lender with updated drafts of the Project Contracts during the negotiation thereof, promptly as such drafts become available and otherwise as Lender may from time to time request. Borrower shall provide Lender with true, correct and complete copies of all Project Contracts, together with any amendments, waivers or other modifications thereto.

          (ii) Borrower and each Sub shall, and Borrower shall cause each of its Subsidiaries to, diligently work to obtain all Project Permits in accordance with the Development Milestones Schedule. Borrower shall provide Lender copies of all applications, draft permits, correspondence, meeting notes and final permits related to the Project Permits.

          (h) Financing Plan. Borrower shall provide Lender with a financing plan for the Project in form and substance reasonably satisfactory to Lender, including any construction and/or term financing, subordinated debt and preferred equity, promptly after such financing plan becomes available and in any event not later than March 1, 2006. In connection with such plan, Borrower shall use its reasonable efforts to obtain construction financing the terms of which include the ability to prepay, without penalty, such financing upon the occurrence of a default

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that leads to lenders thereunder to cease funding the loans. Borrower shall keep Lender advised of the status of discussions relating to the engagement of an arranger for any financing contemplated in such financing plan, and shall consult with Lender with respect to the selection of such arranger prior to such selection.

          (i) Project Completion. Borrower shall diligently pursue, to Lender’s reasonable satisfaction, completion of the development of the Project in accordance with the Development Milestone Schedule, the Development Loan Budget and the Project Contracts. Borrower shall diligently and timely implement the Management Plan.

          (j) Separateness. Borrower shall by the earlier to occur of (i) the date sixty (60) days after the date of this Agreement and (ii) the date of the second Advance comply with the separateness covenants set forth on Schedule 5.1(j). Promptly and in no event more than ten (10) Business Days, after Lender shall request, Borrower shall amend its limited partnership agreement to incorporate the separateness covenants set forth on Schedule 5.1(j) therein and to provide for an independent special member the vote of whom shall be required in order to commence or acquiesce in any Event of Bankruptcy with respect to Borrower and who shall consider, to the extent permitted by Law, only the interests of Lender in casting any such vote, in form and substance reasonably satisfactory to Lender.

          (k) Changes in Development Loan Budget. In the event Borrower determines that the aggregate costs and expenses for the further development of the Project from March 4, 2005 through June 30, 2006 are reasonably likely to exceed to the aggregate amount of such costs and expenses set forth in the effective Development Loan Budget, or in the event that Financial Close has not occurred by July 1, 2006, then Borrower shall submit a revised Development Loan Budget to Lender for its review and approval. Upon approval by Lender, such revised Development Loan Budget shall become the effective Development Loan Budget under this Agreement. Such approval shall in no event increase or otherwise modify the commitment of Lender to make Advances under this Agreement, or change any conditions precedent to Lender’s obligation to make Advances hereunder.

          (l) Further Assurances. Borrower and each Sub shall, and Borrower shall cause each of its Subsidiaries to, take all such further actions and execute all such further documents and instruments as Lender may at any time reasonably determine to be necessary for the better assuring and confirming for Lender of all or any part of the security for the Obligations given or purported to be given by Borrower, each Sub or any of Borrowers other Subsidiaries pursuant to the Security Documents to which it is a party, including the perfection thereof.

          (m) Mortgage. In the event that Borrower or any of its Subsidiaries acquires an interest in real property, Borrower or such Subsidiary shall promptly enter into a Mortgage with Lender pursuant to which Lender shall obtain a first priority Lien (subject only to Permitted Liens) in all of the rights of Borrower or such Subsidiary in and to such real property and make all recordings and filings and pay all fees, charges and taxes necessary to perfect such Lien.

          (n) Property. Prior to purchasing, leasing or otherwise obtaining rights to any property, Borrower will perform, or cause its Subsidiaries to perform, a standard Phase I ASTM environmental assessment that demonstrates there are no Hazardous Substances on such property

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or other conditions on such property which may give rise to liabilities under any Environmental Laws. Borrower shall not, and shall not permit any of its Subsidiaries to, operate, use, purchase, lease or otherwise obtain right to use any property that has been the subject of a release of Hazardous Substances.

          (o) Subsidiaries. Contemporaneously with the creation or acquisition of any Subsidiary of the Borrower after the Effective Date, including, without limitation the creation of the Canadian Subsidiary under Section 5.1(q), the Borrower shall:

          (i) Grant or cause to be granted to Lender, a perfected, first priority security interest in all the equity interests of such Subsidiary owned by the Borrower or any Subsidiary of the Borrower (to the extent such equity interests were not previously pledged to the Lender) and any other Person that owns or will acquire any equity interests in such Subsidiary;

          (ii) Cause each such Subsidiary to guarantee the payment and performance of the Obligations by executing and delivering to Lender a joinder to the Guarantee;

          (iii) Cause each such Subsidiary to execute and deliver to Lender a security agreement and such other security documents, in form and substance acceptable to Lender, as Lender may request to grant Lender a perfected, first priority Lien on all the property (whether real, personal or mixed, tangible or intangible, owned or later acquired) of such Subsidiary;

          (iv) Deliver to Lender: (A) all organizational documents of such Subsidiary, which documents shall be in form and substance acceptable to Lender (collectively, the “Subsidiary Organizational Documents”), and (B) all requisite resolutions of such Subsidiary, and any other documents evidencing all actions taken by such Subsidiary, to authorize the execution and delivery of the Security Documents to which it is a party, such resolutions to be certified as of the effective date of such Security Documents by the secretary of such Subsidiary; and

          (v) Take, or cause the Subsidiary to take, such other actions as Lender may require therewith.

          (p) Key Management Personnel. Borrower shall cause the Key Management Personnel to devote as much professional time and attention to the Project as is reasonably necessary, in Lender’s reasonable judgment, to complete such Key Management Personnel’s services for the Borrower.

          (q) Canadian Subsidiary. No later than thirty (30) days after written notice from Lender, Borrower shall form a new wholly-owned unlimited limited liability company under the laws of Nova Scotia (the “Canadian Subsidiary”). Upon formation of the Canadian Subsidiary, all assets of the Project located in Canada, including, without limitation, any Project Permits or applications therefor, issued by, or filed with any Canadian Governmental Authority held by Borrower or any of its Subsidiaries, shall be transferred to the Canadian Subsidiary.

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          (r) Project Pro Formas. No later than seven (7) days after the Closing Date, Borrower shall deliver to Lender a revised Schedule 1.6, in a form and substance satisfactory to Lender, which shall constitute the Project Pro Formas after such delivery.

          5.2 Negative Covenants. Borrower and each Sub covenants and agrees (and, for purposes of Section 5.2(s), each Limited Partner and General Partner covenants and agrees) that, unless Lender shall otherwise consent in writing, until the termination of this Agreement.

          (a) Debt. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable for any Indebtedness except as provided herein or Permitted Debt. No Sub shall create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable for any Indebtedness.

          (b) Liens. Neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist a Lien against, security interest in or other encumbrance on any of the property or assets now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for Liens created or permitted under this Agreement, the Note, the Security Documents and the other Loan Documents or Permitted Liens.

          (c) Mergers, Consolidations, etc. Neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to (i) consolidate with or merge into or acquire any Person or permit any other Person to consolidate with or merge into or acquire Borrower or such Subsidiary, (ii) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or (iii) enter into any partnership or joint venture.

          (d) Sale of Assets. Neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, in one transaction or a series of transactions, any portion of its business, property or assets, whether now owned or hereafter acquired, or stock or other evidence of beneficial ownership of, any Person, except for the sale or other disposition for cash of any asset which, in the reasonable business judgment of the management of Borrower or such Subsidiary has become obsolete or worn out or is unnecessary for the Project and which is disposed of in the ordinary course of business on an arm’s length basis and has an aggregate book value not in excess of $100,000 during any fiscal year of Borrower or such Subsidiary.

          (e) Nature of Business. Neither Borrower nor any Sub shall make or permit to be made any material change in the character of its business as anticipated to be carried on as of the date hereof. Borrower shall not permit any of its Subsidiaries to make or permit to be made any material change in the character of its business as anticipated to be carried as of the date of such Subsidiaries’ acquisition or creation.

          (f) Related Person Transactions. Except as otherwise agreed by the Parties hereto in writing and except for existing arrangements listed in Schedule 5.2(f) to this Agreement, neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction between Borrower or such Subsidiary and any of

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its officers, directors or members (or their respective officers, directors or shareholders) or other Affiliates.

          (g) Project Contracts. Neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, execute and deliver any Project Contract without the prior approval of Lender. Neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, cancel or terminate any Project Contract, or amend, modify or supplement in any material respect any Project Contract, or waive any material breach or default under any Project Contract, or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under or in respect of any Project Contract or in any way vary or agree to the variation of in any material respect any provision of a Project Contract or of the performance of any material covenant or obligation of any Person under any Project Contract. Borrower and each Sub shall, and Borrower shall cause each of its Subsidiaries to, cause each contract or agreement that if entered into with Borrower or such Subsidiary, would be a Project Contract to be entered into by Borrower or such Subsidiary and by no other Person acting on Borrower’s or such Subsidiaries’ behalf or otherwise.

          (h) Project Permits. Borrower and each Sub shall, and Borrower shall cause each of its Subsidiaries to, cause all Project Permits to be issued in Borrower’s or such Subsidiary’s name, as applicable and to no other Person acting on Borrower’s or such Subsidiary’s behalf or otherwise. Neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, cancel or terminate any Project Permit, or amend, modify or supplement in any material respect any Project Permit. Neither Borrower nor any Sub shall apply for or agree to the terms of any Project Permit without the prior approval of Lender.

          (i) Consent and Approval Rights. If Borrower or any of its Subsidiaries has the right under any Project Contract to approve or consent to any material Project-related document, agreement or instrument entered into by another Person, neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, exercise such approval or consent rights without first obtaining the approval of Lender, such approval not to be unreasonably withheld.

          (j) Project Counterparties. Prior to it entering into any material agreement or contract with any Person, Borrower and each Sub shall, and Borrower shall cause each of its Subsidiaries to, make due inquiries to determine whether such Person has been debarred or disqualified by any Governmental Authority from performing work or entering into contracts of the type to be performed under or similar to the applicable agreement or contract, and if such is the case (as determined based upon such inquiries), neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, enter into such agreement or contract. Neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, enter into any agreement or contract if (i) such agreement or contract contains provisions that could impair or impose conditions upon (w) the exercisability of the Option, (x) the assignability or transfer of the Equity Agreement or any rights thereunder or of Lender’s equity interests in Borrower (upon exercise of the Option and/or acquisition of such equity interests) or the rights of Lender under Section 7.1(a) or 7.1(b) hereof, (y) the transfer of a direct or indirect interest in Lender or (z) the exercise of any of Lender’s remedies under the Loan Documents, (ii) such agreement or contract would impose recourse on or to, or otherwise create any obligations of,

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Lender (as Lender or upon exercise of its Option and/or acquisition of such equity interests or otherwise) or (iii) such agreement or contract is not collaterally assignable to Lender.

          (k) Advances, Investments, Loans and Distributions. Neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, (i) lend money or credit or make advances or contributions to any Person (other than as required under the Loan Documents and Project Contracts), (ii) directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, or (iii) make any distributions or dividends to its members.

          (l) Fiscal Year; Fiscal Quarter. Neither Borrower nor any Sub shall, and Borrower shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.

          (m) Use of Proceeds; Margin Regulations. Neither Borrower nor any Sub shall, directly or indirectly, use any proceeds of any Loan other than in accordance with the provisions of Section 2.3. Neither Borrower or any Sub shall, directly or indirectly, use any part of the proceeds of any Loan to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither Borrower nor any Sub shall, directly or indirectly, use the proceeds of any Loan in a manner that would reasonably be expected to violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Borrower shall maintain such proceeds on deposit in the Depositary Account until expended in accordance with the provisions of Section 2.3 and shall not deposit such proceeds in any other account.

          (n) No Petition. To the extent it may lawfully so agree, each of Borrower and each Sub agrees not, and Borrower shall not permit any of its Subsidiaries, to (i) commence any case, proceeding or other action under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, winding-up, liquidation, sequestration, dissolution, composition, or other relief with respect to its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors, or (iii) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in clause (i) or (ii).

          (o) Environmental Matters.

          (i) Neither any property used, operated, owned or licensed by Borrower or any of its Subsidiaries nor the construction activities and operations of the Borrower or any of its Subsidiaries to be conducted thereon shall violate in any material respect any Environmental Laws or order of any court or Governmental Authority with respect to Environmental Laws.

          (ii) Neither any property used, operated, owned or licensed by Borrower or any of its Subsidiaries nor the construction activities and operations of the Borrower or any of its Subsidiaries to be conducted thereon or, by any prior owner or operator of such property or operation, shall be subject to any liabilities pursuant to any Environmental Laws or existing, pending or to the knowledge of Borrower, threatened action, suit,

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investigation, inquiry or proceeding by or before any court or Governmental Authority with respect to Environmental Laws or to any material remedial obligations under Environmental Laws.

          (iii) All Laws shall be satisfied in connection with the construction, operation or use of the Project, including, without limitation, the present and past treatment, storage, disposal or release of any Hazardous Substances.

          (iv) All Hazardous Substances generated by any construction activities or operations by or on behalf of Borrower or any of its Subsidiaries shall be transported, treated and disposed of any by carriers maintaining valid permits under the Resource Conservation and Recovery Act of 1976 and any other Environmental Law and only at treatment, storage and disposal facilities maintaining valid permits under any other Environmental Law, which carriers and facilities are and, to the Borrower’s knowledge after due inquiry, have been operating in compliance with such permits.

          (v) The Borrower and each Sub shall take all reasonable, desirable or customary steps to determine and shall determine that no Hazardous Substances shall be disposed of or otherwise released and that there has been no threatened release of any Hazardous Substances on any property used, operated, owned or leased by Borrower or any of Borrower’s Subsidiaries.

          (p) Depositary Account. Borrower shall not make any modifications to or otherwise amend or supplement the Depository Bank’s form regarding individuals with authority to sign documents in connection with, or withdraw funds from, the Depositary Account delivered to Lender on March 31, 2005 pursuant to Section 3.1(l) of this Agreement without the prior written consent of Lender not to be unreasonably withheld.

          (q) Partnership Interests. Borrower shall not issue any Partnership Interests after the Effective Date. OC shall not issue any limited or general partnership interests after the Effective Date. OCGP shall anot issue any membership interests after the Effective Date.

          (r) Subsidiaries. Borrower shall not create or acquire any Subsidiary without the prior written consent of Lender. No Sub shall create or acquire any Subsidiary.

          (s) No Changes to Organizational Documents. None of the Borrower Organizational Documents, Subs Organizational Documents, General Partner Organizational Documents, Limited Partners Organizational Documents or any of the Subsidiary Organizational Documents shall be amended or otherwise modified.

          (t) No Change to Route of Project. The route of the Project shall be from the city of Victoria on the southern tip of Vancouver Island, British Columbia, Canada across the Strait of Juan de Fuca to Port Angeles, Washington State, USA for a total distance of approximately 36km (21.6 miles). Borrower shall not, and shall not permit any Person to, change such route of the Project without the prior written consent of Lender, which consent may be not be unreasonably withheld.

          5.3 Additional Agreements.

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          (a) Right of First Refusal.

        (i) In the event that the Parties determine to design, construct, own and operate another submarine transmission link spanning the Strait of Juan de Fuca and connecting points other than the city of Victoria on the southern tip of Vancouver Island, British Columbia, Canada to Port Angeles, Washington State, U.S.A. but connecting British Columbia from greater Victoria and/or from the “lower mainland” (so called) in greater Vancouver and the Olympic Peninsula only (the “Alternate Juan de Fuca Project”), then USPF shall have the right of first refusal to provide the development financing for each such Alternate Juan de Fuca Project pursuant to terms and conditions substantially similar to the terms and conditions set forth in this Agreement, unless otherwise mutually agreed to by the Parties.

        (ii) In the event of one or more Alternate Juan de Fuca Project, then USPF shall have the option to invest 100% of the equity funds in each such Alternate Juan de Fuca Project according to the terms and conditions set forth in the Equity Term Sheet (and, for purposes of such option, the “Project” shall mean such Alternate Juan de Fuca Project(s)). The terms and conditions of such investment in any Alternate Juan de Fuca Project shall not include a requirement that the Lender receive any commitment fee similar to the Commitment Fee that is required hereunder unless such fee is negotiated by the Parties at the time of such Alternate Juan de Fuca Project.

          (b) Survival of Obligations Upon Termination of Agreement. Upon payment in full of the outstanding Principal amount of the Loans, all interest thereon and payment or performance of all other Obligations, all of the undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall thereupon be terminated and the Parties thereto released from all prospective obligations hereunder and thereunder; provided, however, that the covenant in Section 5.3(a) above and the Obligations of Borrower under Sections 5.1(c) and 7.12 of this Agreement shall survive such termination.

          (c) Overrun Protection.

        (i) If Development Milestones 1 through 18 set forth on Schedule 1.3 have not been achieved (such achievement to be determined in the exercise of the judgment of the Lender) at the time when the Initial Advance has been funded in full by Lender and the proceeds thereof have been used in full or have otherwise been committed or reserved by Borrower in accordance with this Agreement, then the Overrun Protectors shall provide Borrower with such amounts as and when needed to fund Borrower’s external costs until Development Milestones 1 through 18 have been achieved in an aggregate amount of up to $500,000 (the aggregate of such amounts advanced shall be referred to herein as the “Initial Overrun Amount”).

        (ii) If the Development Milestones have not been achieved and the Financial Closing Date has not occurred by the time when the Maximum Amount has been funded in full by Lender and the proceeds thereof have been used in full or have otherwise been committed or reserved by Borrower in accordance with this Agreement, then the Overrun Protectors shall provide Borrower with such amounts needed to fund Borrower’s external

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costs as and when needed up until the Financial Closing Date, in an aggregate amount not to exceed the result of (x) $1,000,000 minus (y) the Initial Overrun Amount (the aggregate of such amounts advanced plus the Initial Overrun Amount shall be referred to herein as the “Overrun Amount”).

        (iii) Up until the Financial Closing Date, the Overrun Protectors shall provide Borrower with all amounts necessary to fund Borrower’s internal costs to the extent that such costs are not funded by the Lender pursuant to the terms of this Agreement.

        (iv) The obligations of the Overrun Protectors under this Section 5.3(c) shall be joint and several and shall not be subject to offset or reduction for any reason.

        (v) The Lender shall be entitled to enforce the obligation of each Overrun Protector set forth in this Section 5.3(c).

        (vi) For all purposes of this Agreement, references to Borrower’s “external costs” shall mean all amounts owed to unrelated third parties and references to Borrower’s “internal costs” shall mean all costs incurred by Borrower’s employees, agents and Affiliates, including the Overrun Protectors, and each of their employees, agents and Affiliates.

SECTION 6. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

          6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

          (a) Borrower fails to pay any Obligation on the date such amount is due;

          (b) Borrower or any Sub fails to perform, keep or observe or otherwise breaches any covenant contained in Section 5.1 of this Agreement (other than Sections 5.1(e)(v) or 5.1(f) of this Agreement) and such failure or breach shall continue for a period of fifteen (15) days after Borrower receives notice thereof from Lender; provided that if (i) such failure or breach cannot be cured within such fifteen (15) day period, (ii) such failure or breach is susceptible of cure, (iii) Borrower is proceeding with diligence and in good faith to cure such failure or breach, (iv) the existence of such failure or breach has not had and is not reasonably likely to result in a Material Adverse Effect and (v) Lender shall have received an officer’s certificate signed by an Authorized Officer of Borrower to the effect of clauses (i) through (iv) above and specifying the actions Borrower is taking to cure such failure or breach, then such fifteen (15) day period shall be extended by up to an additional twenty (20) days as shall be necessary for Borrower diligently to cure such failure or breach;

          (c) Borrower or any Sub fails to perform, keep or observe or otherwise breaches any covenants contained in Section 5.1(e)(v), Section 5.1(f) or Section 5.2 of this Agreement (excluding Section 5.2 (b) (but only to the extent the Lien or security interest giving rise to the failure to perform, keep or observe, or the breach of, such covenant was not made or granted by Borrower or such Sub));

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          (d) Borrower or any Sub fails to perform, keep or observe or otherwise breaches the covenant contained in Section 5.2(b) of this Agreement (to the extent that the Lien or security interest giving rise to the failure to perform, keep or observe, or the breach of, such covenant was not made or granted by Borrower or such Sub) and such failure shall continue for a period of fifteen (15) days from the occurrence thereof;

          (e) Borrower, either Sub, either Limited Partner, General Partner, either Overrun Protector or Sea Breeze fails to perform, keep or observe or otherwise breaches any material term, provision, condition or covenant contained in this Agreement (other than those described in Sections 6.1(b), (c), or (d) above), or any other Loan Document and such failure shall continue for a period of fifteen (15) days after such breaching Person receives written notice thereof from Lender; provided that if (i) failure or breach cannot be cured within such fifteen (15) day period, (ii) such failure or breach is susceptible of cure, (iii) such breaching Person is proceeding with diligence and in good faith to cure such failure or breach, (iv) the existence of such failure or breach has not had and is not reasonably likely to result in a Material Adverse Effect and (v) Lender shall have received an officer’s certificate signed by an Authorized Officer of such breaching Person to the effect of clauses (i) through (iv) above and specifying the actions such breaching Person is taking to cure such failure or breach, then such fifteen (15) day period shall be extended by up to an additional thirty (30) days as shall be necessary for such breaching Person to cure such failure or breach;

          (f) Any material statement, representation, warranty, report, financial statement or certificate contained herein or in any other Loan Document or made or delivered by Borrower, either Sub, either Limited Partner, General Partner, either Overrun Protector or Sea Breeze or any of their respective officers, employees or agents to Lender is not true and correct or is misleading in any material respect when made or deemed to have been made; provided, that no Event of Default shall exist in respect of any such misrepresentation (excluding a misrepresentation under Section 4.2, Section 4.3(i), Section 4.6(a) or Section 4.12 of this Agreement) if the condition or circumstance causing or giving rise to such misrepresentation has not resulted in a Material Adverse Effect and is capable of being cured and is cured within fifteen (15) days after the date on which such misrepresentation was found to have occurred and an Authorized Officer of such defaulting Person certifies to Lender that such defaulting Person is diligently pursuing a cure and such defaulting Person continues diligently to pursue such cure during such period;

          (g) Any Event of Bankruptcy shall occur with respect to Borrower, any Subsidiary of Borrower, either Overrun Protector, either Limited Partner or General Partner or any Material Party;

          (h) Borrower or any Sub ceases to conduct its business substantially as now conducted; or Borrower or any Sub is enjoined, restrained or in any way prevented by court order, or final order of any governmental authority, from conducting all or any material part of its business and such order shall not be lifted within thirty (30) days;

          (i) A notice is filed of record disclosing a Lien with respect to any of the assets of Borrower or any of its Subsidiaries by the United States or Canada, or any department, agency or instrumentality thereof, or by any state, province, county, municipal or other governmental

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agency, or if any taxes or debts owing at any time hereafter to any one of these becomes a Lien upon any assets of Borrower or any of its Subsidiaries unless, in the case of any of the foregoing, Borrower shall within ten (10) days thereafter commence (or cause its Subsidiary to commence) and thereafter diligently pursue a proceeding to contest in good faith any such Lien or tax, and shall have created a reserve on its books (or its Subsidiary’s books, as applicable) in accordance with GAAP;

          (j) (i) Any order, judgment or decree shall be entered against Borrower or any of its Subsidiaries decreeing Borrower’s or any of its Subsidiaries’ involuntary dissolution or split-up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days or (ii) Borrower or any of its Subsidiaries shall dissolve or cease to exist;

          (k) A Change of Control shall occur;

          (l) Any Security Document, once executed and delivered, shall for any reason cease to be in full force and effect, or shall cease to give Lender the Liens, security interests, rights, powers and privileges purported to be created thereby or the security interests and Liens granted to the Lender in all or any part of the Collateral shall for any reason fail to constitute valid and perfected first priority security interests and Liens, unless, in the case of any of the foregoing, Borrower, each Sub, each Limited Partner or General Partner, as the case may be, shall within ten (10) days after the earlier of (x) the date on which Borrower, such Sub, such Limited Partner or General Partner, as the case may be, obtains knowledge thereof and (y) the date on which Borrower, such Sub, such Limited Partner or General Partner, as the case may be, receives notice thereof, Borrower, such Sub, such Limited Partner or General Partner, as the case may be, cures (or causes the cure of) any such failure;

          (m) (i) Either Limited Partner or General Partner fails to perform, keep or observe or otherwise breaches any covenant contained in Section 4.1, 4.2, 4.5, 4.7, 4.11, 4.14, 4.16 or 4.17 of the Pledge Agreement or (ii) Either Limited Partner or General Partner fails to perform, keep or observe or otherwise breaches any covenant contained in Section 4.3, 4.4, 4.6, 4.8, 4.9, 4.10, 4.12, 4.13 or 4.15 of the Pledge Agreement or any other material terms, provisions, condition or covenant contained in the Pledge Agreement and such failure or breach shall continue for a period of fifteen (15) days after the occurrence thereof, provided that if such failure or breach cannot be cured within such fifteen (15) day period; (iii) such failure or breach is susceptible of cure, (iii) Limited Partner or General Partner, as applicable, is proceeding with diligence and in good faith to cure such failure or breach, (iv) the existence of such failure or breach has not had and is not reasonably likely to result in a Material Adverse Effect and (v) Lender shall have received an officer’s certificate signed by an Authorized Officer of Limited Partner or General Partner, as applicable, to the effect of clauses (i) through (iv) above and specifying the actions Limited Partner or General Partner, as applicable, is taking to cure such failure or breach, then such fifteen (15) day period shall be extended by up to an additional fifteen (15) days as shall be necessary for Limited Partner or General Partner, as applicable, diligently to cure such failure or breach;

          (n) Any Subsidiary of Borrower fails to perform, keep or observe or otherwise breaches any covenant, material term or provision contained in any Security Document and such

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failure continues after the expiration of any cure periods contained in such Security Document and such breach has, or would reasonably be expected to have, a Material Adverse Effect.

          (o) Any party shall breach or otherwise be in default under any Project Contract and such failure continues after the expiration of any cure periods contained in such Project Contract and such breach has, or would reasonably be expected to have, a Material Adverse Effect;

          (p) Any Project Contract or Project Permit shall cease to be in full force and effect prior to its stated termination date and such occurrence has or would reasonably be expected to have a Material Adverse Effect;

          (q) Any judgment or decree shall be entered by a court or courts of competent jurisdiction against Borrower or any of its Subsidiaries, either Limited Partner or General Partner and (i) such judgment or decree shall award non-monetary relief which has or would reasonably be expected to have a Material Adverse Effect and has not been stayed, discharged, or vacated within thirty (30) days, or (ii) such judgment or decree shall award monetary damages in an amount of $100,000 or more individually, or in an aggregate amount of $250,000 or more when taken together with all other judgments and decrees, and shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (iii) enforcement proceedings shall be commenced by any creditor on any such judgment or decree;

          (r) There has occurred an event that has had or is reasonably expected to have a Material Adverse Effect;

          (s) Any Person included in the Key Management Personnel shall no longer be employed or otherwise engaged by Borrower with substantially the same or greater responsibilities for the development of the Project as on the Effective Date (or the date of employment or engagement if later), and such Person is not replaced by another Person of comparable experience and education and otherwise reasonably satisfactory to Lender (who shall become a Key Management Personnel member) within sixty (60) days of the loss of such Key Management Personnel member;

          (t) Any Indebtedness of Borrower or any of its Subsidiaries, either Limited Partner or General Partner (other than the Obligations) in an aggregate principal amount of $100,000 or more, shall not be paid when due or there shall occur any default or breach thereunder which renders such Indebtedness capable of being declared by a creditor to be prematurely due and payable or placed on demand;

          (u) Either Overrun Protector fails to pay any amount due to Borrower under Section 5.3(c) of this Agreement on the date such payment is due; or

          (v) Any party other than Lender shall breach or otherwise be in default under that certain Stockholders’ Agreement of General Partner dated as of even date herewith by and among General Partner, Lender, SBX and BE (as the same may be amended from time to time in accordance with its terms).

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          6.2 Rights and Remedies.

          (a) Upon the occurrence of any Event of Default in respect of Borrower or a Sub described in Section 6.1(g) or Section 6.1(j), the Lender’s remaining commitments under Section 2.1 shall automatically and immediately terminate, and the unpaid Principal amount of and any and all accrued interest on the Loans and any and all other accrued Obligations shall automatically become immediately due and payable, without demand, protest, notice or legal process or other requirements of any kind.

          (b) Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default in respect of Borrower or a Sub described in Section 6.1(g) or Section 6.1(j)), Lender may, by written notice to Borrower (i) declare that the remaining commitments under Section 2.1 are terminated, and (ii) declare the unpaid Principal amount of and any and all accrued and unpaid interest on the Loans and any and all other accrued Obligations to be, and the same shall thereupon be, immediately due and payable, without demand, notice or legal process of any kind. All overdue Obligations shall bear interest at the rate of twenty-five percent (25%) per annum, calculated on the basis of a 365-day year, compounded annually.

          (c) In addition to the foregoing, upon the occurrence and during the continuance of any Event of Default, the Lender may exercise any or all of its rights as secured parties under the Security Documents or otherwise exercise all rights and remedies under applicable law.

          (d) All rights and remedies provided for in the Loan Documents shall be cumulative with all other rights and remedies available to Lender hereunder or otherwise available at law or in equity upon the occurrence of an Event of Default.

SECTION 7. MISCELLANEOUS

          7.1 Assignment.

          (a) No Party may sell, assign or transfer this Agreement, or any portion hereof, including, without limitation, such Party’s rights, title, interests, remedies, powers, liabilities, obligations and/or duties hereunder, except that Lender may assign (including collaterally) this Agreement: (i) to an unaffiliated third party, with the consent of Borrower, such consent not to be unreasonably withheld or delayed, and (ii) to a Lender Affiliate, without the consent of Borrower; provided that, in any case, such assignment will not subject Borrower to any additional material regulatory requirements, including but not limited to regulation as a holding company under the PUHCA. Upon Lender’s assignment of this Agreement in accordance with clause (i) above, Lender shall be released from any future liability or obligations hereunder to the extent of such assignment. This Agreement shall be binding upon and inure to the benefit of the Parties’ successors and permitted assigns.

          (b) Nothing in this Agreement nor in the other Loan Documents shall restrict, at any time, direct or indirect transfers or assignments (including, without limitation, collateral assignments) of interests in USPF, or in its constituent entities, so long as, following any such transfers or assignments with respect to USPF, USPF shall remain controlled by or under common control with Energy Investors Funds Group, LLC (the “USPF Control Requirement”). Transfers or assignments in accordance with the foregoing are subject to the proviso in Section

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7.1(a) of this Agreement but if the conditions of such proviso are met shall not require prior notice to any other Party nor any other Party’s consent or approval. In addition, the holding of approval rights over decisions of USPF by any Persons or entities holding direct or indirect interests in USPF shall not violate the USPF Control Requirement.

          7.2 Payment of Expenses.

          (a) Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender in connection with (i) Lender’s review and due diligence through Financial Close including, but not limited, to legal expenses, costs associated with Lender’s retention of Stone & Webster and Tetra Tech, Inc. as consultants and other third party costs, (ii) Lender’s negotiation, drafting, execution and delivery of the Loan Documents (including the Equity Term Sheet and the Equity Agreements) and the documents and instruments referred to therein and any agreement relating thereto or contemplated thereunder, (iii) the management and administration of the Loan, (iv) the creation, perfection or protection of the Liens of Lender, (v) any amendment, waiver or consent relating to any of the Loan Documents, and (vi) the costs and expenses of Lender incurred in connection with the enforcement of any rights or remedies available under the Loan Documents (including, without limitation, as to each of the foregoing, the fees and expenses of legal counsel, the Independent Engineer and other advisers).

          (b) Borrower shall have no obligation to make any payment pursuant to Section 7.2(a) of any of the foregoing costs and expenses prior to the Maturity Date.

          (c) On the Financial Closing Date, Borrower’s obligation to pay Lender the foregoing costs and expenses pursuant to Section 7.2(a) shall be determined in accordance with the provisions of Section 2.6(b) and Section 2.6(c).

          7.3 Amendments and Waivers. Neither this Agreement, the Note, any other Loan Document to which Borrower is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section 7.3. Lender and Borrower may, from time to time, enter into written amendments or waivers of this Agreement, the Note or the other Loan Documents to which Borrower is a party. Any such amendment, supplement, modification or waiver shall be binding upon Borrower, Lender and all future holders of the Note.

          7.4 Nonwaiver by Lender. Lender’s failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender to demand strict compliance and performance by Borrower thereafter. Any suspension or waiver by Lender of an Event of Default under this Agreement shall not suspend, waive or affect any other Event of Default under this Agreement, whether the same is prior to or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement, and no Event of Default under this Agreement, shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender, as the case may be, and directed to Borrower specifying such suspension or waiver.

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          7.5 Construction of Agreement.

          (a) This Agreement and all Schedules and Exhibits hereto referred to herein, together with the Equity Term Sheet, the Note, the Security Documents and the other Loan Documents, embody the final, entire agreement among the Parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Loan Document, the provision contained in this Agreement shall govern and control.

          (b) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (c) The section titles contained in this Agreement are included for convenience only and are without substantive meaning or content and are not a part of the agreement between the Parties hereto.

          (d) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT WAS DRAFTED JOINTLY BY COUNSEL TO LENDER, ON THE ONE HAND, AND COUNSEL TO BORROWER, EACH SUB, EACH LIMITED PARTNER AND GENERAL PARTNER, ON THE OTHER HAND, AND EACH PARTY THERETO HAS BEEN ADVISED BY COUNSEL AS TO ITS RESPECTIVE RIGHTS AND OBLIGATIONS THEREUNDER. IN NO EVENT SHALL ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BE CONSTRUED AGAINST ANY PARTY ON THE BASIS THAT SUCH PARTY (OR ITS COUNSEL) WAS THE DRAFTER THEREOF.

          7.6 Waivers by Borrower. Except as otherwise provided in this Agreement, Borrower waives, to the extent permitted by law: (a) presentment, demand, protest and notice of presentment, notice of intent to accelerate the maturity of the Obligations and notice of such acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal and hereby ratifies and confirms whatever Lender may do in this regard; and (b) the benefit of all stay, extension, marshaling-of-assets or similar laws, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance of the Obligations by Borrower or the enforcement of the Obligations by Lender. Borrower acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

          7.7 GOVERNING LAW; WAIVER OF JURY TRIAL; LIMITATION OF REMEDIES. (a) THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO

45

CONFLICTS OF LAW PROVISIONS EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          (b) THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (c) NEITHER BORROWER, EITHER SUB, EITHER OVERRUN PROTECTOR, EITHER LIMITED PARTNER NOR GENERAL PARTNER SHALL, REGARDLESS OF CAUSE, ASSERT ANY CLAIM WHATSOEVER AGAINST LENDER FOR LOSS OF ANTICIPATORY PROFITS OR CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES. LENDER SHALL NOT, SHALL, REGARDLESS OF CAUSE, ASSERT ANY CLAIM WHATSOEVER AGAINST BORROWER, EITHER SUB, EITHER OVERRUN PROTECTOR, EITHER LIMITED PARTNER OR GENERAL PARTNER FOR LOSS OF ANTICIPATORY PROFITS OR CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES.

          (d) Any legal action or proceeding against any of the Parties with respect to this Agreement or any other Loan Document or the transactions in connection with or relating hereto or thereto, may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts for itself and in respect of its property,

46

generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the Parties agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon each of the Parties, and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

          (e) Borrower hereby irrevocably designates, appoints and empowers National Corporate Research, Ltd. (the “Process Agent”) with offices on the date hereof at 225 W. 34th Street, Suite 910, New York, NY 10122, as its designee, appointee and agent to receive, accept and acknowledge for and on behalf of Borrower, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. Borrower further agrees that such service of process may be made on the Process Agent by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding on the Process Agent, or by any other method of service provided for under the Laws in effect in the County of New York, State of New York, and the Process Agent hereby is authorized and directed to accept such service for and on behalf of Borrower, and to admit service with respect thereto.

          (f) Upon service of process being made on the Process Agent as provided in Section 7.7(e), a copy of the summons and complaint or other legal process served shall be given by the Process Agent to Borrower in the manner provided in Section 7.8, or to such other address as Borrower may notify the Process Agent in writing. Personal service upon the Process Agent as provided in Section 7.7(e) shall be deemed to be personal service on Borrower and shall be legal and binding upon Borrower for all purposes, notwithstanding any failure of the Process Agent to give copies of such legal process thereto, or any failure on the part of Borrower to receive the same.

          (g) Borrower will at all times continuously maintain an agent to receive service of process in the County of New York, State of New York on its behalf with respect to each Loan Document. In the event that for any reason the Process Agent or any successor thereto shall no longer serve as agent for Borrower to receive service of process in the County of New York on its behalf or shall have changed its address without notification thereof to the Process Agent, Borrower, immediately after having knowledge thereof, will irrevocably designate and appoint a substitute agent in the County of New York, State of New York and advise Lender.

          (h) Nothing contained in this Section 7.7 shall preclude Lender from bringing any legal suit, action or proceeding against any other Party in the courts of any jurisdiction where such other Parties or any of its respective property or assets may be found or located. To the extent permitted by the Laws of any such jurisdiction, such Parties hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any court or courts which now or hereafter, by reason of its present or future domiciles, or otherwise, may be available to it.

          (i) Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with or any Loan Document or the transactions in connection with, or relating hereto or thereto brought in the courts referred to in clause (d) above and hereby further

47

irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          7.8 Notices. Without modifying any of the provisions of this Agreement concerning the requirements for, or waiver of, any notice, all notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, facsimile, or by delivering same in person to the intended addressee. Notice so mailed shall be effective three (3) days after it is deposited in a receptacle maintained by the United States Postal Office for the acceptance of mail. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the Parties shall be as set forth on Schedule 7.8 to this Agreement; provided, however, that any Party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days’ notice to the other Parties in the manner set forth hereinabove.

          7.9 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on such counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, or that the signature of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the Parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

          7.10 Limitation of Liability. None of General Partner, either Limited Partner, any stockholder, officer or director of General Partner or Limited Partner shall be personally liable (whether by operation of law or otherwise) for any payments due hereunder or under any other Loan Document or for the performance of any Obligations, except as expressly provided in any Loan Document to which such Person is a party. The sole recourse of Lender against Borrower and its Subsidiaries for the Obligations shall be against the Pledged Collateral (as defined in the Pledge Agreement) and Lender shall not have any claim against any individual who is an officer or director of Borrower or General Partner. Nothing in this Section 7.10 shall limit or otherwise prejudice in any way the right of Lender to proceed against: (a) any Person with respect to such Person’s fraud or misrepresentation; (b) either Overrun Protector with respect to the enforcement of such Overrun Protector’s obligations hereunder or for breach of any representation or warranty by such Overrun Protector; or (c) any Person that is a party to any bill of sale or asset assignment agreement relating to the Project Contracts or Project Permits with respect to a breach of any obligation or representation or warranty of such Person thereunder.

          7.11 Confidentiality. Lender agrees to hold any information designated as “confidential” that it receives from Borrower pursuant to this Agreement in confidence in accordance with procedures adopted by Lender in good faith to protect confidential information of third parties delivered to it, except for disclosure (a) to Lender’s directors, managers, members, owners, officers, employees, agents, legal counsel, accountants and other professional

48

consultants, provided that such Persons are bound by the provisions of this Section 7.11, have a professional obligation to maintain the confidentiality of confidential information supplied to them or agree to maintain the confidentiality thereof on substantially the same basis as is provided under this Section 7.11, (b) to other professional advisors for Lender (including, without limitation, the Independent Engineer), provided that such other professional advisor agrees to maintain the confidentiality thereof on substantially the same basis as is provided under this Section 7.11, (c) to any Governmental Authority having jurisdiction over Lender as required by such Governmental Authority pursuant to any applicable Law, (d) as required by applicable Law or legal process or in connection with any legal proceeding to which Lender is a party, (e) to another Person in connection with a participation or assignment or a proposed participation or assignment as contemplated by Section 7.1 (which Person shall be required to sign a confidentiality agreement provided by Lender with respect to such confidential information), (f) to any Affiliate of Lender provided that such Affiliate shall be subject to the same obligations of confidentiality under this Section 7.11 as Lender, (g) to prospective purchasers of any Collateral in connection with any disposition thereof, and (h) to any other Lender. The confidentiality obligations set forth above shall not, however, apply to any information (i) which is not treated by Borrower in a manner designed to maintain the confidentiality thereof, (ii) filed with any Governmental Authority and available to the public, (iii) published in any public medium from a source other than, directly or indirectly, Lender, or (iv) disclosed by Borrower to any Person not associated with Borrower without first obtaining a confidentiality agreement substantially similar to this Section 7.11. Nothing in this Section 7.11 shall be construed to create or give rise to any fiduciary duty on the part of Lender to Borrower. The obligations of Lender under this Section 7.11 shall survive the termination of this Agreement for a period of one (1) year.

          7.12 Indemnity. Borrower shall pay, indemnify, defend and hold the Indemnified Parties harmless (to the fullest extent permitted by Law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), which are asserted against, imposed upon or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement or the transactions contemplated hereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement (irrespective of whether any Indemnified Party is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Party under this paragraph with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Party. If any Indemnified Party makes any payment to any other Indemnified Party with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Party receiving such payment, the Indemnified Party making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. The obligations of Borrower in this Section 7.12 shall survive the termination of this Agreement and the discharge of Borrower’s other obligations under this Agreement.

[Signature Page Follows]

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          IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date set forth at the outset hereof.

BORROWER:				GENERAL PARTNER:

SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP				JUAN DE FUCA CABLE MANAGEMENT, INC.

By: Juan de Fuca Cable Management, Inc., its General Partner				By:	/s/ Anthony O. Duggleby

				Name:	Anthony O. Duggleby

				Title:	President

By:	/s/ Anthony O. Duggleby

Name:	Anthony O. Duggleby

Title:	President

SUBS:				LENDER:

OLYMPIC CONVERTER GP, LLC				UNITED STATES POWER FUND, L.P.

By: Sea Breeze Pacific Juan de Fuca Cable, LP, its Sole Member				By: EIF US Power, LLC, its General Partner

	By: Juan de Fuca Cable Management, Inc., its General Partner				By: Energy Investors Funds Group LLC, its Sole Member

	By:	/s/ Anthony O. Duggleby			By:	/s/ Andrew Schroeder

	Name:	Anthony O. Duggleby			Name:	Andrew Schroeder

	Title:	President			Title:	Partner

OLYMPIC CONVERTER, LP
OVERRUN PROTECTORS:

By: Olympic Converter GP, LLC its General Partner				SEA BREEZE POWER CORP.

				By:	/s/ Paul B. Manson

	By: Sea Breeze Pacific Juan de Fuca Cable, LP, its Sole Member			Name:	Paul B. Manson

				Title:	President

	By: Juan de Fuca Cable Management, Inc., its General Partner			BOUNDLESS ENERGY LLC

		By:	/s/ Anthony O. Duggleby	By:	/s/ Brian N. Chernack

		Name:	Anthony O. Duggleby	Name:	Brian Chernack

		Title:	President	Title:	President

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EXHIBIT A
PROMISSORY NOTE

April 6, 2005

          For value received, the undersigned, SEA BREEZE JUAN DE FUCA CABLE, LP, a Delaware limited partnership (“Maker”), with its principal office at Lobby Box 91, Suite 1400, 333 Seymour Street, Vancouver, British Columbia, Canada, V6B 5A6, hereby promises to pay to the order of United States Power Fund, L.P., a Delaware limited partnership, and its successors and assigns (“Payee”), at Payee’s office at c/o Energy Investors Funds, One Penn Plaza, Suite 4507, New York, NY 10119 or at such other place as from time to time may be designated by Payee, in lawful money of the United States of America, the amount set forth under the column titled “Total Outstanding Principal Balance of Loan” on the Note Schedule attached hereto, in addition to the Lender Expenses (as defined in the Loan Agreement (defined below)), with interest on such amount accruing at the rate of twenty percent (20%) per annum, compounded annually, as set forth in Section 2.5 of that certain Loan Agreement (as defined below). Each determination by Payee of the Principal and interest amount hereunder shall, except for manifest error, be final, conclusive and binding for all purposes.

          This Note is the Note referred to in that certain Development Loan Agreement, dated as of April 6, 2005, by and among Sea Breeze Juan de Fuca Cable, LP, Juan de Fuca Cable Management, Inc., Olympic Converter, LP, Olympic Converter GP, LLC, Sea Breeze Power Corp., Boundless Energy LLC and United States Power Fund, L.P. (the “Loan Agreement”). Terms defined in the Loan Agreement are used herein as so defined unless otherwise defined herein. The holder of this Note shall be entitled to, without limitation, the benefits provided in the Loan Agreement as set forth therein.

          The entire unpaid principal under this Note and any accrued interest thereon shall be due and payable in accordance with Section 2.6 of the Loan Agreement.

          The makers, signers, sureties, guarantors and endorsers of this Note severally waive demand, presentment, notice of dishonor, notice of intent to demand payment hereof, notice of demand, diligence in collecting, notice, and protest. If this Note shall be collected by legal proceedings or through a probate or bankruptcy court, or shall be placed with attorneys for collection, the undersigned agrees to pay all costs of collection, including reasonable attorneys’ fees.

          This Note is secured by the liens and security interests created under those certain Mortgages, Security Agreement, Depositary Agreement and Pledge Agreement, along with any security agreement, guarantee or other document entered into pursuant to Section 5.1(n) of the Loan Agreement.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Exhibit A-1

          The undersigned has executed this Promissory Note as of the date first set forth above.

SEA BREEZE JUAN DE FUCA CABLE, LP

By:	Juan de Fuca Cable Management, Inc.,
Its General Partner

By:

Name:

Title:

Exhibit A-2

Note Schedule

Total Outstanding
Amount of Advance	Date of Advance	Principal Balance of Loan

Exhibit A-3

Exhibit B

DEPOSITARY AGREEMENT

Exhibit B-1

April 5, 2005

HSBC Bank USA, NA

600 University Street, Suite 2323

Seattle, Washington

98101

Fax No. (206) 233-0808

Attention: Leni Preciado

Re:      Deposit Account Control Agreement

Ladies and Gentlemen:

     In connection with financing arrangements between ourselves and United States Power Fund, L.P. (“Lender”) which is joining with us in signing this letter below, we are asking you to enter into this agreement concerning our account no. 446009725 (the “Deposit Account”) with you.

In order to secure our obligations to Lender pursuant to collateral security arrangements between Lender and us, we have assigned to Lender and granted to Lender a security interest in and lien upon the Deposit Account, any cash balances from time to time credited to the Deposit Account, all contract rights, claims and privileges in respect of such Deposit Account, and any and all proceeds (as defined in Section 9–102(a) (64) of the New York Uniform Commercial Code) of the foregoing, whether now or hereafter existing or arising (collectively, the “Deposit Account Collateral”).

     Until you have received instructions from Lender to the contrary, we shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Account; provided however, that you and we agree with Lender that (a) we may not, and you will not permit us to, without Lender’s prior written consent, (i) withdraw any sums from the Deposit Account if the credit balance of the Deposit Account remaining would be less than $0 or (ii) close the Deposit Account.

     Notwithstanding the foregoing or any separate agreement that we may have with Lender, Lender shall be entitled, for purposes of this agreement, at any time to give you instructions as to the withdrawal or disposition of any funds from time to time credited to the Deposit Account, or to any other matters relating to the Deposit Account, or any of the Deposit Account Collateral, without our further consent. You hereby agree to comply with such instructions without any further consent from us. Such instructions may include the giving of stop payment orders for any items being presented to the Deposit Account for payment, or the transfer of all funds on deposit in the Deposit Account to the account designated by Lender. You shall be fully entitled to rely upon such instructions from Lender even if such instructions are contrary to any instructions or demands that we may give to you. We confirm that you should follow instructions from Lender even if the result of following such instructions from Lender is that you dishonor items presented for payment from the Deposit Account. We further confirm that you shall have no liability to us for wrongful dishonor of such items in following such instructions from Lender. You shall have no duty to inquire or determine whether our obligations to Lender are in default or whether Lender is entitled, under any separate agreement between us and Lender, to give any such instructions. We further agree to be responsible for your customary charges and to indemnify you from and to hold you harmless against any loss, cost or expense that you may sustain or incur in acting upon instructions from Lender which you believe in good faith to be instructions from Lender.

     Unless you have obtained Lender’s prior written consent, you agree not to exercise any right of recoupment or set-off, or to assert any security interest or other lien, that you may at any time have against or in any of the Deposit Account Collateral on account of any credit or other obligation owed to you by us or any other person. You may, however, from time to time debit the

Deposit Account for any of your customary charges in maintaining the Deposit Account or for reimbursement for the reversal of any provisional credits granted by you to the Deposit Account, to the extent, in each case, that we have not separately paid or reimbursed you therefore.

     You represent and warrant to Lender that the account agreement between you and us relating to the establishment and general operation of the Deposit Account provides, whether specifically or generally, that the laws of the State of New York govern secured transactions relating to the Deposit Account. You covenant with Lender that you will not, without Lender’s prior written consent, amend that account agreement so that secured transactions relating to the Deposit Account are governed by the law of another jurisdiction. In addition, you represent and warrant to Lender that you have not entered, and you covenant with Lender that you will not enter, into any agreement with any other person by which you are obligated to comply with instructions from such other person as to the disposition of funds from the Deposit Account or other dealings with any of the Deposit Account Collateral. You are not aware of any claim to our interest in the Deposit Account other than claims and interests of the Debtor and the Lender. You further represent and warrant to Lender that you maintain no deposit accounts for us other than the Deposit Account, and you covenant with Lender that any items or funds received by you for our account will be credited to the Deposit Account.

     Kindly furnish to Lender, at its address indicated below, copies of all customary deposit account statements and other information relating to the Deposit Account that you send to us.

     This agreement shall control over any conflicting agreement between you and us. This agreement shall be governed by the internal law of the State of New York and shall be construed as a sealed instrument under such law. This agreement may not be rescinded, terminated or amended without the prior written consent of Lender.

     If you agree to and accept the foregoing, please so indicate by executing and returning to us the enclosed duplicate of this letter.

[Signatures begin on the following page]

Very truly yours,

SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP

By: Juan de Fuca Cable Management, Inc., its General Partner

By:

Name:

Title:

LENDER:

UNITED STATES POWER FUND, L.P.

By: EIF US Power, LLC as its General Partner

By: Energy Investors Funds Group LLC as its Sole Member

By:____________________

     Andrew Schroeder

Title: Partner

ACCEPTED AND AGREED AS OF:_____________

HSBC Bank USA, National Association

By: _____________________________

Name:_____________________

Title:______________________

EXHIBIT C

GUARANTEE

Exhibit C-1

GUARANTEE AND SUBORDINATION AGREEMENT

     This GUARANTEE AND SUBORDINATION AGREEMENT (this “Guarantee Agreement”), dated as of April 6, 2005, by and among OLYMPIC CONVERTER GP, LLC, a Delaware limited liability company (“OCGP”), SEA BREEZE PACIFIC REGIONAL TRANSMISSION SYSTEM, INC., a British Columbia corporation (“SBP-RTS”) and OLYMPIC CONVERTER, LP, a Delaware limited partnership (the “US Sub” and together with OCGP and SBP-RTS, the “Guarantors” and each individually a “Guarantor”) in favor of UNITED STATES POWER FUND, L.P., as the lender (the “Secured Party”).

W I T N E S S E T H:

     WHEREAS, Sea Breeze Pacific Juan de Fuca Cable, LP, a Delaware limited partnership (the “Borrower”), the Guarantors, the Lender, Juan de Fuca Cable Management, Inc., a Delaware corporation, Sea Breeze Power Corp., a British Columbia corporation, and Boundless Energy LLC, a Maine limited liability company, have entered into a Development Loan Agreement dated as of the date hereof (as the same may be amended, restated or supplemented and in effect from time to time, the “Loan Agreement”) and the Loan Documents referred to therein (the “Loan Documents”), pursuant to which the Secured Party has committed to provide development loans (the “Loans”) to Borrower; and

     WHEREAS, each of OCGP and the US Sub is, either directly or indirectly, a wholly-owned subsidiary of the Borrower;

     WHEREAS, SBP-RTS is an affiliate of Borrower;

     WHEREAS, in order to induce the Secured Party to make the Loans, each Guarantor is willing to guarantee the payment and performance of the Guaranteed Obligations (as defined herein);

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings assigned to such terms in the Loan Agreement.

     SECTION 2. Representations and Warranties. Each Guarantor represents as to itself as of the date hereof that:

     (a) Such Guarantor (i) is an entity duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate, limited liability company or limited partnership power, as applicable, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being or as proposed to be conducted, and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

     (b) Such Guarantor has all necessary limited corporate, liability company or limited partnership power and authority, as applicable, to execute, deliver and perform its obligations under this Guarantee Agreement; the execution, delivery and performance by such Guarantor of this Guarantee Agreement have been duly authorized by all necessary corporate, limited liability company, limited partnership or unlimited liability company action, as applicable; and this Guarantee Agreement has been duly and validly executed and delivered by such Guarantor and constitutes the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

     (c) Neither the execution and delivery by such Guarantor of this Guarantee Agreement or the other Loan Documents to which it is party, nor compliance with the terms and provisions hereof and thereof by such Guarantor, will (i) conflict with or result in a breach of, or require any consent or filing under, the certificate of formation or incorporation, articles of association, operating agreement, bylaws, memorandum of association or other formation, organizing or governing documents of such Guarantor or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which such Guarantor is a party or by which it is bound or to which it is subject, except such consents and filings as have been obtained or made, are in full force and effect and have been disclosed to the Secured Party in writing, (ii) constitute a default under any such agreement, document or instrument, or (iii) result in the creation or imposition of any Lien upon any of the revenues or assets of such Guarantor pursuant to the terms of any such agreement or instrument (except for the Liens created pursuant to or permitted by the Security Documents).

     (d) There are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority or agency, now pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor as to which there is a reasonable possibility of an adverse determination.

     (e) Such Guarantor has obtained all authorizations, approvals and consents of, and has made all filings and registrations with, any Governmental Authority and any third party necessary for the consummation of the transactions contemplated hereby and the execution, delivery or performance by it of any Loan Document to which it is a party, or for the validity or enforceability thereof, except for filing and recording of the Liens created pursuant to, or permitted by, the Security Documents.

     (f) As of the date hereof, and after giving effect to this Guarantee Agreement and the obligations evidenced hereby, (i) each Guarantor is and will be solvent, (ii) the fair saleable value of each Guarantor’s assets exceeds and will continue to exceed its liabilities (both fixed and contingent), (iii) each Guarantor is and will continue to be able to pay its debts as they become due and (iv) each Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

     SECTION 3. The Guarantee. Each Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and punctual payment and performance of the Obligations and all other covenants, stipulations and agreements of Borrower set forth in the Loan Agreement or any other Loan Document (the “Guaranteed Obligations”), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise. Upon the failure of the Borrower to punctually pay any such amount or perform such Guaranteed Obligations, each Guarantor agrees that it shall forthwith on demand pay the amount not so paid or perform the Obligation not so performed at the place and in the manner specified in the Loan Agreement or any other Loan Document, as the case may be.

     SECTION 4. Guarantee Unconditional. Each Guarantor agrees that this Guarantee is a guaranty of payment or performance and not of collection, and that its obligations under this Guarantee Agreement shall be primary, absolute and unconditional, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Loan Agreement or any other Loan Document or any obligation of any Guarantor hereunder or under any Security Document, by operation of law or otherwise;

     (b) any modification or amendment of or supplement to the Loan Agreement or any other Loan Document;

     (c) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Loan Agreement or any other Loan Document or any obligation of the Guarantor hereunder or under any Security Document;

     (d) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in the Loan Agreement or any other Loan Document;

     (e) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Secured Party or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability of the Loan Agreement or any other Loan Document against the Borrower or relating to the Borrower for any reason or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Loan (except as otherwise expressly provided in the Loan Agreement) or any other amount payable by the Borrower under the Loan Agreement or any other Loan Document;

     (g) the taking or accepting by Secured Party of any other security, collateral or guaranty, or other assurance of payment or performance, for all or any part of the Guaranteed Obligations; or

     (h) any other act or omission to act or delay of any kind by the Borrower, any Guarantor, the Secured Party or any other Person, or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of each Guarantor’s obligations hereunder.

     SECTION 5. Discharge Only Upon Payment and Performance In Full; Reinstatement In Certain Circumstances. Except as set forth in Section 8(c) below, each Guarantor’s obligations hereunder shall remain in full force and effect until the satisfaction of all Guaranteed Obligations, including the payment in full of the principal of and interest on the Loans and all other amounts payable by the Borrower under the Loan Agreement and any other Loan Documents, and the full performance of all other Guaranteed Obligations thereunder. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower under the Loan Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. Each Guarantor hereby acknowledges that Borrower’s withdrawal from ownership of such Guarantor, or termination of any ownership interest in such Guarantor now or hereafter owned or held by Borrower, shall not alter, affect or in any way limit the obligations of such Guarantor hereunder.

     SECTION 6. Waiver by Guarantor. Each Guarantor waives notice of acceptance of this Guarantee Agreement, presentment for payment, performance, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of default and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken or any recourse exhausted by any Person against the Borrower, any Guarantor hereunder, or any other Person.

     SECTION 7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Loan Agreement or the time for performance of any other obligation, covenant or agreement arising out of any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan Agreement nonetheless shall be payable by any Guarantor hereunder forthwith on demand by the Secured Party.

SECTION 8. Limitation on Guarantors’ Obligations.

     (a) Notwithstanding anything to the contrary set forth herein, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provisions of comparable state law.

     (b) In addition, the sole recourse of Secured Party against SBP-RTS for the Guaranteed Obligations shall be against any and all assets relating to the Project that are owned or held by or in the name of SBP-RTS (the “Project Assets”), including without limitation the Project Contracts and the Project Permits; provided, however, that nothing in this Section 8(b) shall limit or otherwise prejudice in any way the right of Secured Party to proceed against SBP-RTS (a) for its fraud or misrepresentation (or any fraud or misrepresentation by any officer, director, employee or agent of SBP-RTS when acting on behalf of, or as a representative of, SBP-RTS); or (b) for any breach of its covenants or obligations or representations and warranties under this Agreement or any other Loan Document to which it is a party, including, without limitation, those certain Asset Assignment Agreements and Bills of Sale pursuant to which SBP-RTS is assigning and transferring the Project Assets to Borrower and US Sub (the “Transfer Documents”).

     (c) Upon SBP-RTS’s transfer of all of its right, title and interest in and to all of the Project Assets to the US Sub and/or the Borrower, its obligations hereunder shall immediately be discharged in full with no further action by any party; provided, however, that if any such transfer is subsequently held or discovered to have been invalid, SBP-RTS’s obligations hereunder shall be reinstated as though they had never been discharged; provided further that such discharge shall not affect in any way any of SBP-RTS’s obligations, covenants, representations and warranties under the Transfer Documents.

     SECTION 9. Subordination.

     (a) Each Guarantor agrees that the payment by the Borrower of any Permitted Debt in favor of such Guarantor (the “Subordinated Lender”) shall be subordinated and subject to the prior payment or performance in full of the Guaranteed Obligations and any other amounts payable by the Borrower under the Loan Agreement and any other Loan Document (“Senior Debt”) in the manner and to the extent provided in paragraphs (b) through (e) of this Section 9.

     (b) Upon any distribution of assets of the Borrower to creditors (other than the Subordinated Lender), upon a liquidation or dissolution of the Borrower or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property, (i) the Secured Party shall be entitled to receive payment in full of all Senior Debt before the Subordinated Lender shall be entitled to receive any payment of principal of or interest on or any other amounts in respect of Permitted Debt of in favor of the Subordinated Lender (the “Subordinated Debt”); and (ii) until payment in full of the Senior Debt, any distribution of assets of any kind or character to which the Subordinated Lender would otherwise be entitled shall be paid by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution to, or if received by the Borrower or the Subordinated Lender, shall be held for the benefit of and shall be forthwith paid or delivered to, the Secured Party.

     (c) If the Subordinated Lender does not file proper claims or proofs of claim in the form required in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property prior to 45 days before the expiration of the time to file such claims, then (a) upon the request of the Secured Party, the Subordinated Lender shall file such claims and proofs of claim in respect of this instrument and execute and deliver such powers of attorney, assignments and other instruments as are required to enable the Secured Party to enforce any and all claims upon or in respect of the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of Subordinated Debt until payment in full of the Senior Debt, and (b) whether or not the Subordinated Lender shall take the action described in the preceding clause (a), the Secured Party shall nevertheless be deemed to have such powers of attorney as may be necessary for them to file appropriate claims and proofs of claim and otherwise exercise the powers described above.

     (d) No right of Secured Party to enforce the terms of this Section 9 shall be impaired by any act or failure to act by the Borrower or either Guarantor. Neither the terms of this Section 9 nor the rights of the Secured Party under this Guarantee Agreement shall be affected by any extension, renewal or modification of the terms of, or the granting of any security in respect of, any Senior Debt or any exercise or nonexercise of any right, power or remedy with respect thereto.

     (e) Until the Senior Debt is paid in full, the Subordinated Lender shall not exercise any right of subrogation that it may have now or hereafter as a result of its performance of this Guarantee Agreement.

     SECTION 10. Notices. All notices and other communications hereunder to any party hereto shall be given or made in the manner provided in the Loan Agreement to such party at its address set forth therein, or to such other address as such party may have provided by notice to the other parties hereto in accordance with the procedure set forth in the Loan Agreement.

     SECTION 11. No Waivers. No failure or delay by the Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guarantee Agreement, the Loan Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12. Successors and Assigns. This Guarantee Agreement is for the benefit of the Secured Party and its successors and assigns and, in the event of an assignment of the Loans or other amounts payable under the Loan Agreement or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guarantee Agreement shall be binding upon each Guarantor and its successors and assigns.

     SECTION 13. Changes in Writing. Neither this Guarantee Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing and signed by each Guarantor and the Secured Party.

     SECTION 14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Service of Process.

     (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) Each of the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Guarantee Agreement against any Guarantor or its properties in the courts of any jurisdiction. Without limiting the generality of the foregoing, SBP-RTS hereby agrees to submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction.

     (c) Each of the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. In addition, in the event that Lender chooses to bring an action or proceeding in a court of any state within the United States, SBP-RTS hereby waives any right of removal to federal court.

     (d) Each of the Guarantors hereby irrevocably designates, appoints and empowers National Corporate Research, Ltd. (the “Process Agent”) with offices on the date hereof at 225 W. 34th Street, Suite 910, New York, NY 10122, or any other person having and maintaining a place of business in the State of New York whom either Guarantor may from time to time hereafter designate (having given 30 days’ advance written notice thereof to the Secured Party), as the true and lawful attorney and duly authorized agent for acceptance of service of legal process of the Guarantor. Without prejudice to the foregoing, each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 16. Waiver of Immunity. To the extent that either Guarantor has or hereafter acquires any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such Guarantor hereby irrevocably waives such immunity in respect of its obligations hereunder and under the other Loan Documents to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

     SECTION 17. Supplements. Upon the execution and delivery by any Person of a supplement to this Agreement (whether pursuant to Section 5.1(o)(ii) of the Loan Agreement or otherwise), in each case in substantially the form of Exhibit A hereto (each, a “Guarantee Supplement”), such Person shall be referred to as an “Additional Guarantor” and shall be and become a Guarantor, and each reference in this Agreement to a “Guarantor” shall also mean and be a reference to such Additional Guarantor and each reference in any of the other Loan Documents to a “Guarantor” shall also mean and be a reference to such Additional Guarantor.

(Signatures Follow on Next Page)

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Subordination Agreement to be duly executed by its authorized officer as of the day and year first above written.

GUARANTORS:

OLYMPIC CONVERTER GP, LLC

By: Sea Breeze Pacific Juan de Fuca Cable, LP, its Sole Member

By: Juan de Fuca Cable Management, Inc., its General Partner

By: __________________________________

Name: ________________________________
Title: _______________________________

OLYMPIC CONVERTER, LP

By: Olympic Converter GP, LLC
its General Partner

By: Sea Breeze Pacific Juan de Fuca Cable, LP, its Sole Member

By: Juan de Fuca Cable Management, Inc., its General Partner

By: __________________________________

Name: ________________________________
Title: _______________________________

SEA BREEZE PACIFIC REGIONAL

TRANSMISSION SYSTEM, INC.

By: __________________________________

Name: ________________________________
Title: _______________________________

SECURED PARTY:

UNITED STATES POWER FUND, L.P.

By: EIF US Power, LLC
  its General Partner

By: Energy Investors Funds Group LLC
its Sole Member

By: ___________________
Name: Andrew Schroeder
Title: Partner

FORM OF GUARANTEE AGREEMENT SUPPLEMENT

[Date of Guarantee Supplement]

United States Power Fund, L.P.
c/o Energy Investors Funds
One Penn Plaza, Suite 4507
New York, NY 10119

Re: Loan, dated as of April 1, 2005 (as in effect on the date hereof, the “Loan Agreement”), among Sea Breeze Pacific Juan de Fuca Cable, LP, a Delaware limited partnership (the “Borrower”), the Guarantors, the Lender, Juan de Fuca Cable Management, Inc., a Delaware corporation, Sea Breeze Power Corp., a British Columbia corporation, and Boundless Energy LLC, a Maine limited liability company

Ladies and Gentlemen:

     Reference is made to the above-captioned Loan Agreement and to the Guarantee Agreement of even date therewith (such Guarantee, as in effect on the date hereof and as it may be further amended, supplemented or otherwise modified hereafter from time to time, the “Guarantee”). Capitalized terms not otherwise defined herein shall have the same meanings as specified therefor in the Loan Agreement or the Guarantee.

     SECTION 1. Joinder as Guarantor. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and provisions of the Guarantee to the same extent as each of the other Guarantors therein. The undersigned further agrees, as of the date first above written, that each reference in the Guarantee to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any of the other Loan Documents to a “Guarantor” shall also mean and be a reference to the undersigned.

     SECTION 2. Governing Law; Jurisdiction; Etc.

          (a) This Guarantee Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Supplement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Guarantee Agreement against any Guarantor or its properties in the courts of any jurisdiction. Without limiting the generality of the foregoing, the undersigned hereby agrees to submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction.

          (c) The undersigned hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Without limiting the generality of the foregoing, the undersigned hereby waives any and all jurisdictional defenses to any United States forum selected by any other party hereto on grounds including, but not limited to, forum non-conveniens. In addition, in the event that any other party hereto or to the other Loan Documents chooses to bring an action or proceeding in a court of any state within the United States, the undersigned hereby waives any right of removal to federal court.

          (d) The undersigned hereby irrevocably designates, appoints and empowers National Corporate Research, Ltd. (the “Process Agent”) with offices on the date hereof at 225 W. 34th Street, Suite 910, New York, NY 10122, or any other person having and maintaining a place of business in the State of New York whom the undersigned may from time to time hereafter designate (having given 30 days’ advance written notice thereof to the Secured Party), as the true and lawful attorney and duly authorized agent for acceptance of service of legal process of the Guarantor. Without prejudice to the foregoing, the undersigned irrevocably consents to service of process in the manner provided for notices in the Guarantee Agreement. Nothing in this Supplement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 3. Waiver of July Trial. The undersigned irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guarantee Supplement, the Guarantee, any of the other Loan Documents, any documents delivered pursuant to the Loan Documents, or any actions of the Secured Partiy in the negotiation, administration, performance or enforcement thereof.

Very truly yours,

[NAME OF ADDITIONAL
       GUARANTOR]

By __________________________

Name:_____________________
Title:______________________
Address:___________________

EXHIBIT D

PLEDGE AGREEMENT

Exhibit D-1

PLEDGE AND SECURITY AGREEMENT

re SEA BREEZE PACIFIC JUAN DE RICA CABLE, LP

by and between
JUAN DE FUCA CABLE MANAGEMENT, INC.,
SBJF HOLDING CORP. and BOUNDLESS ENERGY NW, INC.

(the “Pledgors”)

and

UNITED STATES POWER FUND, L.P.
(the “Secured Party”)

dated as of

April 6, 2005

PLEDGE AND SECURITY AGREEMENT

re SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP

4.2.	No Other Liens	14
4.3.	Further Assurances	14
4.4.	Voting Rights	14
4.5.	Partnership Interests	14
4.6.	Performance of Partnership Agreement	15

4.7.	Amendments to the Partnership Agreement	15
4.8.	Financing Statements	15
4.9.	Records and Schedules	15

4.10.	Maintenance of Existence	15

4.11.	Other Financing Statements	16
4.12.	Certain Notices	16
4.13.	Proceedings	16
4.14.	Maintenance of Partner Status	16
4.15.	Payment of Taxes	16
4.16.	Bankruptcy	16
4.17.	Location of Office; Name	16

ARTICLE V EXERCISE OF REMEDIES		17
5.1.	Remedies Generally	17
5.2.	Sale of Pledged Collateral	18
5.3.	Purchase of Pledged Collateral	20
5.4.	Burden of Proof	20
5.5.	Application of Proceeds; Deficiency	20
5.6.	Cumulative Rights	20

ARTICLE VI MISCELLANEOUS		20
6.1.	Expenses	20
6.2.	Indemnity	21
6.3.	Notices	21
6.4.	Continuing Assignment; Pledge and Security Interest; Release	23
6.5.	Election of Remedies	23
6.6.	Reinstatement	24
6.7.	Consents Under the Partnership Agreement	24
6.8.	GOVERNING LAW; WAIVER OF JURY TRIAL; LIMITATION OF REMEDIES	24
6.9.	Consent to Jurisdiction	26
6.10.	Termination; Release	26
6.11.	Entire Agreement; Amendments; Waivers	27
6.12.	Assignment	27
6.13.	Indulgences or Delay	27
6.14.	Severability	27
6.15.	Headings	27
6.16.	Multiple Counterparts	27
6.17.	Drafting Interpretation	27
6.18.	Limitation of Liability	27

SCHEDULE 1	LOCATIONS FOR FILING FINANCING STATEMENTS
SCHEDULE 2	CHIEF EXECUTIVE OFFICE OF PLEDGOR

EXHIBIT A	IRREVOCABLE PROXY

EXHIBIT B	FORM OF PARTNERSHIP POWER

PLEDGE AND SECURITY AGREEMENT
re SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP

     THIS PLEDGE AND SECURITY AGREEMENT re SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP (this “Agreement”) is entered into as of April 6, 2005, by and among JUAN DE FUCA CABLE MANAGEMENT, INC., a Delaware corporation (“General Partner”), SBJF HOLDING CORP., a British Columbia corporation (“SB LP”) and BOUNDLESS ENERGY NW, INC., a Delaware corporation (“BE LP”; together with SB LP, the “Limited Partners”; together with SB LP and General Partner, the “Pledgors” and each of such parties individually, a “Pledgor”) in favor of UNITED STATES POWER FUND, L.P., a Delaware limited partnership (the “Secured Party”). The Pledgors and the Secured Party are herein sometimes collectively referred to as the “Parties” or individually as a “Party.”

     WHEREAS, General Partner is the sole general partner, and Limited Partners are the sole limited partners, of Sea Breeze Pacific Juan de Fuca Cable, LP, a Delaware limited partnership (“Borrower”), which is seeking a development loan and equity investments to finance, on an interim basis, the development of a 550 MW high voltage direct current submarine transmission link spanning the Strait of Juan de Fuca connecting Victoria, Vancouver Island, British Columbia, Canada and Port Angeles, Washington State, USA or an alternate route approved by the Secured Party connecting greater Victoria on Vancouver Island or greater Vancouver to the Olympic Peninsula (the “Project”); and

     WHEREAS, Borrower and the Secured Party are parties to that certain Development Loan Agreement, dated as of the date hereof (the “Loan Agreement”), and the Loan Documents and the Equity Term Sheet referred to therein (collectively, the “Loan Documents”), pursuant to which the Secured Party (as lender) has committed to provide development loans (the “Loans”) to Borrower; and

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Loan Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and, based upon the foregoing, and the mutual representations, covenants and other agreements set forth herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement. When used herein, the following terms shall have the following meanings:

     “Affiliate”: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

     “Agreement”: This Pledge and Security Agreement re Sea Breeze Pacific Juan de

Fuca Cable, LP, as the same may be from time to time amended, modified or supplemented.

     “Bankruptcy Code”: Title 11 of the United States Code, as in effect from time to time, or any successor thereto.

     “BE LP”: as defined in the preamble to this Agreement.

     “Borrower”: as defined in the recitals to this Agreement.

     “General Partner”: as defined in the preamble to this Agreement.

     “Governmental Authority”: Any nation, state, sovereign or government, any federal, regional, state, province, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     “Indebtedness”: Without duplication, (i) all obligations of any Person for borrowed money or for the deferred purchase price of property or services (other than (x) trade payables on terms of sixty (60) days or less incurred in the ordinary course of business of such Person and (y) payables to vendors, suppliers, advisers or other providers to such Person), (ii) all obligations of such Person evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under capital leases or synthetic leases, (iv) the stated amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all obligations of such Person under any interest rate protection agreement and any currency swap or similar agreement, (vi) any of such Indebtedness described in clauses (i) through (v) of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed, and (vii) all contingent obligations of such Person guaranteeing or intended to guarantee, or otherwise providing or intending to provide assurance against loss in respect of, any of such Indebtedness described in clauses (i) through (v) above, or leases, dividends or other obligations, of any other Person.

     “Lien”: Any mortgage, lien (statutory or other), pledge, hypothecation, assignment, security interest, title-retention arrangement, mandatory deposit arrangement, encumbrance, or other security agreement of any kind or nature whatsoever (including without limitation, any conditional sale or other title retention agreement, any sale of receivables or any capital lease), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

     “Limited Partners”: as defined in the preamble to this Agreement. “Loan Agreement”: as defined in the recitals to this Agreement. “Loan Documents”: as defined in the recitals to this Agreement.

     “Obligations”: All of Borrower’s liabilities, obligations and indebtedness from time to time owing to the Secured Party under the Loan Documents of any and every kind and nature, including, without limitation, the obligations of Borrower under the indemnities, contained in Sections 5.1(c) and 7.12 of the Loan Agreement, all principal of and interest on the Advances, charges, expenses and other sums chargeable to Borrower by Secured Party, arising under the

Loan Agreement, the Note or the other Loan Documents, whether heretofore, now or hereafter owing, arising, due or payable from Borrower to the Secured Party and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise.

     “Partnership Agreement”: as defined in Section 2.1(a)(i).

     “Partnership Interests”: as defined in Section 2.1(a)(i) of this Agreement. “Party” or “Parties”: as defined in the preamble to this Agreement.

     “Person”: Any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or Governmental Authority.

     “Pledged Collateral”: as defined in Section 2.1(a).

     “Pledgor” or “Pledgors”: as defined in the preamble to this Agreement. “Project”: as defined in the recitals to this Agreement.

     “SB LP”: as defined in the preamble to this Agreement.

     “Secured Party”: as defined in the preamble to this Agreement.

     “Uniform Commercial Code” or “UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York.

ARTICLE II

PLEDGE

     2.1 Pledged Collateral.

     (a) As collateral security for the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations, whether now existing or hereinafter arising and howsoever evidenced, each Pledgor hereby conveys, mortgages, pledges, grants, assigns, hypothecates, transfers and delivers to the Secured Party a continuing lien on, and a continuing first priority security interest in, all of such Pledgor’s right, title and interest in, to and under the following property, whether now existing or hereafter from time to time acquired (collectively the “Pledged Collateral”):

     (i) all of such Pledgor’s general or limited partnership interests, as applicable, voting or management rights and other powers of ownership in Borrower and any other ownership interest of whatever type in Borrower now or hereafter owned by such Pledgor, in each case together with any options, warrants or other rights to purchase such interests at any time owned by such Pledgor (including all such interests or options, warrants or other rights acquired by such Pledgor in the future) (collectively, the

“Partnership Interests”) and all of such Pledgor’s rights to acquire additional Partnership Interests for any purpose not inconsistent with the terms of the Loan Agreement, this Agreement and the other Loan Documents;

     (ii) all of such Pledgor’s claims, rights, privileges, authority, powers, options, security interests, liens and remedies, if any, under Borrower’s Limited Partnership Agreement, dated as of even date herewith, as amended from time to time (the “Partnership Agreement”), or at law or otherwise in respect of the Partnership Interests, including, without limitation, all of its rights (including voting or any management rights) as a general or limited partner of Borrower, as applicable, to exercise and enforce every right, power, remedy, authority, option and privilege of Borrower relating to the Partnership Interests, including any power to terminate, cancel or modify the Partnership Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of Borrower, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receive any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

     (iii) all equity or other ownership interests, dividends, distributions, monies, securities, instruments, payments and other property or proceeds of any kind to which such Pledgor may be, or may become, entitled to from time to time as a general or limited partner of Borrower, as applicable, by way of distribution, return of capital or otherwise, in respect of or in exchange for any or all of the Partnership Interests;

     (iv) any other claim that such Pledgor now has or may acquire in the future as a general or limited partner of Borrower, as applicable, against Borrower or its property;

     (v) all interests in substitution for or in addition to any of the foregoing, any certificates representing or evidencing such interests, and all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

     (vi) all proceeds, products and accessions of and to any of the property described in the preceding clauses (i) through (v).

     (b) As used herein, the term “proceeds” shall be construed as defined in Section 9-I02(a)(64) of the UCC and shall include whatever is received or receivable when any of the Pledged Collateral, or any proceeds thereof, is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and shall include, without limitation, all rights to payment, including interest and premiums, with respect to any of the Partnership Interests or any proceeds thereof and any property into which any of the Pledged Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the Pledged Collateral.

     (c) If any Pledgor acquires (by purchase, distribution or otherwise) any additional Partnership Interests at any time or from time to time after the date hereof, such Pledgor shall:

     (i) forthwith pledge such Partnership Interests as security to Secured Party hereunder;

     (ii) promptly notify Secured Party of such acquisition;

     (iii) to the extent such Partnership Interests (whether now owned or hereafter acquired) are certificated, promptly deliver to Secured Party its certificates therefor accompanied by such instruments of transfer as are reasonably acceptable to Secured Party and promptly thereafter deliver to Secured Party a certificate executed by any authorized officer of such Pledgor describing such Partnership Interests and certifying that they have been duly pledged hereunder; and

     (iv) to the extent such Partnership Interests (whether now owned or hereafter acquired) are uncertificated, promptly notify Secured Party thereof and promptly take all actions required to perfect the security interest of Secured Party under applicable Law, including, without limitation, under Section 8-106(c) of the UCC.

     2.2. Delivery of Certificates and Instruments. Each Pledgor shall deliver to Secured Party all certificates or instruments representing or evidencing the Partnership Interests to be held by Secured Party pursuant hereto in each case, properly endorsed in blank and in suitable form for transfer by delivery and accompanied by duly executed irrevocable proxy in the form attached as Exhibit A hereto and a limited partnership power in the form attached as Exhibit B hereto, all in form and substance satisfactory to Secured Party. At any time and from time to time, upon a written notice to the applicable Pledgor, Secured Party shall have the right to exchange certificates or instruments representing or evidencing any of the Partnership Interests for certificates or instruments of smaller or larger denominations. Secured Party shall have the right, at any time following the occurrence and during the continuation of an Event of Default, in its discretion and upon a written notice to the applicable Pledgor, to transfer to itself, or to register in its name or in the name of any of its nominees, any or all of the Partnership Interests. Each Pledgor shall take such actions as Secured Party reasonably requests to effect the foregoing, to permit Secured Party to exercise any of its rights and remedies hereunder, to effect fully the purposes of this Agreement, to create, perfect, maintain and preserve first priority Liens on the Pledged Collateral in favor of Secured Party, and to provide for the payment of the Obligations in accordance with the terms of the Loan Documents. Upon any change in applicable Law or other material change in circumstances affecting the perfection of the security interests granted hereunder, each

Pledgor shall provide an opinion of counsel that is satisfactory to Secured Party with respect to any pledge of the Partnership Interests and perfection of the Lien hereunder.

     2.3. Pledgors’ Rights.

     (a) Unless an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive and retain any and all distributions paid in respect of the Partnership Interests (whether in cash or other property) free and clear of the Lien created by this Agreement and in accordance with the Loan Documents and the Partnership Agreement; provided, however, that, if received by any Pledgor, any and all (i) distributions paid or payable in respect of the Partnership Interests in connection with (A) any partial or total liquidation or dissolution of Borrower, (B) any distributions of capital of Borrower (other than distributions made pursuant to the Loan Documents), or (C) any reorganization of Borrower, and (ii) property paid or payable or otherwise distributed in redemption of, or in exchange for, the property in clause (i) of this Section 2.3(a), shall be included as Pledged Collateral, shall be segregated from other property and funds of such Pledgor, and shall forthwith be delivered to Secured Party in the same form as so received (together with any necessary transfer documents or endorsements) to hold as Pledged Collateral. Upon the occurrence and during the continuation of an Event of Default, each Pledgor’s rights under this Section 2.3 shall cease and all such rights shall become vested in Secured Party, who thereupon shall have the sole right to receive and hold such distributions as Pledged Collateral.

     (b) Unless an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting, management, consent, ratification, waiver, and other rights with respect to the Partnership Interests for any purpose not inconsistent with the terms of this Agreement or any of the other Loan Documents; provided, that no vote shall be cast, right exercised or action taken that would result in a material violation of the Partnership Agreement, unless so required by applicable Law. Upon the occurrence and during the continuation of an Event of Default and upon a written notice by Secured Party to Pledgors, each Pledgor’s voting, management, consent, ratification, waiver, and other rights with respect to the Partnership Interests that each Pledgor would otherwise be entitled to exercise shall cease and such rights shall be vested in Secured Party, who thereupon shall have the sole right to exercise or refrain from exercising such rights.

     (c) All distributions and other funds received by any Pledgor in violation of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from such Pledgor’s other property and funds and shall be paid to Secured Party in the same form as so received (together with any necessary transfer documents and endorsements) as Pledged Collateral.

     2.4. Secured Party Liability.

     (a) Notwithstanding any other provision contained in this Agreement, each Pledgor shall remain liable under the Partnership Agreement for all of the obligations to be performed by it thereunder to the same extent as if this Agreement had not been executed. The exercise by Secured Party or any of its permitted assigns or successors of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under the Partnership Agreement, to the extent that such duties or obligations arose or accrued prior to the sale, assignment or other transfer of the Partnership Interests by Secured Party in exercise of its remedies hereunder. None of Secured Party or any of its directors, officers, employees, affiliates or agents shall have any obligation or liability under the Partnership Agreement or under or with respect to any Pledged Collateral by reason of or arising out of (i) this Agreement, except as set forth in Section 9-207 of the UCC, or (ii) the receipt by Secured Party of any payment relating to any Pledged Collateral, nor shall Secured Party or any of its directors, officers, employees, affiliates or agents be obligated in any manner to (A) perform any of any Pledgor’s obligations under or pursuant to the Partnership Agreement or any other agreement to which any Pledgor is a party, (B) make any payment or inquire as to the nature or sufficiency of any payment or performance with respect to any Pledged Collateral, (C) present or file any claim or collect the payment of any amounts or take any action to enforce any performance under or with respect to the Partnership Agreement or Pledged Collateral or (D) take any other action whatsoever with respect to the Pledged Collateral, in each case, other than as required under this Agreement and the other Loan Documents.

     (b) The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder and, except as required by applicable Law, Secured Party shall not have any duty regarding any Pledged Collateral or to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral and no such duties shall be implied as arising hereunder.

     2.5. Attorney-in-Fact. Each Pledgor hereby appoints Secured Party, or any officer or agent whom Secured Party may designate, as its true and lawful attorney-in-fact and proxy, which appointment, being coupled with an interest, is irrevocable until the termination of the Loan Documents according to their terms, with full power and authority in such Pledgor’s place and stead, and in such Pledgor’s name or in its own name, at such Pledgor’s reasonable cost and expense, from time to time after the occurrence and during the continuation of any Event of Default in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to enforce its rights under this Agreement or to accomplish the purposes of this Agreement or the other Loan Documents, including, without limitation, authority to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for, endorse and collect all drafts or other instruments, chattel paper and monies due and to become due or made payable to each Pledgor through any distribution, interest payment or other payment in respect of the Pledged Collateral or any part thereof to be paid over to Secured Party pursuant to Section 2.3(c) and to file any claims or take any action or institute any proceedings that the Secured Party may deem to be necessary or desirable for the collection thereof. Each Pledgor hereby ratifies any actions that said attorney shall lawfully take or cause to be taken by virtue hereof, in each case pursuant to the powers granted under this Section 2.5. Each Pledgor hereby acknowledges and agrees that Secured Party shall have no fiduciary duties to any Pledgor, and each Pledgor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

     2.6. Step-in Rights. Upon the occurrence and during the continuation of any Event of Default and upon a written notice to any Pledgor, Secured Party may (but shall not be obligated to) perform, or cause performance of, any of any Pledgor’s obligations under this Agreement. Secured Party’s expenses, including the fees and expenses of its counsel, incurred in connection with performing any such obligations shall be payable, jointly and severally, by Pledgors.

     2.7. Reasonable Care; Standards for Exercising Remedies; Marshaling Pledged Collateral.

     (a) Notwithstanding anything to the contrary contained in this Agreement, Secured Party shall exercise the same degree of care hereunder as it exercises or would exercise in connection with its own property of the type of which the Pledged Collateral consists. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which Secured Party accords or would accord in similar transactions for its own account; provided, however, it is expressly understood that Secured Party shall have no responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

     (b) In furtherance of the foregoing, to the extent applicable Laws impose on Secured Party an obligation to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that, to the extent consistent with applicable Law, it is not commercially unreasonable for Secured Party (i) to fail to incur expenses deemed significant by Secured Party to prepare Pledged Collateral for disposition or otherwise to convert raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Pledged Collateral to be disposed of, or to obtain or, if not required by other applicable Laws, to fail to obtain governmental or third party consents for the collection or disposition of Pledged Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Pledged Collateral or to remove Liens or encumbrances on or any adverse claims against Pledged Collateral, (iv) to exercise or fail to exercise collection remedies against account debtors and other Persons obligated on the Pledged Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise or fail to advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (vi) to contact or fail to contact other Persons, whether or not in the same business as any Pledgor, in connection with expressions of interest in acquiring all or any portion of the Pledged Collateral, (vii) to hire or fail to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, whether or not the Pledged Collateral is of a specialized nature, (viii) to dispose Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have reasonable capability of doing so, or that match buyers and sellers of assets (or to fail to do so), (ix) to dispose of assets in wholesale rather than retail markets (or to fail to do so), (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Secured Party against the risk of loss, collection or disposition of Pledged Collateral, or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Pledged Collateral.

     (c) Without limiting the generality of the foregoing and except as otherwise provided by applicable Laws, Secured Party shall not be required to marshal any collateral, including the Pledged Collateral subject to the security interest created hereby, or to resort to any item of Pledged Collateral in any particular order. To the extent that each Pledgor lawfully may, each Pledgor hereby (i) agrees that it will not invoke any applicable Laws relating to the marshalling of collateral that might cause delay in, or impede the enforcement of the Secured Party’s rights under, this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured and (ii) irrevocably waives the benefits of all applicable Laws and any and all rights to equity of redemption or other rights of redemption that they may have in equity or at law with respect to the Pledged Collateral.

     (d) Each Pledgor hereby waives, to the maximum extent permitted by applicable Law (i) all rights of such Pledgor under any applicable Law limiting remedies, including recovery of a deficiency, under an obligation secured by a mortgage or deed of trust on real property if the real property is sold under a power of sale contained in the mortgage, and all defenses based on any loss whether as a result of any such sale or otherwise, to recover any amount from Secured Party, whether by right of subrogation or otherwise; (ii) all rights of such Pledgor under any applicable Law to require the Secured Party to pursue Borrower or any other Person, any security which Borrower may hold, or any other remedy before proceeding against such Pledgor; (iii) all rights of reimbursement or subrogation, all rights to enforce any remedy that Secured Party may have against Borrower, and all rights to participate in any security held by Secured Party until the Obligations have been indefeasibly paid and performed in full; (iv) all rights to require Secured Party to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests; (v) all rights to assert the bankruptcy or insolvency of Borrower as a defense hereunder or as the basis for rescission hereof, (vi) all rights under any applicable Law purporting to reduce such Pledgor’s obligations hereunder if the Obligations are reduced; (vii) all defenses based on the disability or lack of authority of Borrower or any Person, the repudiation of the Loan Documents by Borrower or any Person, the failure by Secured Party to enforce any claim against Borrower, or the unenforceability in whole or in part of any Loan Document; (viii) all suretyship and guarantor’s defenses generally; (ix) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Pledgor of its obligations under, or the enforcement by Secured Party of, this Agreement; (x) any requirement on the part of Secured Party to mitigate the damages resulting from any default; and (xi) except as otherwise specifically set forth herein all rights of notice and hearing of any kind prior to the exercise of rights by Secured Party upon the occurrence and during the continuation of an Event of Default to repossess with judicial process or to replevy, attach or levy upon the Pledged Collateral. To the extent permitted by applicable Law, each Pledgor hereby waives the posting of any bond otherwise required of Secured Party in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon its Pledged Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of Secured Party, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other agreement or document between such Pledgor and Secured Party. Upon the occurrence and during the continuation of an Event of Default, Secured Party may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against Borrower, any security or any guarantor, even if the effect of that action is to deprive any Pledgor of the right to collect reimbursement from Borrower for any sums paid by such Pledgor to Secured Party.

     2.8. Security Interest Absolute.

     (a) The obligation of each Pledgor under this Agreement is independent of the Obligations, and a separate action or actions may be brought and prosecuted against any Pledgor to enforce this Agreement. All rights of Secured Party hereunder, the pledge, hypothecation and security interest hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, to the extent permitted by applicable Law, irrespective of:

          (i) any lack of validity or enforceability of any of the Loan Documents or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents or any other agreement or instrument relating thereto;

          (iii) any manner of application of the Pledged Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any other collateral for all or any of the Obligations;

          (iv) any change, restructuring or termination of the structure or existence or identity of Secured Party;

          (v) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Obligations; or

          (vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor, Borrower or a third party grantor of a security interest, except as otherwise provided herein.

     2.9. Effective as a Financing Statement. This Agreement shall also be effective as a financing statement covering any Pledged Collateral and may be filed in any appropriate filing or recording office. A carbon, photographic, facsimile or other reproduction of this Agreement or of any financing statement relating to this Agreement shall be sufficient as a financing statement for any of the purposes referred to in the preceding sentence.

ARTICLE III

PLEDGORS’ REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants as to itself that, as of the date hereof:

     3.1 Existence; Compliance with Law. Such Pledgor (i) is an entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it was organized, (ii) has the requisite power and authority to own and use its property and assets, including the Pledged Collateral, and conduct the business in which it is currently engaged and presently proposes to engage, and possesses all governmental approvals required for its ownership of the Pledged Collateral and (iii) is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification.

     3.2. Power, Authorization; Enforceable Obligations. Such Pledgor has full corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and has taken all action necessary to be taken by it to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent, waiver, authorization of or filing with any Person is required in connection with the execution, delivery, performance by, or the validity or enforceability against such Pledgor of the Loan Documents to which it is a party, that has not been obtained (and those that have been obtained are all final, in full force and effect and non appealable). This Agreement and each of the Loan Documents to which such Pledgor is a party have been duly executed and delivered on behalf of such Pledgor, and constitute legal, valid and binding obligations of such Pledgor enforceable against such Pledgor in accordance with their respective terms, except as enforceability may be limited by general equitable principles or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

     3.3. Governed by Partnership Agreement. The Partnership Agreement has been duly executed and delivered by such Pledgor and constitutes the legal, valid and binding obligations of such Pledgor, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

     3.4. No Legal Bar. None of the execution, delivery or performance of this Agreement or the other Loan Documents to which the such Pledgor is a party, nor the consummation of the transactions contemplated hereunder or thereunder, nor compliance with the terms and provisions hereof or thereof, do or will (i) contravene or violate any provisions of the certificate of incorporation, bylaws or other organizational documents of such Pledgor, or any applicable Law or Governmental Approval applicable to it or any of its properties or assets, including the provisions of the Public Utility Holding Company Act of 1935 and the rules and regulations thereunder, (ii) conflict with, or result in any breach of, any of the terms and conditions of any mortgage, indenture, lease, or other contract, instrument or agreement to which such Pledgor is subject or by which it or its properties are bound, (iii) result in or require the creation or imposition of any Lien (other than Liens in favor of Secured Party) on any of its properties or revenues pursuant to any requirement of Law or contractual obligation or in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default with respect to any of its contractual obligations, or (iv) result in the acceleration or mandatory prepayment of any Indebtedness evidenced by, or the termination of, any contract, agreement or instrument to which it is a party or by which it or any of its property is bound.

     3.5. No Litigation. No investigation by, or litigation, action, claim, judgment, complaint, nature of violations, injunctions, orders, decrees, directives, suits or proceedings before, any court, tribunal, arbitrator, mediator, referee or Governmental Authority is pending, nor to the knowledge of such Pledgor, is any of the foregoing threatened, by or against such

Pledgor, or against the Pledged Collateral or any of such Pledgor’s other properties or revenues, in connection with or with respect to the Loan Documents or any of the transactions contemplated hereby or thereby.

     3.6. Security Interest; Title to Pledged Collateral.

     (a) The security interest created pursuant to this Agreement constitutes a valid and continuing first Lien on and first security interest in the Pledged Collateral in favor of the Secured Party, free and clear of all other Liens (excluding Permitted Liens) in favor of others and rights of others and prior to all other Liens (excluding Permitted Liens which have priority over the Lien of this Agreement by operation of Law) in favor of others and rights of others, and are enforceable as such as against creditors of and purchasers from such Pledgor.

     (b) The execution and delivery of the Loan Agreement and this Pledge Agreement, the delivery to the Secured Party of the items set forth in Section 2.2 hereof and the filing of the financing statements on Form UCC-1 in the offices and locations described in Schedule 1 attached hereto will create and perfect a valid first priority security interest in favor of Secured Party in the Pledged Collateral, subject only to Permitted Liens. No further action will be required to maintain and preserve, or to effectively put other Persons on notice of, such Lien and security interests other than the filing of continuation statements required by the UCC.

     (c) Each Pledgor has good and indefeasible title to and is the sole owner of all right, title and interest in its respective Pledged Collateral and such Pledged Collateral is free from any Lien or other right, title or interest of any person other than the Liens of Secured Party created under the Loan Documents and this Agreement.

     (d) There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) executed by such Pledgor, or, to the knowledge of such Pledgor after due inquiry, by any other person covering or purporting to cover any interest of any kind in the Pledged Collateral hereunder, except financing statements filed or to be filed in respect of the Lien created by this Agreement or unless a termination statement has been filed with respect to such financing statement.

     3.7. Consents. No consent, authorization, approval or other action by, and no notice to or filing with, any other Person or any Governmental Authority (other than the filing of UCC financing statements in the filing offices indicated in Schedule 1, indicating such Pledgor as “grantor” and the Secured Party as “Secured Party” and appropriately describing the Pledged Collateral and, in the case of maintaining perfection, the filing of continuation statements) is required either (a) for the creation or perfection of the Lien under this Agreement or for the due execution, delivery or performance of this Agreement by such Pledgor, or (b) for the exercise by Secured Party of the voting or other rights provided for in this Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally or except for consents, authorizations, approvals or other actions that have been duly obtained.

     3.8. Partnership Interests.

     (a) The Partnership Interests pledged hereunder constitute 100 percent of the issued and outstanding partnership interests in Borrower. The Partnership Interests have been validly created and all contributions with respect thereto required to be made as of the date hereof pursuant to the Partnership Agreement have been paid to Borrower.

     (b) Except as specifically provided in or permitted by the Loan Documents, such Pledgor does not have any outstanding (A) securities convertible into or exchangeable for the Partnership Interests or (B) rights to subscribe for or purchase, or any options, warrants or other rights to acquire, ownership interests convertible into or exchangeable or exercisable for partnership interests, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, the Partnership Interests.

     (c) There are no certificates, instruments, documents or other writings (other than the Partnership Agreement) of Borrower which evidence any Partnership Interest of any Pledgor.

     (d) No Person has any right to purchase or terminate any or all of such Pledgor’s interests in the Pledged Collateral, except pursuant to the terms of this Agreement.

     3.9. Main Offices. Such Pledgor’s chief executive office and the office where it keeps its records concerning the Pledged Collateral are set forth on Schedule 2 hereto.

     3.10. Financial Benefit. Such Pledgor will derive financial benefit, directly or indirectly, in return for Borrower undertaking the obligations under the Loan Documents to which it is a party.

     3.11. Taxes.

     (a) Such Pledgor has filed all federal, state and local tax returns that are required to be filed by it and has paid all taxes shown to be due and payable on such returns or pursuant to any assessment received by it and to the extent, if any, such taxes are not due and payable, has established reserves (segregated to the extent required by GAAP) that are adequate for the payment thereof, and it does not have actual knowledge of any actual or proposed assessment in connection therewith. Such Pledgor has not given or been requested to give a waiver of the statute of limitations relating to the payment of any taxes.

     (b) There is no pending or, to such Pledgor’s actual knowledge, threatened, tax audit or investigation of such Pledgor by any Governmental Authority.

     (c) Such Pledgor is not a “foreign person” within the meaning of Section 1445(0(3) of the Code.

     3.12. Borrower Partnership Agreement. A true and complete copy of the Partnership Agreement has been furnished to Secured Party and the Partnership Agreement is in full force and effect.

     3.13. No Default. Such Pledgor is not in default or violation of any terms of this Agreement or any other Loan Document to which it is a party.

ARTICLE IV

COVENANTS

          Each Pledgor hereby covenants and agrees that from and after the date hereof until the termination of this Agreement in accordance with Section 6.5:

     4.1. Disposition of Pledged Collateral. Except as otherwise specifically permitted by the Loan Documents, such Pledgor shall not sell, assign, convey, transfer (by operation of law or otherwise) or otherwise dispose of, or grant any option or warrant with respect to, or consent to the sale, assignment, conveyance, transfer or other disposition of, or grant of any option or warrant with respect to, any of the Pledged Collateral. Following a sale or transfer that is permitted by the Loan Documents of the Pledged Collateral by such Pledgor, such Pledgor shall cause the purchaser or transferee to promptly deliver to Secured Party all certificates representing such person’s Pledged Collateral together with any instruments of transfer or endorsements requested by Secured Party. Upon receipt of such items, Secured Party shall return to such Pledgor any Pledged Collateral (and instruments of transfer or endorsement) in its possession that is subject to such sale or transfer.

     4.2. No Other Liens. Such Pledgor shall not create, incur or permit to exist, shall defend the Pledged Collateral owned by it against and shall take such other action as is reasonably necessary to remove, any Lien or claim on or with respect to the Pledged Collateral, other than the Lien created by this Agreement, and shall defend the right, title and interest of Secured Party in and to the Pledged Collateral against all claims and demands.

     4.3. Further Assurances. Such Pledgor shall at any time and from time to time, at such Pledgor’s expense, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to maintain a first priority perfected security interest in the Pledged Collateral or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

     4.4. Voting Rights. Such Pledgor shall exercise any and all management, voting and other consensual rights pertaining to Borrower in a manner consistent with the terms of this Agreement, the Partnership Agreement and the other Loan Documents.

     4.5. Partnership Interests. Except as specifically permitted by the Loan Documents, (i) such Pledgor shall cause the Partnership Interests pledged hereunder to constitute at all times not less than the entire partnership interests of Borrower then issued and outstanding, and (ii) such Pledgor shall not permit (w) Borrower to issue any additional partnership interests at any time (whether or not certificated), (x) Borrower to have outstanding any subscription agreements, warrants, rights or options to acquire any partnership interests of whatever type, (y) any partnership interest of Borrower to be dealt in or traded on any securities exchange or in any securities market, or (z) any partnership interest of Borrower to be deemed an investment company security (as defined in Section 8-103(b) of the UCC).

     4.6. Performance of Partnership Agreement. Such Pledgor shall at its expense perform and observe all of the terms and provisions of the Partnership Agreement to be performed or observed by it, use commercially reasonable efforts to maintain the Partnership Agreement in full force and effect, enforce the Partnership Agreement in accordance with its terms, and take all commercially reasonable action to such end as may be from time to time be reasonably requested by Secured Party.

     4.7. Amendments to the Partnership Agreement. Except as otherwise specifically provided in the Loan Documents, such Pledgor shall not, without the prior written consent of Secured Party, agree to or permit (i) the cancellation or termination of the Partnership Agreement, except upon the expiration of the stated term thereof, or (ii) any amendment or modification of the Partnership Agreement or waive any default under or breach of the Partnership Agreement without the Secured Party’s prior written consent, except that Secured Party’s consent shall not be required with respect to any such amendment or modification to comply with applicable Law or to clarify any inconsistency or the like which would not adversely affect the rights of Secured Party hereunder, provided, that it shall notify Secured Party of its intent to so amend or modify the Partnership Agreement and shall provide to Secured Party a copy of the amendment or modification it proposes to enter into at least 15 Business Days prior to entering into such amendment or modification. In addition, it shall not consent to any transaction for the termination, dissolution or winding up of, or the merger or consolidation with any other Person by, or which would otherwise change the structure or organization of, Borrower.

     4.8. Financing Statements. Such Pledgor shall sign and deliver to Secured Party such financing statements (or similar statements or instruments of registration under the law of any jurisdiction), as may be necessary under applicable Law to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests as provided herein and the other rights and security contemplated herein, all in accordance with (i) the UCC as enacted in any and all relevant jurisdictions or (ii) any other applicable Law. Such Pledgor authorizes Secured Party to file any such financing or continuation statements (or similar statements or instruments of registration under the law of any jurisdiction) without any additional authorization or signature of such Pledgor.

     4.9. Records and Schedules. Such Pledgor shall keep and maintain, at its own cost and expense, records of the Pledged Collateral owned by it, including, but not limited to, records of all payments received with respect thereto, and upon reasonable notice, and during normal business hours, such Pledgor shall make the same reasonably available to Secured Party for inspection at such Pledgor’s chief executive office and at such Pledgor’s sole cost and expense. Such Pledgor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as Secured Party may reasonably request, all in reasonable detail.

     4.10. Maintenance of Existence. Such Pledgor shall do or cause to be done all things necessary to preserve and maintain at all times its existence as a limited partnership and preserve and maintain all of its rights, privileges, licenses and franchises and shall comply with all requirements of all applicable Laws.

     4.11. Other Financing Statements. Such Pledgor shall not, without the prior written consent of Secured Party, execute or file in any public office or consent to the execution of or filing of any enforceable financing statement or statements covering any or all of its Pledged Collateral, except financing statements filed or to be filed in favor of Secured Party as secured party or in connection with Permitted Debt.

     4.12. Certain Notices. Such Pledgor shall promptly notify Secured Party of any written claim of which it has knowledge relating to title to the Pledged Collateral. It shall deliver to Secured Party a copy of each other written demand, notice or document received by it which could reasonably be expected to adversely affect Secured Party’s interest in the Pledged Collateral promptly upon, but in any event within 5 Business Days after, its receipt thereof.

     4.13. Proceedings. Such Pledgor shall, promptly upon obtaining knowledge of any action, suit or proceeding, at law or in equity, by or before any Governmental Authority, mediator or arbitrator, pending or threatened, against it with respect to the Pledged Collateral, or upon becoming aware of the failure of such Pledgor to comply with the terms and conditions of any governmental approval applicable to such Pledgor or the Pledged Collateral, furnish to Secured Party a notice of such event describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the actions that such Pledgor has taken and proposes to take with respect thereto.

     4.14. Maintenance of Partner Status. Such Pledgor shall not withdraw as a partner of Borrower or seek a partition of any property of Borrower.

     4.15. Payment of Taxes. Such Plegor shall pay, before any fine, penalty, interest or cost attaches thereto, all taxes, now or hereafter assessed or levied against Borrower, its Pledged Collateral or upon the Liens provided for herein, unless such taxes are being contested in good faith and the such Pledgor shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP. Such Pledgor shall pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, would, by applicable Law or otherwise, become a Lien on its Pledged Collateral, unless such claims are subject to a good faith dispute and any such Liens are bonded over within thirty (30) days of the date they are filed.

     4.16. Bankruptcy. Such Pledgor shall not authorize, seek to cause, or permit Borrower to (i) commence a voluntary case or other proceeding seeking (A) liquidation, reorganization or other relief of Borrower or Borrower’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian or other similar official of Borrower or any substantial part of Borrower’s property, (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against Borrower, or (iii) make a general assignment for the benefit of creditors.

     4.17. Location of Office; Name.

     (a) Such Pledgor shall not, without 30 days’ prior written notice to Secured Party, change its principal place of business, chief executive office or the office where it keeps its records concerning its Pledged Collateral from the address specified on Schedule 1 hereto, and in connection with any such change it shall deliver to Secured Party an opinion of counsel addressed to Secured Party setting forth any actions required to be taken with respect to the filing, recording, refiling and re-recording of this Agreement or financing statements or continuation statements with respect thereto, if any, as are necessary to maintain and preserve the perfection of the security interest of Secured Party in and to the Pledged Collateral granted hereunder and such Pledgor or its counsel shall have taken all such actions specified in such opinion.

     (b) Such Pledgor shall not change its legal name unless it has (A) given to Secured Party at least 30 days’ prior written notice of its intention to do so, clearly stating its new name and the jurisdictions in which its new name shall be used, (B) provided to Secured Party such other information in connection therewith as Secured Party may reasonably request, (C) taken all action reasonably satisfactory to Secured Party to maintain the security interest of Secured Party in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (D) delivered to Secured Party an opinion of counsel addressed to Secured Party setting forth all actions required to be taken with respect to the filing, recording, refiling and re-recording of this Agreement, or financing statements, continuation statements or other applicable statements in the relevant jurisdiction with respect thereto, if any, as are necessary to maintain and preserve the perfection of the security interest of Secured Party in and to the Pledged Collateral granted hereunder and either such Pledgor or its counsel shall have taken all of such actions specified in such opinion.

ARTICLE V

EXERCISE OF REMEDIES

     5.1. Remedies Generally. If an Event of Default shall have occurred and be continuing, Secured Party may exercise, in addition to all other rights and remedies granted in the Loan Agreement or the other Transaction Documents or in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party upon default under the UCC in effect from time to time in any relevant jurisdiction (or such other like law in the applicable jurisdiction), and all other rights and remedies available at law or in equity, in each case at the Pledgors’ expense and without prior notice to any Pledgor except as required under applicable Law. In addition to any other remedy provided herein, Secured Party may take any or all of the following actions:

     (a) Secured Party may declare, without presentment, demand, protest or notice of any kind, all of which each Pledgor hereby expressly waives, the entire amount of the Obligations to be immediately due and payable, whereupon all of such Obligations shall be and become immediately due and payable.

     (b) Secured Party may exercise the powers of attorney set forth in Section 2.5 of this Agreement to manage (or designate another Person to manage) the operations, business and affairs of Borrower.

     (c) Secured Party may exercise any and all rights and remedies of any Pledgor under or in connection with the Partnership Interests or otherwise in respect of the

Pledged Collateral, including, without limitation, the right to vote with respect to the Partnership Interests and all rights of each Pledgor to demand or otherwise require payment of any amount with respect to the Partnership Interests.

     (d) Secured Party may transfer to or register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral.

     (e) Secured Party may (A) notify Borrower to make payment and performance due to any Pledgor under the Partnership Agreement or otherwise directly to Secured Party, (B) file any claims, commence, maintain, settle or discontinue any actions, suits or other proceedings deemed by Secured Party in its sole discretion to be necessary or advisable for the purpose of collecting upon the Pledged Collateral, and (C) execute any instrument and do all other things deemed by Secured Party in its sole discretion to be necessary and proper to protect and preserve, and to permit Secured Party to realize upon, the Pledged Collateral and the other rights contemplated thereby.

     5.2. Sale of Pledged Collateral. Without limiting the generality of Section 5.1, Secured Party may, with notice as required by applicable Law, take any or all of the following actions:

     (a) Secured Party may sell, license or otherwise dispose of the Pledged Collateral or any part thereof in a commercially reasonable manner, which may include in one or more parcels at public or private sale or at any of Secured Party’s corporate offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Secured Party shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any public or private sale. Each Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received that Secured Party deems to be commercially reasonable under the circumstances and does not offer the Pledged Collateral to more than one offeree.

     (b) Secured Party may, in accordance with applicable Laws, accept the Pledged Collateral in full or partial satisfaction of the Obligations.

     (c) All payments made under or in connection with the Partnership Interests or otherwise in respect of the Pledged Collateral, and received by Secured Party as Pledged Collateral in accordance with the provisions hereof, may, in the discretion of Secured Party, be held by Secured Party as Pledged Collateral for, and then or as soon thereafter as is reasonably practicable applied in whole or in part by Secured Party against all or any part of, the Obligations in accordance with the terms of the Loan Documents. Any surplus of such payments held by Secured Party and remaining after payment in full of all of the Obligations shall be paid over to the Pledgors or to whomsoever else may be lawfully entitled to receive such surplus.

     (d) Each Pledgor understands that, if Secured Party were to attempt to dispose of all or any part of the Pledged Collateral, compliance with the Securities Act may strictly limit the course of conduct of Secured Party and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Secured Party’s ability to dispose of all or part of the Pledged Collateral under applicable “Blue Sky” or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that, in light of such restrictions and limitations, Secured Party may, with respect to any sale of the Pledged Collateral, to the extent commercially reasonable, limit the purchasers to those who agree, among other things, to acquire the Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that, in light of the foregoing restrictions and limitations, Secured Party may, in a commercially reasonable manner, (a) sell the Pledged Collateral whether or not a registration statement for the purpose of registering the Pledged Collateral or part thereof shall have been filed under the Securities Act and (b) approach and negotiate with any one or more possible purchasers to effect such sale. Each Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, Secured Party shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that Secured Party deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale had been deferred until after registration under applicable securities laws or if more purchasers had been approached. The provisions of this paragraph will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may substantially exceed the price at which Secured Party sells the Pledged Collateral. Each Pledgor agrees that any sales made in accordance with this paragraph will be deemed to have been made in a commercially reasonable manner.

     (e) If for any reason Secured Party desires to sell any of the Pledged Collateral at a public sale, Secured Party may, at any time and from time to time, take or cause the issuer of such Pledged Collateral to take such action and prepare, distribute or file such documents as are required or advisable in the reasonable opinion of counsel for Secured Party to permit the public sale of such Pledged Collateral.

     (f) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall, and shall cause Borrower, as applicable, to furnish to Secured Party all such information Secured Party may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party as exempt transactions under the Securities Act of 1933, as amended, and the rules of the Securities and Exchange Commission thereunder.

     5.3. Purchase of Pledged Collateral. Secured Party may be a purchaser of the Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether at a public disposition, or a private disposition, whether pursuant to foreclosure, power of sale or otherwise hereunder and Secured Party may apply the purchase price to the payment of the Obligations. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.

     5.4. Burden of Proof. To the full extent permitted by applicable Law, each Pledgor shall have the burden of proving that any such disposition of the Pledged Collateral pursuant to this Article 5 was conducted in a commercially unreasonable manner. To the extent permitted by applicable Law, each Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any applicable Law now existing or hereafter enacted. Each Pledgor authorizes Secured Party, at any time and from time to time, to execute, in connection with a disposition of the Pledged Collateral pursuant to the provisions of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

     5.5. Application of Proceeds; Deficiency. The proceeds of any Pledged Collateral sold pursuant to this Agreement shall be applied first, to the payment of any expenses incurred by Secured Party in connection with the administration of this Agreement, the custody, preservation or sale of, collection from or other realization from, any of the Pledged Collateral, the exercise or enforcement of any of its rights hereunder or the failure of the Borrower or any Pledgor to perform or observe any of the provisions of this Agreement or the other Loan Documents including, without limitation, all attorneys’ fees and legal expenses incurred by Secured Party, and then, to the payment of all or any part of the Obligations in accordance with the provisions of the Loan Documents. Any surplus remaining after payment in full of all of the Obligations shall be paid over to the Pledgors or to whomever may be entitled to receive such surplus.

     5.6. Cumulative Rights. Each right, power and remedy of Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.

ARTICLE VI

MISCELLANEOUS

     6.1. Expenses.

     (a) The Pledgors shall, jointly and severally, pay or reimburse or cause to be paid or reimbursed to Secured Party for, any and all fees, costs and expenses of whatever kind or nature (including, without limitation, the fees and expenses of its counsel and of any experts, special consultants or local counsel who might be retained by Secured Party in connection with the transactions contemplated hereby) incurred in connection with (i) the creation, preservation or protection of the Liens on, and security interest in, its Pledged Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Pledged Collateral, and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Pledged Collateral, the Secured Party’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Pledged Collateral, (ii) the sale of, collection from, custody or preservation of or other realization upon, any of its Pledged Collateral pursuant to the exercise or enforcement of any of the rights of Secured Party hereunder or (iii) the failure by such Pledgor to perform or observe any of the provisions hereof. Any amounts payable by any Pledgor pursuant to this Section 6.1 shall be payable on demand.

     (b) If and to the extent that any obligations of any Pledgor under this Section are unenforceable for any reason, such Pledgor shall make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable Law.

     6.2. Indemnity. Each Pledgor agrees to indemnify Secured Party and its Affiliates (collectively, the “Indemnified Parties”) from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against them or any one or more of them by any Person in any way relating to or arising out of (a) the Lien on the Pledged Collateral in favor of Secured Party created hereunder, (b) this Agreement or any default hereunder or breach hereof by any Pledgor, (c) any action taken or omitted by any Indemnified Party pursuant to this Agreement or any exercise or enforcement of rights or remedies hereunder, or (d) any sale or other disposition of or any realization on the Pledged Collateral, but no Pledgor shall be liable to any Person for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that result from such Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Payment by an Indemnified Party will not be a condition precedent to the obligations of any Pledgor under this indemnity. Except as otherwise expressly provided in writing, this Section will survive the execution and delivery of this Agreement, the satisfaction of the Obligations and any transfer or assignment of the Note.

     Notices. Without modifying any of the provisions of this Agreement concerning the requirements for, or waiver of, any notice, all notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, facsimile, or by delivering same in person to the intended addressee. Notice so mailed shall be effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, two (2) days after such notice was deposited in a receptacle maintained by the United States Post Office for the acceptance of mail, or (c) in the case of notice by such a telecommunications device, upon transmission thereof; provided such transmission is promptly confirmed by any method set forth in clause (a) or (b) above. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the Parties shall be as set forth below; provided, however, that any Party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days’ notice to the other Party in the manner set forth hereinabove.

If to General Partner:

Juan de Fuca Cable Management, Inc. 203
Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

If to BE LP:

Boundless Energy NW, Inc.
203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297If to SB LP:

If to SB LP:

SBJF Holding Corp.
Lobby Box 91
Suite 1400
333 Seymour Street
Vancouver, British Columbia V6B 5A6

Telephone: (604) 689-2991
Facsimile: (604) 689-2990

If to Secured Party:

United States Power Fund, L.P.
c/o Energy Investors Funds One
Penn Plaza, Suite 4507
New York, NY 10119

Telephone: (212) 564-1276
Fax: (212) 564-4802
Attention: Andrew Schroeder

with a copy to:

Energy Investors Funds
Three Charles River Place
63 Kendrick Street
Needham, MA 02494
Tel: (781) 292-7000
Fax: (781) 292-7099
Attention: General Counsel

     6.3. Continuing Assignment; Pledge and Security Interest; Release.

     (a) This Agreement shall create a continuing assignment, conveyance, mortgage, pledge, hypothecation, transfer and grant of a security interest in the Pledged Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations and the expiration or termination of the Loan Agreement, (ii) be binding upon each Pledgor, their successors and assigns, provided, that no Pledgor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of Secured Party, and (iii) inure to the benefit of, and be enforceable by Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Secured Party may assign or otherwise transfer all or any portion of its rights in the Obligations and in the Pledged Collateral to the extent and in the manner provided in the Loan Documents, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

     (b) At such time as this Agreement, in accordance with subsection (a) of this Section 6.4, ceases to be of full force and effect, the security interest granted hereby shall terminate and, except as otherwise provided herein, all rights to the Pledged Collateral shall revert to the Pledgors. Upon any such termination, Secured Party shall, at any Pledgor’s expense and written request, execute and deliver to such Pledgor such documents and instruments (including UCC termination statements) and take such further actions as such Pledgor reasonably requests to evidence such termination and reversion.

     6.4. Election of Remedies. Each Pledgor understands that the exercise by Secured Party of the rights and remedies contained in the Loan Documents may affect or eliminate such Pledgor’s rights of subrogation and reimbursement against Borrower and that such Pledgor may therefore incur a partially or totally nonreimbursable liability hereunder. It is the intent and purpose of each Pledgor that its obligations under this Agreement will be absolute, independent, and unconditional under all circumstances. Accordingly, each Pledgor (a) expressly authorizes Secured Party to pursue its rights and remedies with respect to the Obligations in any order or fashion it deems appropriate, in its sole and absolute discretion, and (b) waives any defense arising out of the absence, impatient, or loss of any or all rights of recourse, reimbursement, contribution, or subrogation or any other rights or remedies of such Pledgor against Borrower, any other Person, or any security, whether resulting from an election by Secured Party to foreclose on any real property security by trustee’s sale rather than judicial foreclosure, or from any other election of rights or remedies by Secured Party, or otherwise.

     6.5. Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any amount received by Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Borrower or any substantial part of its assets, or otherwise, all as though such payment had not been made.

     6.6. Consents Under the Partnership Agreement.

     Pursuant to the terms of the Partnership Agreement, each Pledgor consents to:

     (a) the transfer of the Partnership Interests at any time to Secured Party or to any of its nominees or permitted successors or assigns following the occurrence of an Event of Default, in each case subject to and in accordance with the terms of this Agreement; and

     (b) the admission of Secured Party or any of its nominees or permitted successors or assigns as a limited or general partner of Borrower, as applicable, at any time during which any Event of Default has occurred and is continuing.

     6.7. GOVERNING LAW; WAIVER OF JURY TRIAL; LIMITATION OF REMEDIES.

     (a) THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PROVISIONS, EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (b) THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE SECURED PARTY/PLEDGOR RELATIONSHIP THAT IS BEING ESTABLISHED. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY

WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (c) NONE OF THE PARTIES HERETO SHALL, REGARDLESS OF CAUSE, ASSERT ANY CLAIM WHATSOEVER AGAINST ANOTHER PARTY HERETO FOR LOSS OF ANTICIPATORY PROFITS OR CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES.

     (d) Any legal action or proceeding against any of the Parties with respect to this Agreement or any other Loan Document or the transactions in connection with or relating hereto or thereto, may be brought in the courts of the State of New York in the County of New York or the United States for the Southern District of New York and, by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non exclusive jurisdiction of the aforesaid courts. Each of the Parties agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon each of the Parties, and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

     (e) Each Pledgor hereby irrevocably designates, appoints and empowers National Corporate Research, Ltd. (the “Process Agent”) with offices on the date hereof at 225 W. 34th Street, Suite 910, New York, NY 10122, as its designee, appointee and agent to receive, accept and acknowledge for and on behalf of such Pledgor, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. Each Pledgor further agrees that such service of process may be made on the Process Agent by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding on the Process Agent, or by any other method of service provided for under the Laws in effect in the County of New York, State of New York, and the Process Agent hereby is authorized and directed to accept such service for and on behalf of such Pledgor, and to admit service with respect thereto.

     (f) Upon service of process being made on the Process Agent as provided in Section 6.8(e), Process Agent shall give a copy of the summons and complaint or other legal process served to such Pledgor in the manner provided in Section 6.3, or to such other address as such Pledgor may notify the Process Agent in writing. Personal service upon the Process Agent as provided in Section 6.8(e) shall be deemed to be personal service on the applicable Pledgor and shall be legal and binding upon such Pledgor for all purposes, notwithstanding any failure of the Process Agent to give copies of such legal process to such Pledgor, or any failure on the part of such Pledgor to receive the same.

     (g) Each Pledgor will at all times continuously maintain an agent to receive service of process in the County of New York, State of New York on its behalf with respect to each Loan Document. In the event that for any reason the Process Agent or any successor thereto shall no longer serve as agent for any Pledgor to receive service of process in the County of New York on its behalf or shall have changed its address without notification thereof to the Process Agent, such Pledgor, immediately after having knowledge thereof, will irrevocably designate and appoint a substitute agent in the County of New York, State of New York and advise Secured Party.

     (h) Nothing contained in this Section 6.8 shall preclude Secured Party from bringing any legal suit, action or proceeding against any Pledgor in the courts of any jurisdiction where any Pledgor or any of its property or assets may be found or located. To the extent permitted by the Laws of any such jurisdiction, each Pledgor hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any court or courts which now or hereafter, by reason of its present or future domiciles, or otherwise, may be available to it. Without limiting the generality of the foregoing, SB LP hereby consents to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction.

     (i) Each Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with any Loan Document or the transactions contemplated thereby, or relating hereto or thereto, brought in any of the courts referred to in clause (d) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Without limiting the generality of the foregoing, SB LP hereby waives any and all jurisdictional defenses to any United States forum selected by any other party hereto on grounds including, but not limited to, forum non-conveniens. In addition, in the event that Secured Party chooses to bring an action or proceeding in a court of any state within the United States, SB LP hereby waives any right of removal to federal court.

     6.8. Consent to Jurisdiction. The Parties hereby irrevocably: (i) consent to non-exclusive personal jurisdiction in any Federal court sitting in the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any of the Loan Documents or any of the other agreements or transactions referred to herein or therein or contemplated hereby or thereby, which is brought by or against either of the Parties, (ii) waive any objection with respect thereto, and (iii) agree that all claims in respect of any such suit, action or proceeding shall be heard and determined in any such court, and that such court shall have non-exclusive jurisdiction over any claims arising out of or relating to this Agreement and all transactions related thereto.

     6.9. Termination; Release. Upon the termination of the Loan Agreement and the Loan Documents in accordance with their terms, this Agreement shall terminate and Secured Party, at any Pledgor’s request and expense, shall promptly execute and deliver to such Pledgor the proper instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty of any kind) such of the Pledged Collateral as may be in the possession of Secured Party and has not theretofore been disposed of or otherwise applied or released.

     6.10. Entire Agreement; Amendments; Waivers. This Agreement, together with the Loan Agreement and the other Loan Documents and any and all attachments and/or exhibits attached hereto or thereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. No supplement, modification or waiver of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by each Pledgor and Secured Party, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     6.11. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No other person shall have any right, benefit or obligation hereunder.

     6.12. Indulgences or Delay. Neither the failure nor any delay on the part of either Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any such right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     6.13. Severability. If any provision of this Agreement is rendered or declared illegal, invalid or unenforceable by reason of any existing or subsequently enacted legislation or by the final judgment of any court of competent jurisdiction, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     6.14. Headings. The headings of the several articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     6.15. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.16. Drafting Interpretation. The Parties and their respective counsel have prepared this Agreement jointly, and the resulting document shall not be construed or interpreted otherwise.

     6.17. Limitation of Liability. Anything herein to the contrary notwithstanding, the obligations of the Pledgors under this Agreement are payable only to the extent of the Pledged Collateral and do not constitute an obligation of (and no recourse shall be had with respect thereto to) any shareholder, or other owner of any Pledgor or any other Person; and no judgment for any personal liability or deficiency upon or with respect to, or otherwise in connection with, the obligations under this Agreement shall be obtainable by Secured Party (or any Person claiming by, through or under Secured Party) against any Pledgor or any shareholder, or other owner of any Pledgor, or any other Person, absent such Person’s fraud or intentional misrepresentation; provided, however, that nothing in this Section 6.18 shall limit or otherwise prejudice in any way the right of Secured Party to proceed against any Person with respect to the enforcement of such Person’s obligations under this Agreement or any Loan Document to which it is a party.

[The Next Page is the Signature Page]

     IN WITNESS WHEREOF, this Pledge and Security Agreement has been duly executed by the Parties as of the date set forth at the outset hereof.

PLEDGORS:

JUAN DE FUCA CABLE MANAGEMENT, INC.
By:

Name:

Title:

SBJF HOLDING CORP.

By:

Name:

Title:

BOUNDLESS ENERGY NW, INC.

By:

Name:

Title:

SECURED PARTY:

UNITED STATES POWER FUND, L.P.,

By:	EIF US Power, LLC its General Partner

By: Energy Investors Funds Group, LLC its Sole Member
By:

Name: Andrew Schroeder
Title: Partner

Schedule 1

LOCATIONS FOR FILING FINANCING STATEMENTS

Debtor:	Jurisdiction
Juan de Fuca Cable Management, Inc.	Delaware — Secretary of State

SBJF Holding Corp.	District of Columbia — Recorder of Deeds

Boundless Energy NW, Inc.	Delaware — Secretary of State

Schedule 2

CHIEF EXECUTIVE OFFICES OF PLEDGORS

Juan de Fuca Cable Management, Inc.
203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

SBJF Holding Corp.
Lobby Box 91
Suite 1400
333 Seymour Street
Vancouver, British Columbia V6B 5A6

Telephone: (604) 689-2991
Facsimile: (604) 689-2990

Boundless Energy NW, Inc. 203
Red Stone Hill
Plainville, CT 06062

Telephone: (860) 747-0497
Facsimile: (860) 747-0297

EXHIBIT A

FORM OF IRREVOCABLE PROXY

     Reference is made to that certain Pledge and Security Agreement re Sea Breeze Pacific Juan de Fuca Cable, LP (the “Pledge Agreement”), dated as of April 6, 2005, by and among Juan de Fuca Cable Management, Inc., a Delaware corporation (“General Partner”), SBJF Holding Corp., a British Columbia corporation (“SB LP”) and Boundless Energy NW, Inc., a Delaware corporation (“BE LP”; together with SB LP, the “Limited Partners”; and together with both of SB LP and General Partner, the “Pledgors” and each of such parties individually, a “Pledgor”) in favor of United States Power Fund, L.P., a Delaware limited partnership (the “Secured Party”) that was entered into in connection with that certain Development Loan Agreement, dated as of April 6, 2005, by and among General Partner, Sea Breeze Power Corp., a British Columbia Corporation, Boundless Energy, LLC, a Maine limited liability company, Secured Party, Sea Breeze Pacific Juan de Fuca Cable, LP, a Delaware limited partnership (“Borrower”), Olympic Converter GP, LLC, a Delaware limited liability company and Olympic Converter, LP, a Delaware limited partnership, as amended from time to time (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     The undersigned hereby appoints the Secured Party as proxy with full power of substitution, and hereby authorizes Secured Party to represent and vote, in any consent, at any meeting or at any other time chosen by Secured Party in its sole discretion, all of the partnership interests in Borrower owned by the undersigned on the date of exercise hereof in accordance with the Pledge Agreement, for so long as an Event of Default has occurred and is continuing.

Date:	[PLEDGOR]

By:

Name:
Title:

EXHIBIT B

FORM OF PARTNERSHIP INTEREST POWER

INSTRUMENT OF TRANSFER
OF PARTNERSHIP INTERESTS IN
SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP

     FOR VALUE RECEIVED, [ _________, a _________], hereby sells, assigns and transfers unto United States Power Fund, L.P., a Delaware limited partnership (the “Secured Party”), all of the _________percent [limited] [general] partnership interests in Sea Breeze Pacific Juan de Fuca Cable, LP, a Delaware limited partnership (the “Partnership”) represented by Certificate No. _________and standing in its name on the books of the Partnership, pursuant to and in accordance with that certain Pledge and Security Agreement re the Partnership, dated as of April 6, 2005, and does hereby irrevocably constitute and appoint the Secured Party as its attorney to transfer the said interests on the books of the Partnership with full power of substitution in the premises.

Dated:	,

[PLEDGOR]

By:

Name:
Title:

In presence of:

EXHIBIT E

SECURITY AGREEMENT

Exhibit E-1

SECURITY AGREEMENT

by and between

SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP

as Borrower,

and OLYMPIC CONVERTER, LP, SEA BREEZE PACIFIC REGIONAL
TRANSMISSION SYSTEM, INC., and OLYMPIC CONVERTER GP, LLC

as the Guarantors,

in favor of

UNITED STATES POWER FUND, L.P.

as the Secured Party

Dated as of April 6, 2005

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		Page
12.	The Secured Party May Perform	33

13.	No Duty on the Secured Party’s Part; Limitation on the Secured Party’s Obligations	35
	(a) No Duty on the Secured Party’s Part	35
	(b) Limitations on Obligations	35
	(c) Delegation of Duty	36
	(d) Limitations on Liability	36

14.	Reasonable Care; Standards for Exercising Remedies; Marshaling Collateral	37

15.	Absence of Fiduciary Relation	39

16.	Survival of Representations and Warranties	39

17.	Notices	39

18.	No Waiver; Cumulative Remedies	39

19.	Severability	41

20.	Exculpatory Provisions; Reliance By the Secured Party	41
	(a) Exculpatory Provisions	41
	(b) Reliance by the Secured Party	41

21.	Amendment	43

22.	Successors and Assigns	43

23.	Number and Gender	43

24.	Headings	43

25.	Waivers by Borrower and Each Guarantor	43
	(a) Waiver of Trial by Jury	22

	(b) Waiver of Certain Damages	23

	(c) Consent to Jurisdiction	23

	(d) Appointment of Agent for Service of Process	23

	(e) Waiver of Service of Process	24

	(f) Substitution of Process Agent	24

	(g) No Exclusive Jurisdiction	24

	(h) Consent to Venue	24

26.	Notices	49

27.	Counterparts; Facsimile Delivery	49

28.	Continuing Security Interest; Termination	49

ii

		Page
29.	Payments Set Aside	49

30.	Non-Recourse Nature of Obligations	51

31.	Conflicts, Etc.	51

iii

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Security Agreement”), dated as of April 6, 2005, is made by and between Sea Breeze Pacific Juan de Fuca Cable, LP, a Delaware limited partnership (together with its successors and assigns, the “Borrower”) and Olympic Converter, LP, a Delaware limited partnership (the “USA Sub”), Olympic Converter GP, LLC, a Delaware limited liability company (“OCGP”) and Sea Breeze Pacific Regional Transmission System, Inc., a British Columbia corporation (“SBP-RTS” and together with USA Sub and OCGP, “the Guarantors”, and each of USA Sub, OCGP and SBP-RTS individually, a “Guarantor”) in favor of United States Power Fund, L.P., a Delaware limited partnership (the “Lender” or “the Secured Party”) under the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Borrower is seeking a development loan to finance, on an interim basis, the development of a 550 MW high voltage direct current submarine transmission link spanning the Strait of Juan de Fuca connecting Victoria, on the southern tip of Vancouver Island, British Columbia, Canada and Port Angeles, Washington State, USA or an alternative route approved by the Lender pursuant to the Loan Agreement connecting greater Victoria on Vancouver Island or greater Vancouver to the Olympic Peninsula (the “Project”);

WHEREAS, Borrower is the sole member of OCGP, Borrower and OCGP are the sole partners of US Sub and Borrower is an affiliate of SBP-RTS;

WHEREAS, Borrower, the Guarantors and Lender are parties to that certain Development Loan Agreement, dated as of the date hereof (the “Loan Agreement”), and the Loan Documents referred to therein (the “Loan Documents”), pursuant to which the Lender has committed to provide development loans (the “Loans”) to Borrower and each Guarantor has committed to guarantee Borrower’s obligations under the Loans, among other things; and

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Loan Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make the Loans and to make available the commitments as set forth in Section 2.1 of the Loan Agreement, the parties hereto hereby agree as follows:

          1. Definitions. Unless otherwise defined herein, all terms used herein, including such terms used in the preamble and recitals hereto, which are defined in the

Loan Agreement shall have their respective meanings as therein defined. All references to sections, schedules and exhibits in or to this Security Agreement are to sections, schedules and exhibits in or to this Security Agreement, unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. For purposes of this Security Agreement, all other undefined terms used herein, whether capitalized or not, but which are defined in Articles 8 or 9 of the Uniform Commercial Code (as the same may be in effect, from time to time, in the State of New York or any other applicable jurisdiction, the “Code”), shall have their respective meanings as therein defined, except for the following capitalized terms, which shall have the following meanings:

     “Assigned Agreements”: as defined in Section 2(a)(i) of this Security Agreement.

     “Code”: as defined in Section 1 of this Security Agreement.

     “Collateral”: as defined in Section 2(a) of this Security Agreement.

     “Consent”: as defined in Section 5(i) of this Security Agreement.

     “Indemnified Liabilities”: as defined in Section 5(h) of this Security Agreement.

     “Interest Rate”: as defined in Section 2(c)(ii) of this Security Agreement.

     “Mortgage”: as defined in Section 2(b) of this Security Agreement.

     “Secured Party”: as defined in the preamble to this Security Agreement.

     “Security Interest”: as defined in Section 2(a) of this Security Agreement.

          2. Grant of Security Interest.

          (a) Collateral. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Obligations (as defined below) now existing or hereafter arising, and howsoever evidenced, each of the Borrower and each Guarantor hereby confirms the grant and creation of a lien on and first priority security interest in favor of the Secured Party and hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party and grants to the Secured Party, a Lien on and first priority security interest (the “Security Interest”) in all of its right, title and interest in, to and under the following, whether now existing or hereafter arising or acquired (the “Collateral”):

     (i) each contract to which the Borrower or any Guarantor is a party or a third party beneficiary (and any and all accounts, general intangibles, instruments, and contract rights arising thereunder or related thereto), but excluding any contracts or engagements with legal counsel, accountants, brokers and investment bankers, and including but not limited to (1) any and all transmission

2

interconnection agreements, engineering, procurement and construction contracts, transmission scheduling rights agreements or transmission capacity sales agreements, (2) any and all contracts, licenses or permits, whether executed, granted or issued by a private person or entity, governmental entity or agency, whether such contracts are now or at any time hereafter existing, (3) any and all right, title and interest Borrower or any Guarantor may have in any financing arrangements relating to the financing of or the purchase of all or any portion of the Collateral by future purchasers, (4) all plans, specifications, and drawings prepared for the Project, (5) any and all contracts, letters of intent, easements, licenses, rights of way or other agreements granting the Borrower or any Guarantor any option to purchase, or any right to lease or use, real property, or granting to Borrower or any Guarantor any other right to or interest in real property, (6) all other contracts to which Borrower or any Guarantor is a party or beneficiary which in any way relate to the use, enjoyment, development, construction, operation, maintenance or ownership of the Collateral (such Project Contracts and other contracts, as amended, supplemented or otherwise modified, being individually referred to herein as an “Assigned Agreement” and collectively referred to herein as the “Assigned Agreements”), including (A) all rights of the Borrower or any Guarantor, now or hereafter existing, to receive moneys thereunder, whether or not earned by performance or for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of pursuant to the Assigned Agreements, (B) all rights of the Borrower or any Guarantor, now or hereafter existing, to receive proceeds of any performance or payment bond, insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) all claims of the Borrower or any Guarantor, now or hereafter existing, for damages arising out of or for breach of or default under the Assigned Agreements, (D) all supporting obligations in favor of the Borrower or any Guarantor and incurred pursuant to the Assigned Agreements, and (E) all rights of the Borrower or any Guarantor, now or hereafter existing, to take any action to terminate, amend, supplement, modify or waive performance of the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; provided, however, unless an Event of Default shall have occurred and be continuing, the Borrower and each Guarantor, as applicable, may exercise all rights, interests and benefits under the Assigned Agreements in any lawful manner not prohibited by this Security Agreement, the Loan Agreement or any of the other Loan Documents;

     (ii) all investment property, including certificated securities, uncertificated securities, securities accounts, financial assets, and security entitlements, and all deposit accounts and all other bank accounts and sub-accounts, including the Deposit Account, together with all funds, cash, monies, financial assets, investments, instruments, certificates of deposit, promissory notes, and any other property at any time on deposit therein or credited to any of the foregoing, all rights to payment or withdrawal therefrom, and all income, profits, gains, and interest thereon;

     (iii) all Project Permits, including those with respect to the development, reconstruction, repair, alteration, addition, improvement, replacement, use, operation or management of the Project (including, all Project Permits now or hereafter held in the name or for the benefit of the Borrower or any Guarantor);

     (iv) all equipment, accounts, agreements, contract rights, inventory (including fuel supplies), goods, accessions, chattel paper, electronic chattel paper,

3

documents, instruments, letter of credit rights, promissory notes, general intangibles, payment intangibles, software, supporting obligations, commercial tort claims, fixtures, trade fixtures, money, after-acquired property and other assets owned by the Borrower or any Guarantor or in which the Borrower or any Guarantor has rights, including the improvements, equipment and fixtures associated with the Project, or the designs, plans and specifications relating to the Project owned by the Borrower or any Guarantor on the date hereof or hereafter acquired, all pollution allowances, offsets and similar rights, and any right, title or interest of the Borrower or any Guarantor under any insurance, indemnity, warranty or guaranty in respect of the Project or of any of the foregoing, and any rents, revenues, incomes and profits in respect of the Project;

     (v) all proceeds, products and accessions of and to any and all of the foregoing Collateral, including whatever is received upon any collection, exchange, sale or other disposition, or distribution on account of any of the Collateral, any property into which any of the Collateral is converted, or any rights arising out of the Collateral, whether cash or non-cash proceeds, and any and all other amounts paid or payable or in connection with any of the Collateral; and

     (vi) to the extent not included in the foregoing, any other personal or fixture property of the Borrower or any Guarantor, whether tangible or intangible, of every kind and nature, whether now existing or hereafter arising or acquired;

provided, however, (i) any of the Project Permits which by their terms or by operation of Law would become void, voidable, terminable or revocable or would constitute a breach or default thereunder or under any applicable Law if pledged or assigned hereunder or if a security interest therein were granted hereunder are expressly excepted and excluded from the Security Interest granted under and the terms of this Security Agreement to the extent necessary to avoid such voidness, voidability, terminability or revocability or breach or default, and (ii) any sale of assets permitted by the Loan Agreement shall be released from the Security Interest granted hereunder and shall no longer be part of the Collateral upon the consummation of such sale. The Collateral is intended to include all of the above-described assets, wherever the same may be now or hereafter located.

          (b) Sufficiency of Collateral Description. It is the intention of the parties hereto that the description of the Collateral set forth in
Section 2(a) be sufficient, together with the description of any mortgaged property as set forth in any mortgage made by Borrower in favor of Secured Party in accordance with the Loan Agreement (a “Mortgage”), to enable the Secured Party, upon exercise of its remedies set forth in this Security Agreement and any such Mortgage, to take possession of, and foreclose upon, all of the right, title and interest of the Borrower and of each Guarantor in and to the Project and any and all real property and personal property of the Borrower and of each Guarantor, tangible and intangible, used or usable in connection therewith, and to enable the Secured Party or its designee to operate, sell, lease, license or otherwise dispose of the entire interest of the Borrower and of each Guarantor in and to the Project or any part thereof, in each case, upon the occurrence and during the continuance of an Event of Default; provided, however, that all of the Collateral is hereby assigned to the Secured Party solely as security, and the Secured Party shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless the Secured Party so elects in writing.

4

          (c) Obligations. This Security Agreement secures, in accordance with the provisions hereof, the following obligations, now existing or hereafter arising (collectively, the “Obligations”):

     (i) payment and performance of each and every obligation, indebtedness, covenant and agreement of the Borrower and of each Guarantor, now or hereafter existing, contained in the Loan Agreement, the Guarantee or any other Loan Document, in each case whether for principal, interest, premium, fees, expenses or otherwise pursuant thereto, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;

     (ii) payment of all sums advanced in accordance herewith or in accordance with any other Security Document by or on behalf of the Secured Party, to protect, retake, hold, or prepare for sale, lease, license or other disposition of, or realize upon, any of the Collateral purported to be covered hereby or thereby, including those fees and expenses described in Sections 5(d) and 5(e) hereof, with interest thereon at the interest rate set forth in Section 2.5 of the Loan Agreement and based on a 365-day year (the “Interest Rate”) from the date of demand therefor;

     (iii) performance of every obligation, covenant and agreement of the Borrower and each Guarantor contained in any agreement now or hereafter executed by the Borrower or any Guarantor, as applicable, which recites that the obligations thereunder are secured by this Security Agreement or any other Security Document; and

     (iv) payment of all sums, with interest thereon at a rate per annum equal to the interest rate specified in the Loan Agreement from the date of demand therefor, that becomes due and payable to or for the benefit of the Secured Party pursuant to the terms of this Security Agreement or any other Loan Document;

in each case, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, reinstated, created or incurred, and, including all indebtedness of either Borrower or any Guarantor under any instrument now or hereafter evidencing or securing any of the foregoing.

          3. Perfection of Collateral. In order to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Security Interest in the Collateral, the Borrower and each Guarantor agree, in each case, at the Borrower’s or such Guarantor’s (as applicable) sole expense, to take the following actions with respect to the Collateral:

          (a) Financing Statements. The Borrower and each Guarantor shall (i) file or cause to be properly filed, registered and recorded all financing statements and other documents as are necessary or required by applicable Laws to grant in favor of the Secured Party, a perfected Security Interest in the Collateral, and (ii) deliver to the Secured Party an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

          (b) Delivery of Collateral. With respect to all sums of money, instruments, promissory notes, tangible chattel paper, and negotiable documents now and hereafter

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acquired by or arising in favor of the Borrower or any Guarantor, the Borrower or such Guarantor, as applicable, shall deliver the same to the Secured Party or the Depositary Bank pursuant to the terms of the this Security Agreement or the Depositary Agreement, as applicable, and the terms hereof. All such monies, instruments, promissory notes, tangible chattel paper, and negotiable documents shall be in suitable form for transfer by delivery or otherwise, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party, in order to grant in favor of the Secured Party or the Depositary Bank, as applicable, for the benefit of Secured Party, a perfected Security Interest in such money, instruments, promissory notes, tangible chattel paper, and negotiable documents.

          (c) Collateral in Possession of Bailee; Perfection. If any goods that Borrower or any Guarantor owns or has a right in are now or at any time in the possession of a bailee, Borrower or such Guarantor, as applicable, shall promptly notify the Secured Party thereof and shall promptly obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and, if an Event of Default has occurred and is continuing, shall act upon instructions from the Secured Party, without the further consent of the Borrower or such Guarantor, as applicable. If for any reason the Secured Party cannot perfect a Security Interest in the items in possession of a bailee, then upon instructions from the Secured Party, the Borrower or such Guarantor, as applicable, shall promptly transport such items to the location specified by Secured Party with respect to which the Secured Party will be able to so perfect its Security. Upon instructions from the Secured Party, the Borrower or the applicable Guarantor, as applicable, shall obtain such additional insurance on the Collateral as the Secured Party deems necessary (consistent with the requirements of the Loan Agreement) to protect the Secured Party’s interests.

          (d) Electronic Chattel Paper and Transferable Records. With respect to all electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, now or hereafter acquired by or arising in favor of the Borrower or any Guarantor, the Borrower or the applicable Guarantor, as applicable, shall promptly notify the Secured Party thereof and, at the request of the Secured Party, shall take such action as the Secured Party may reasonably request, or as otherwise necessary, to vest in the Secured Party “control” (as defined in the Code) of such electronic chattel paper or “control” under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party for the Borrower or the applicable Guarantor, as applicable, to make alterations to the electronic chattel paper or transferable record permitted under the Code or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower or such Guarantor, as applicable, with respect to such electronic chattel paper or transferable record.

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          (e) Letter-of-Credit Rights. With respect to any letter of credit now or hereafter issued in favor of the Borrower or any Guarantor, the Borrower or such Guarantor, as applicable, shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Borrower or such Guarantor, as applicable, shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of any drawing under the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of or nominee under the letter of credit.

          (f) Commercial Tort Claims. With respect to any commercial tort claim that the Borrower or any Guarantor may hereafter hold, the Borrower or such Guarantor, as applicable, shall promptly notify the Secured Party in a writing signed by the Borrower or such Guarantor, as applicable, of the brief details thereof and grant to the Secured Party a perfected Security Interest therein and the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

          (g) Further Assurances. To the extent not included in the foregoing, the Borrower and each Guarantor shall, from time to time at the Borrower’s or such Guarantor’s, as applicable, expense, promptly execute and deliver all further agreements, instruments and documents, and take all further action, that may be necessary or advisable, or that the Secured Party determines may be necessary, in order to create, perfect, or protect any Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Borrower and each Guarantor shall (i) execute and file such financing and continuation statements, or amendments thereto, and such other instruments, endorsements and notices, as may be necessary, or as the Secured Party may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby; (ii) cause the Secured Party’s name to be noted as the secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Security Interest in such Collateral; (iii) comply with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Security Interest in such Collateral; (iv) obtain governmental and other third party consents and approvals, including any consent of any licensor, lessor or other person obligated on Collateral; (v) obtain waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party; (vi) execute any agreement, or deliver any Collateral to the Secured Party, in form and substance reasonably satisfactory to the Secured Party, in order to provide the Secured Party with “control” (as such term is defined in the Code) with respect to the relevant Collateral in order for the Secured Party to obtain a perfected Security Interest in such Collateral; and (vii) take all actions required by any other Laws in any relevant jurisdiction, or by other Law as applicable in any foreign jurisdiction.

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          4. Representations and Warranties. The Borrower and each Guarantor hereby represents and warrants as follows:

          (a) Representations Incorporated by Reference. The Borrower and each Guarantor hereby makes each and every representation and warranty made by it in Article V of the Loan Agreement to the same extent as if each such representation and warranty had been set forth in full herein, and each such representation and warranty is hereby incorporated by reference in this Section 4. In addition, SBP-RTS hereby makes each and every representation and warranty contained in Section 4 of the Loan Agreement to the same extent as if SBP-RTS was a party to the Loan Agreement and as if each such representation and warranty had been set forth in full herein. Each such representation and warranty is hereby incorporated by reference in this Section 4.

          (b) Title; No Other Liens. The Borrower and each Guarantor are the sole owners of the Collateral in existence on the date hereof and will be, along with any of its Subsidiaries pursuant to and in accordance with Section 5.1(o) of the Loan Agreement, the sole owners of the Collateral hereafter acquired, free and clear of any and all Liens or claims of others except for Permitted Liens, and the Borrower and each Guarantor has full power and authority to grant the Security Interest in and to the Collateral hereunder. Except with respect to the Secured Party, the Permitted Liens and otherwise as required or permitted under this Security Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office. Further, no Lien or Security Interest on or in any membership, partnership, equity or other ownership interests of the Borrower or any Guarantor has been registered in the ownership interest register maintained by the Borrower or such Guarantor, as applicable, in which all membership, partnership, equity or other ownership interests of the Borrower or the applicable Guarantor, as applicable, are recorded, except for Permitted Liens. The Borrower and each Guarantor further represent that: (i) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in the Code, and (ii) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral.

          (c) Perfection Representations. The exact legal name of the Borrower is Sea Breeze Pacific Juan de Fuca Cable, LP, the Borrower is duly organized and validly existing as a limited partnership in the State of Delaware, and its certificate of limited partnership is duly filed with the Secretary of State of the State of Delaware. The Borrower’s principal place of business and chief executive office is located at 203 Red Stone Hill, Plainville, CT 06062. The exact legal name of OCGP is Olympic Converter GP, LLC, OCGP is duly organized and validly existing as a limited liability company in the state of Delaware, and its certificate of formation is duly filed with the Secretary of State of the State of Delaware. OCGP’s principal place of business and chief executive office is located at 203 Red Stone Hill, Plainville, CT 06062. The exact legal name of the USA Sub is Olympic Converter, LP, USA Sub is duly organized and validly existing as a limited partnership in the State of Delaware, and its certificate of limited partnership is duly filed with the Secretary of State of the State of Delaware. The USA Sub’s principal place of business and chief executive office is located at 203 Red Stone Hill, Plainville, CT 06062. The exact legal name of SBP-RTS is Sea Breeze Pacific Regional Transmission System, Inc., SBP-RTS is duly incorporated and validly existing as a corporation in the province of British Columbia, Canada, and its articles of incorporation are duly filed with the British Columbia Corporate Registry. SBP-RTS’s

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principal place of business and chief executive office is located at 333 Seymour Street, Suite 1400, Vancouver, British Columbia, Canada V6B 5A6.

          (d) Other Perfection Matters. Financing statements or other appropriate instruments have been filed pursuant to the Code in the public offices set forth in Schedule A as may be necessary to perfect the Security Interest granted or purported to be granted hereby to the extent any such Security Interest may be perfected by the filing of a financing statement. All other action necessary or requested by the Secured Party to protect and perfect the Security Interest in each item of the Collateral has been duly taken, including those actions set forth in Section 3 with respect to any Collateral that the Borrower or any Guarantor now owns or in which the Borrower or any Guarantor now has a right. Subject to the requirements contained in the Code with respect to the filing of continuation statements, this Security Agreement constitutes a valid, continuing and perfected Security Interest in the Collateral in favor of the Secured Party, subject to no Liens (other than Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower or the applicable Guarantor against any owner, lessee or mortgagee of the real property where any of the Collateral is located or to which any of the Collateral relates and against any purchaser of such real property and any present or future creditor obtaining a Lien on such real property.

          (e) Assigned Agreements.

     (i) Each of the Assigned Agreements in effect on the date hereof, a true and complete copy of which has been furnished to the Secured Party, has been duly authorized, executed and delivered by the Borrower or the applicable Guarantor, and, to the knowledge of the Borrower and such Guarantor, each of the other parties thereto, and is in full force and effect, and is binding upon and enforceable against the Borrower or the applicable Guarantor, as applicable, and, to the knowledge of the Borrower and such Guarantor, each of the other parties thereto, in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by limitation upon the availability of equitable remedies;

     (ii) None of the Assigned Agreements has heretofore been amended or modified, except as set forth in Schedule 1.4 or Schedule 4.14 to the Loan Agreement; none of the Assigned Agreements has heretofore been suspended, canceled or terminated; none of the Borrower, any Guarantor nor, to the knowledge of the Borrower or the applicable Guarantor, the other parties thereto, is currently in default under any of the terms thereunder; and no event has occurred which, with the giving of notice or the passage of time or both, would constitute such a default; and

     (iii) None of the Assigned Agreements has been transferred or assigned by the Borrower or any Guarantor, or, to the knowledge of the Borrower or the applicable Guarantor, any other party thereto, except to the Secured Party as expressly provided herein.

          5. Covenants and Agreements. Each of the Borrower and each Guarantor hereby covenants and agrees that it shall faithfully observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants until all Obligations have been indefeasibly paid and performed in full and the commitments set forth in Sections 2.1 and 3.1 of the Loan Agreement have terminated or expired:

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          (a) Notice of Adverse Claims and Changes in the Collateral. Each of the Borrower and each Guarantor shall, after the Borrower or the applicable Guarantor becomes aware or should have become aware of any information of (i) any adverse claim against the Collateral involving an amount in excess of $50,000 per individual claim and $100,000 for the aggregate of all adverse claims, or (ii) any substantial change in the Collateral or of the occurrence of any event which could reasonably be expected to have a material adverse effect on the value of the Collateral or on the Security Interest therein, deliver promptly to the Secured Party notice of each such claim, change or event.

          (b) Legal Status. Neither the Borrower nor any Guarantor shall change its name, place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, or change its type or organization, jurisdiction of organization or other legal status, without providing at least sixty (60) days prior written notice to the Secured Party and shall take, at its expense, all action necessary or requested by the Secured Party in order to continue the perfection and priority of the Security Interest in the Collateral. If the Borrower or any Guarantor does not have an organizational identification number and later obtains one, the Borrower or such Guarantor, as applicable, shall forthwith notify the Secured Party of such organizational identification number.

          (c) Prohibition Against Transfer of Collateral. Neither the Borrower nor any Guarantor shall sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as permitted pursuant to this Security Agreement, the Loan Agreement and any other Loan Document.

          (d) Fees and Expenses. The Borrower shall upon demand pay to the Secured Party the amount of any and all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of its counsel, any special consultants reasonably engaged, and any local counsel who might reasonably be retained by the Secured Party in connection with the transactions contemplated hereby), which the Collateral may incur in connection with (i) the sale, lease, license or other disposition of, collection from, or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of the rights of the Secured Party hereunder, (ii) the exercise of its rights under this Security Agreement, or (iii) the execution, delivery and performance of this Security Agreement, any agreement supplemental hereto and any instruments of further assurance. Any amounts payable by the Borrower pursuant to clause (i) or (ii) of this Section 5(d) shall be payable on demand and any amounts payable by the Borrower pursuant to clause (iii) of this Section 5(d) shall be payable on the Maturity Date and all such amounts shall constitute Obligations together with interest thereon at the Interest Rate from such date.

          (e) Filing Fees, Taxes, etc. The Borrower shall pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all federal state, county and municipal stamp taxes and other similar taxes, duties, imposts, assessments and charges arising out of or in connection with (i) the Collateral or the use or operation of such Collateral, (ii) the execution and delivery of this Security Agreement and any agreement supplemental hereto and (iii) the execution and delivery of any instruments of further assurance.

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          (f) Maintenance of Collateral and Records; Inspection. At all times and at its own cost and expense, the Borrower and each Guarantor shall keep and maintain the Collateral in good order and repair and will not use the same in violation of any Law or any policy of insurance thereon, except as otherwise provided in the Loan Agreement. The Borrower and each Guarantor shall keep and maintain, at all times and at its own cost and expense, complete records of the Collateral, which records shall be satisfactory to the Secured Party. Such records will be kept at the Borrower’s principal place of business set forth in Section 4(c). The Borrower and each Guarantor shall furnish to the Secured Party statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail. Subject to Section 5.1(b) of the Loan Agreement, the Secured Party may inspect the Collateral.

          (g) Limitation on Liens on the Collateral. The Borrower and each Guarantor shall defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (h) Indemnification. The Borrower and each Guarantor shall defend, indemnify and hold harmless the Secured Party and their officers, directors and employees, from and against any and all costs, expenses, disbursements, liabilities, obligations, losses, damages, injunctions, judgments, suits, actions, causes of action, fines, penalties, claims and demands, of every kind or nature (including reasonable attorney’s fees and expenses) (herein collectively called the “Indemnified Liabilities”) which are occasioned by, result from or arise out of any of the terms, agreements, or covenants to be performed by the Borrower or any Guarantor or any party thereto under this Security Agreement or any Assigned Agreement, other than Indemnified Liabilities finally determined by a court of competent jurisdiction as resulting from the Secured Party’s or a the Secured Party’s gross negligence or willful misconduct. Except as otherwise expressly provided in writing, all indemnities set forth herein shall survive the execution and delivery of this Agreement, the termination of this Agreement and the making and repayment of the Obligations.

          (i) Consents to Assignment. Each of the Borrower and each Guarantor has obtained and provided to the Secured Party executed copies of all consents to this Security Agreement from each of the parties (other than the Borrower and the Guarantors) to the Assigned Agreements to which it is a party except in respect of those Assigned Agreements for which, by their respective terms, the consent of such parties to this Security Agreement is not required, and agrees to obtain such consents from each party (other than the Borrower and the Guarantors) to any Assigned Agreement to which it is a party executed after the date hereof and from each future or successor consenting party to such Assigned Agreement except in respect of those Assigned Agreements for which, by their respective terms, the consent of such parties to this Security Agreement is not required, which consents (each a “Consent”) shall be in form and substance reasonably satisfactory to the Secured Party.

          (j) Location of Collateral. The Collateral, to the extent not delivered to or under the control of the Secured Party in accordance with the terms of this Security Agreement, will be kept at the Project, the Borrower’s chief executive office or, if applicable, the location where such Collateral has been produced or is under construction, installment or assembly and neither the Borrower nor any Guarantor will

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remove the Collateral from such locations without providing at least sixty (60) days’ prior written notice to the Secured Party.

          (k) Performance of Assigned Agreements. Each of the Borrower and each Guarantor agrees in any event to furnish to the Secured Party as soon as possible (and in any event within fifteen (15) days after the execution thereof) a signed copy of each amendment, modification or supplement to any Assigned Agreement or a copy of each Additional Contract to which it is a party. Each of the Borrower and each Guarantor shall deliver to the Secured Party promptly upon receipt thereof a copy of any notices, or other document issued or received by the Borrower or such Guarantor, as applicable, pursuant to any Assigned Agreement.

          6. The Borrower’s and Each Guarantor’s Obligations. (a) All payments received by the Borrower or any Guarantor under or in connection with any of the Collateral shall be held by the Borrower or such Guarantor, as applicable, in trust for the Secured Party, shall be segregated from other funds of the Borrower or such Guarantor, as applicable, and shall, forthwith upon receipt by the Borrower or such Guarantor, as applicable, be turned over to the Secured Party or its designee in the same form as received by the Borrower or such Guarantor, as applicable (duly endorsed by the Borrower or such Guarantor, as applicable, to the Secured Party, if requested), and (b) any and all such payments so received by the Secured Party or its designee (whether from the Borrower or any Guarantor or otherwise) may, in the sole discretion of the Secured Party or its designee, be deposited into such accounts as the Secured Party shall determine, or upon and during the continuance of an Event of Default be applied, subject only to the relevant provisions of the Loan Agreement and this Security Agreement and as otherwise may be required by applicable Laws, in whole or in part by the Secured Party or its designee in the manner specified in Section 8, unless otherwise consented to by the Secured Party.

          7. Remedies; Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, in addition to any rights the Secured Party may have under the Loan Agreement or any other Loan Document, the Secured Party may do one or more of the following:

     (a) Declare, without presentment, demand, protest or notice of any kind (except as specifically required by any Loan Document), all of which each of the Borrower and each Guarantor hereby expressly waives, the entire amount of Obligations to be immediately due and payable, whereupon all of such Obligations declared due and payable shall be and become immediately due and payable; provided, however, if, with respect to the Borrower or any Guarantor, an Event of Default occurs pursuant to Sections 6.1(g) or 6.1(j) of the Loan Agreement, the acceleration provided for in this Section 7(a) shall be deemed to have been made upon the occurrence of such Event of Default without declaration or any other action by the Secured Party;

     (b) In addition and without limitation to any rights arising out of the Loan Agreement and the other Loan Documents, take the following enforcement action with respect to the Deposit Account and any securities account or deposit account constituting part of the Collateral, without being required to give any notice to the Borrower or any Guarantor, the Depositary Bank or any securities intermediary or other bank (except as may be required by applicable Law): (i) direct the

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Depositary Bank and any securities intermediary or bank, or the Borrower or any Guarantor (as applicable) to deliver the same to the Secured Party at any place or places designated by the Secured Party, it being understood that such obligations are of the essence under this Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Secured Party shall be entitled to a decree requiring specific performance by the Depositary Bank, any other bank or securities intermediary, or the Borrower or any Guarantor, as the case may be, of such obligations; (ii) withdraw any and all cash and liquidate any financial assets and other property not constituting cash in the Deposit Account or any securities account or deposit account constituting part of the Collateral, and apply such cash and the liquidation proceeds of financial assets or other property, if any, then held in the Deposit Account or any other securities account or deposit account constituting part of the Collateral, to the benefit of the Secured Party in satisfaction of all or any part of the Obligations then due and payable in the manner specified in Section 8 hereof; and (iii) sell, assign, or otherwise liquidate the Deposit Account or any securities account or deposit account constituting part of the Collateral, or any part thereof, at a public or private disposition, for cash, upon credit or for future delivery, and at such prices as the Secured Party may deem satisfactory, and take possession of the proceeds of any such sale or liquidation. Each of the Borrower and each Guarantor hereby acknowledges that if an Event of Default has occurred and is continuing, the Secured Party is entitled to apply amounts standing to the credit of the Deposit Account, or any other securities account or deposit account constituting part of the Collateral as contemplated in this Section 7(b);

     (c) Make such payments and do such acts as the Secured Party may deem necessary to protect, perfect or continue the perfection of the Security Interest in the Collateral, including (i) paying, purchasing, contesting or compromising any Lien which is, or purports to be, prior to or superior to the Security Interest granted hereunder, (ii) filing a copy of this Security Agreement and other documents in the office in which a record of the Lien on any mortgaged property created by any Mortgage is recorded, (iii) filing any transfer statement necessary to entitle the transferee to the transfer of record all rights of the Borrower and any Guarantor in the Collateral referenced in such transfer statement, and (iv) commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Security Interest in or ownership of the Collateral;

     (d) Foreclose on the Collateral as herein provided or in any manner permitted by applicable Laws and exercise any and all of the rights and remedies conferred upon the Secured Party by the Assigned Agreements either concurrently or in such order as the Secured Party may determine without affecting the rights or remedies to which the Secured Party may be entitled under the Loan Agreement or any other Loan Document. Each of the Borrower and each Guarantor hereby waives, to the extent permitted by applicable Law, notice and judicial hearing in connection with the Secured Party’s taking possession or commencing any collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, licensing, conveyance, assignment, transfer or other disposition of or realization upon any or all of the Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Borrower or such Guarantor would otherwise have under the

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constitution or any statute or other law of the United States of America or of any state;

     (e) Require the Borrower and each Guarantor to, and each of the Borrower and each Guarantor hereby agrees that it shall, at its expense and upon request of the Secured Party, forthwith assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at the location designated by the Secured Party;

     (f) Without notice or demand or legal process (to the extent permitted by applicable Laws), enter upon any premises of the Borrower or any Guarantor and take possession of the Collateral, whereupon the Secured Party may use or operate the Collateral (i) for the purpose of preserving the Collateral or its value or (ii) as permitted by an order of a court having competent jurisdiction;

     (g) Without notice, except as specified below, sell, lease, license or otherwise dispose of the Collateral, or any part thereof, in its then present condition or following any commercially reasonable preparation or processing. Any such disposition of the Collateral may be made by one or more contracts, in one or more parcels, at public or private disposition at the Secured Party’s offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms that the Secured Party reasonably believes are commercially reasonable. Each of the Borrower and each Guarantor agrees that, to the extent notice of any such disposition shall be required by applicable Law, at least 10 days’ notice to the Borrower or such Guarantor, as applicable, of the time and the place of any public disposition or the time after which any private disposition is to be made shall constitute reasonable notification. The Secured Party may purchase Collateral at a public disposition, or at a private disposition only if the Collateral is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations. The Secured Party shall not be obligated to make any disposition of the Collateral regardless of notice of disposition having been given. The Secured Party may adjourn any public or private disposition from time to time by announcement at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned. The Secured Party shall incur no liability as a result of the manner of disposition of the Collateral, or any part thereof, at any private disposition conducted in a commercially reasonable manner. Each of the Borrower and each Guarantor hereby waives, to the extent permitted by applicable Law, any claims against the Secured Party arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been disposed of at a private disposition was less than the price which might have been obtained at a public disposition or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received which the Secured Party deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the full extent permitted by applicable Law, the Borrower and the applicable Guarantor, as applicable, shall have the burden of proving that any such disposition of the Collateral was conducted in a commercially unreasonable manner. To the extent permitted by applicable Law, each of the Borrower and each Guarantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any Law now existing or hereafter enacted. Each of the Borrower and each Guarantor authorizes the Secured Party, at any time and from time to time, to execute, in connection with a disposition of the Collateral pursuant to the provisions of this Security Agreement, any

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endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

     (h) In accordance with applicable Law, accept the Collateral in full or partial satisfaction of the Obligations; and

     (i) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code and any relevant Law in any jurisdiction.

          8. Application of Proceeds. The net proceeds of any enforcement, foreclosure, collection, recovery, receipt, appropriation, or realization on or any sale, lease, license or other disposition of the Collateral shall be applied, first, to the payment of any expenses incurred by the Secured Party in connection with the administration of this Security Agreement, the custody, preservation or sale of, collection from or other realization from, any of the Collateral, the exercise or enforcement of any of its rights hereunder or the failure by the Borrower or any Guarantor to perform or observe any of the provisions hereof including, without limitation, all reasonable attorneys’ fees and legal expenses incurred by the Secured Party, and then, to the payment of all or any part of the Obligations in accordance with the provisions of the Loan Documents. Any surplus remaining after payment in full of all of the Obligations shall be promptly paid over to the Borrower or the applicable Guarantor or to whomever may be entitled to receive such surplus.

          9. Assignment of Project Permits. Each of the Borrower and each Guarantor shall, upon the occurrence and during the continuance of an Event of Default at the request of the Secured Party, contemporaneously with and at any other time following any foreclosure by the Secured Party on any part of any mortgaged property covered by any Mortgage, assign, transfer or otherwise furnish to the Secured Party or to any transferee of the interest of the Secured Party (to the extent so assignable or transferable), all of the its rights and interest in, to and under all Project Permits, including all offsets, allowances and similar rights issued under or in connection with all Laws, which are required to permit the Project to be operated in accordance with all Laws. Upon the request of the Secured Party upon the occurrence and during the continuance of an Event of Default following collection, enforcement, foreclosure, sale, lease, license or other disposition by the Secured Party on or with respect to the Project, each of the Borrower and each Guarantor agrees to use its best efforts to assist the Secured Party in renewing or extending in the name of the Secured Party (or any other Person operating the Project) or otherwise obtaining the benefits of all of the Project Permits and other rights referred to in the immediately preceding sentence to the extent that such Project Permits and other rights shall not be assignable or transferable.

          10. Security Interest Absolute. All the rights of the Secured Party hereunder and the Security Interest and all obligations of the Borrower and each Guarantor hereunder shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any of the Project Contracts or any of the Collateral or any other agreement or instrument relating thereto;

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     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Project Contract or any of the Collateral or any other agreement or instrument related thereto, except for any change, amendment, waiver, consent or departure effected in accordance with the applicable Loan Documents;

     (c) any exchange or release of any Collateral or any other collateral, or the non-perfection of any of the Security Interests, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations, except for any exchange, release, amendment, waiver, consent or departure effected in accordance with the applicable Loan Documents; or

     (d) to the full extent permitted by applicable Law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any third party pledgor other than payment in full of the Obligations.

          11. The Secured Party Appointed Attorney-in-Fact. Each of the Borrower and each Guarantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of the Borrower or such Guarantor, as applicable (or any nominee or agent designated by the Borrower or such Guarantor, as applicable) and in the name of the Borrower or such Guarantor, as applicable (or any nominee or agent designated by the Borrower or such Guarantor, as applicable), or otherwise, from time to time from and after the occurrence and during the continuation of an Event of Default in the Secured Party’s discretion, to take any action and to execute any and all documents and instruments which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement in a commercially reasonable manner to the extent required by the Code, without notice to or assent by the Borrower or such Guarantor, as applicable, including:

     (a) to receive, endorse and collect all instruments, chattel paper or letter-of-credit-rights made payable to the Borrower or such Guarantor, as applicable, or investment property in which Borrower or such Guarantor, as applicable, has an interest, in each case representing any dividends, interest payments or other distributions constituting Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all of such dividends, payments or other distributions;

     (b) to enforce the rights of the Borrower or such Guarantor, as applicable, under any provision of any Assigned Agreement to the extent permitted thereunder and under the terms of this Security Agreement and the applicable Consent;

     (c) to pay or discharge taxes and Liens levied or placed on the Collateral;

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     (d) (i) to direct any party liable for any payment under or with respect to any of the Collateral to make payment of any and all moneys due or to become due thereunder or with respect thereto directly to the Secured Party or as the Secured Party shall direct, including drawing under any letter-of-credit-rights, (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (iv) to defend any suit, action or proceeding brought against the Borrower or such Guarantor, as applicable, with respect to any Collateral, (v) to settle, compromise or adjust any suit, action or proceeding described in clauses (iii) and (iv) above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate and (vi) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes;

     (e) (i) to execute, in connection with any sale, lease, license or other disposition permitted to be made by the Secured Party hereunder, any endorsements, assignments, transfer statements, or other instruments of conveyance or transfer with respect to the Collateral, and to file or register the same if required by applicable Laws, (ii) communicate in its own name with any party to any agreement or instrument included in the Collateral, at any reasonable time, with regard to any matter relating to such agreement or instrument, (iii) to the full extent permitted by applicable Laws, file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or such Guarantor, as applicable, provided that the Secured Party shall give notice to the Borrower or such Guarantor, as applicable, promptly after taking any action described in this Section 11(e) (but failure to give such notice shall not subject the Secured Party to liability); and

     (f) from time to time from and after the occurrence and during the continuation of an Event of Default in the Secured Party’s discretion to take any action which the Secured Party may, in its discretion and at the Borrower’s expense, deem necessary or appropriate (i) to perfect, maintain and enforce any Security Interest created in favor of the Secured Party, (ii) to create, perfect, maintain and enforce any Security Interest granted or purported to be granted hereby, or (iii) to otherwise accomplish the purposes of this Security Agreement.

          12. The Secured Party May Perform. (a) Upon the occurrence and during the continuance of an Event of Default, with prior notice to the Borrower or any Guarantor, as applicable, the Secured Party without releasing the Borrower or any Guarantor, as applicable, from any obligation, covenant or condition hereof, itself may make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as the Secured Party may deem necessary to protect, perfect or continue the perfection of the Security Interest. Any costs or expenses incurred by the Secured Party in connection with the foregoing shall be governed by the Loan Documents, constitute a part of the Obligations secured by the Security Documents, shall bear interest at the Interest Rate and be payable by the Borrower upon demand by the Secured Party.

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          (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Borrower and each Guarantor hereby:

          (i) agrees that the Secured Party, without releasing the Borrower or such Guarantor, as applicable, from any obligation, covenant or condition hereof, itself may take any action and execute any document, including making any payment or performing, or cause the performance of, any obligation, covenant, condition or agreement or any other action under or in respect of

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any Assigned Agreement that the Secured Party deems necessary or advisable or which may otherwise be required to cure any default under any Assigned Agreement at any time and from time to time (including at any time prior to the occurrence of an Event of Default) upon receipt by the Secured Party of a notice of any such default by any third party to a Project Contract or otherwise at any time that the Secured Party otherwise has knowledge of such default; and

          (ii) irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of the Borrower or such Guarantor, as applicable (or any nominee or agent designated by the Borrower or such Guarantor, as applicable), and in the name of the Borrower or such Guarantor, as applicable (or any nominee or agent designated by the Borrower or such Guarantor, as applicable), or otherwise, at any time and from time to time to take any action contemplated in clause (i) above (including at any time prior to the occurrence of an Event of Default) upon receipt by the Secured Party of a notice of any such default by any third party to a Project Contract or otherwise at any time that the Secured Party otherwise has knowledge of such default.

          The Secured Party may take such actions under either clause (i) or (ii) above as the Secured Party may deem appropriate.

          13. No Duty on the Secured Party’s Part; Limitation on the Secured Party’s Obligations.

          (a) No Duty on the Secured Party’s Part. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it receives as a result of the exercise of such powers.

          (b) Limitations on Obligations. Except as provided in the next sentence, anything herein to the contrary notwithstanding, the Borrower and each Guarantor shall remain liable under the Assigned Agreements and any other agreements to which it is a party included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed. The exercise by the Secured Party of any of the rights or remedies hereunder shall not release the Borrower or any Guarantor from any of its duties or obligations under the Assigned Agreements or any other agreements included in the Collateral unless expressly assumed by the Secured Party in writing. All of the Collateral is hereby assigned to the Secured Party solely as security, and the Secured

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Party shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless the Secured Party so elects in writing consistent with its rights under this Security Agreement or fails to act in a commercially reasonable manner to the extent required by the Code.

          (c) Delegation of Duty. The Secured Party may execute any of its duties under this Security Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties so long as such counsel was selected with reasonable due care. The Secured Party shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          (d) Limitations on Liability. The Secured Party shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Security Agreement.

          14. Reasonable Care; Standards for Exercising Remedies; Marshaling Collateral.

          (a) The Secured Party shall exercise the same degree of care hereunder as it exercises or would exercise in connection with similar transactions for its own account. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords or would accord collateral held by the Secured Party in similar transactions for its own account; provided, however, it is expressly understood that the Secured Party shall not have responsibility for taking any steps to preserve rights against any parties with respect to the Collateral. In furtherance of the foregoing, to the extent applicable Laws impose on the Secured Party an obligation to exercise remedies in a commercially reasonable manner, each of the Borrower and each Guarantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (i) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Laws, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as the Borrower or such Guarantor, as applicable, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Secured Party against the risk of loss, collection or disposition of Collateral, or (xi) to the extent

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deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral.

          (b) Without limiting the generality of the foregoing and except as otherwise provided by applicable Laws, the Secured Party shall not be required to marshal any collateral, including, the Collateral subject to the Security Interest created hereby and any guarantees of the Obligations, or to resort to any item of Collateral or guarantees in any particular order; and all of the Secured Party’s rights hereunder and in respect of such Collateral and guarantees shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Borrower and any Guarantor lawfully may, each of the Borrower and each Guarantor hereby (i) agrees that it will not invoke any Laws relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Security Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed and (ii) irrevocably waives the benefits of all laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

          15. Absence of Fiduciary Relation. The Secured Party undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Security Agreement or any other Loan Document, and no implied agreements, covenants or obligations with respect to the Borrower, any Guarantor, any other Affiliate of the Borrower or any Guarantor or any other party to any of the Assigned Agreements shall be read into this Security Agreement against the Secured Party. The Secured Party in its capacity as such is not a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to the Borrower, any Guarantor, any other Affiliate of the Borrower or any Guarantor or any other party to any of the Assigned Agreements, except as otherwise specifically required by applicable Laws.

          16. Survival of Representations and Warranties. All agreements, representations and warranties made herein or incorporated by reference herein shall survive the execution and delivery of this Security Agreement and the other Loan Documents and shall terminate only upon the indefeasible payment in full in cash of the Obligations and expiration of the commitments under the Loan Agreement, and shall be deemed to be material and to have been relied upon by the Secured Party, regardless of any investigation made by or on behalf of the Secured Party.

          17. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be given in accordance with Section 26 of this Security Agreement.

          18. No Waiver; Cumulative Remedies. By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), the Secured Party shall not be deemed to have waived any breach or default on the part of the Borrower or any Guarantor or to have released the Borrower or any Guarantor from any of its obligations secured hereby. No failure on the part of the Secured Party to exercise, and no delay in exercising (without also expressly waiving the same in writing) any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other

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right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. The Secured Party shall have all of the rights and remedies granted under the Loan Agreement or any other Loan Document, and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Borrower or any Guarantor or any Collateral, at the discretion of the Secured Party. The application of the Collateral to satisfy the Obligations pursuant to the terms hereof shall not operate to release the Borrower or any Guarantor from their Obligations until payment in full of any deficiency has been made in cash.

          19. Severability. In the event any one or more of the provisions contained in this Security Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived, they are hereby waived by the Borrower, each Guarantor and the Secured Party to the full extent permitted by law so that this Security Agreement shall be deemed a valid, legal and binding agreement, enforceable in accordance with its terms, and the Security Interest created hereby shall constitute a continuing first lien on and first perfected security interest in the Collateral, in each case enforceable in accordance with its terms. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          20. Exculpatory Provisions; Reliance By Secured Party.

          (a) Exculpatory Provisions. Neither the Secured Party, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates, shall be liable to the Borrower or any Guarantor or any other Person for any action taken or omitted to be taken by it under or in connection with this Security Agreement or any other Project Contract (except as otherwise provided herein or therein), or responsible in any manner to any Person for any recitals, statements, representations or warranties made by the Borrower or any Guarantor or any officer thereof contained in this Security Agreement or any other Project Contract or in any certificate, report, statement or other document referred to or provided for in, or received by the Secured Party under or in connection with, this Security Agreement or any other Project Contract or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Security Agreement or any other Project Contract or for any failure of the Borrower or any Guarantor to perform any of the Obligations. The Secured Party shall not be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Security Agreement or any other Project Contract, or to inspect the properties or records of the Borrower or any Guarantor. Notwithstanding anything to the contrary contained herein, neither the Secured Party, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be exonerated from its gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Reliance by the Secured Party. The Secured Party shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, electronic mail, telegram, telecopy, telex, teletype or facsimile message, statement,

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order, instrument, opinion, report, request, direction, bond, debenture or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of independent accountants and other experts selected by it and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it. Except as otherwise expressly set forth herein, the Secured Party shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Security Agreement.

          21. Amendment. No modification or waiver of any of the provisions of this Security Agreement shall be binding on the Secured Party or the Borrower or any Guarantor, except as expressly set forth in a writing duly signed and delivered by the Secured Party, the Borrower and each Guarantor.

          22. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Borrower, each Guarantor and the Secured Party, and their respective successors and permitted assigns. In the event of any assignment or transfer by the Secured Party of any instrument evidencing all or any part of the Obligations, the holder of such instrument shall, subject to the Loan Agreement, be entitled to the benefits of this Security Agreement.

          23. Number and Gender. Whenever used in this Security Agreement, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

          24. Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Security Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

          25. Waivers by Borrower and Each Guarantor. Except as otherwise provided in this Agreement, each of Borrower and each Guarantor waives, to the extent permitted by Law: (a) presentment, demand, protest and notice of presentment, notice of intent to accelerate the maturity of the Obligations and notice of such acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal and hereby ratifies and confirms whatever Lender may do in this regard; and (b) the benefit of all stay, extension, marshaling-of-assets or similar laws, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance of the Obligations by Borrower or any Guarantor or the enforcement of the Obligations by Lender. Each of Borrower and each Guarantor acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

     (a) Waiver of Trial by Jury. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE PARTIES HERETO ALSO WAIVE ANY BOND OR

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SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (b) Waiver of Certain Damages. NEITHER THE BORROWER NOR ANY GUARANTOR SHALL, REGARDLESS OF CAUSE, ASSERT ANY CLAIM WHATSOEVER AGAINST LENDER FOR LOSS OF ANTICIPATORY PROFITS OR CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES. THE LENDER SHALL NOT, REGARDLESS OF CAUSE, ASSERT ANY CLAIM WHATSOEVER AGAINST BORROWER OR ANY GUARANTOR FOR LOSS OF ANTICIPATORY PROFITS OR CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES.

     (c) Consent to Jurisdiction. Any legal action or proceeding against any of the Parties with respect to this Agreement or any other Loan Document or the transactions in connection with or relating hereto or thereto, may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the Parties agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon each of the Parties, and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

     (d) Appointment of Agent for Service of Process. Each of the Borrower and each Guarantor hereby irrevocably designates, appoints and empowers National Corporate Research, Ltd. (the “Process Agent”) with offices on the date hereof at 225 W. 34th Street, Suite 910, New York, NY 10122, as its designee, appointee and

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agent to receive, accept and acknowledge for and on behalf of the Borrower and such Guarantor, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. Each of the Borrower and each Guarantor further agrees that such service of process may be made on the Process Agent by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding on the Process Agent, or by any other method of service provided for under the Laws in effect in the County of New York, State of New York, and the Process Agent hereby is authorized and directed to accept such service for and on behalf of the Borrower and such Guarantor, and to admit service with respect thereto.

     (e) Waiver of Service of Process. Upon service of process being made on the Process Agent as provided in Section 25(d), a copy of the summons and complaint or other legal process served shall be given by the Process Agent to the Borrower or applicable Guarantor in the manner provided in Section 26, or to such other address as Borrower or such Guarantor, as applicable, may notify the Process Agent in writing. Personal service upon the Process Agent as provided in this Section 25(e) shall be deemed to be personal service on the Borrower or such Guarantor, as applicable, and shall be legal and binding upon Borrower or such Guarantor, as applicable, for all purposes, notwithstanding any failure of the Process Agent to give copies of such legal process thereto, or any failure on the part of the Borrower or such Guarantor, as applicable, to receive the same.

     (f) Substitution of Process Agent. Each of the Borrower and each Guarantor will at all times continuously maintain an agent to receive service of process in the County of New York, State of New York on its behalf with respect to each Loan Document. In the event that for any reason the Process Agent or any successor thereto shall no longer serve as agent for the Borrower or any Guarantor to receive service of process in the County of New York on its behalf or shall have changed its address without notification thereof to the Process Agent, the Borrower or such Guarantor, as applicable, immediately after having knowledge thereof, will irrevocably designate and appoint a substitute agent in the County of New York, State of New York and advise the Lender.

     (g) No Exclusive Jurisdiction. Nothing contained in this Section 26 shall preclude the Secured Party or any Lender from bringing any legal suit, action or proceeding against the Borrower or any Guarantor in the courts of any jurisdiction where the Borrower or any Guarantor or any of their respective property or assets may be found or located. To the extent permitted by the Laws of any such jurisdiction, each of the Borrower and each Guarantor hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any court or courts which now or hereafter, by reason of its present or future domiciles, or otherwise, may be available to it. Without limiting the generality of the foregoing, SBP-RTS hereby agrees to submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction.

     (h) Consent to Venue. Each of the Borrower and each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying

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of venue of any of the aforesaid actions or proceedings arising out of or in connection with or any Loan Document or the transactions in connection with, or relating hereto or thereto brought in the courts referred to in clause (d) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Without limiting the generality of the foregoing, SBP-RTS hereby waives any and all jurisdictional defenses to any United States forum selected by any other party hereto on grounds including, but not limited to, forum non-conveniens. In addition, in the event that Lender chooses to bring an action or proceeding in a court of any state within the United States, SBP-RTS hereby waives any right of removal to federal court.

          26. Notices. Without modifying any of the provisions of this Agreement concerning the requirements for, or waiver of, any notice, all notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, facsimile, or by delivering same in person to the intended addressee. Notice so mailed shall be effective two (2) days after it is deposited in a receptacle maintained by the United States Postal Office for the acceptance of mail. Notice given in any other manner shall be effective only if and when received by the addressee, which receipt shall be deemed to have occurred upon the date of actual delivery as shown by the addressee’s registry, or by carrier or other certification of receipt. For purposes of notice, the addresses of the Parties shall be as set forth on Schedule B to this Security Agreement; provided, however, that any Party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days’ notice to the other Parties in the manner set forth hereinabove.

          27. Counterparts; Facsimile Delivery. This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

          28. Continuing Security Interest; Termination. This Security Agreement shall create a continuing Security Interest in the Collateral and shall remain in full force and effect for the benefit of the Secured Party until all Obligations to be paid or performed by the Borrower and each Guarantor under the Loan Documents have been indefeasibly paid and performed in full and the Commitment has terminated. Upon the happening of all of such events, the Security Interest granted hereby shall terminate. Upon such termination, the Secured Party shall, within thirty (30) days of its receipt of a request from the Borrower or any Guarantor and at the expense of the Borrower, execute and deliver to the Borrower or such Guarantor, as applicable, such documents as the Borrower or such Guarantor shall reasonably request to evidence such termination or expiration, including termination statement(s) for any financing statement on file with respect to the Collateral.

          29. Payments Set Aside. To the extent that the Borrower, any Guarantor or any other Person on behalf of the Borrower or any Guarantor makes a payment or payments of the Obligations to the Secured Party or the Secured Party enforces its security interests or exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently

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invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Security Agreement and all Security Interests, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

          30. Non-Recourse Nature of Obligations. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, recourse for the satisfaction of the Obligations shall be limited to enforcement of the security interests, liens and encumbrances against the assets of the Borrower and any Guarantor granted to the Secured Party and the equity or other ownership interests of the Borrower and any Guarantor pledged to the Secured Party pursuant to the Security Documents, and no other recourse for the satisfaction of the Obligations shall be had, whether by levy or execution or otherwise, against any partner of the Borrower or any member, partner or other owner of any Guarantor or against any of their members, stockholders, managers, directors, officers, agents or employees under any Law or Loan Document, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such persons or entities be personally liable for any amounts or claims, or liable for any defenses or any judgment based thereon or with respect thereto, other than payment from the assets of the Borrower and each Guarantor and the equity interests in the Borrower and in each Guarantor as a result of realization on the Collateral pursuant to security interests, liens and encumbrances granted to the Secured Party pursuant to the Security Documents; provided, however, nothing contained in this Section 30 shall (i) impair in respect of the Borrower or any Guarantor the validity of the indebtedness evidenced by this Security Agreement and the Notes secured by the Security Documents, prevent the taking of any action in accordance with the terms of the Loan Agreement or any other Loan Document (during any period that any of the security interests, liens and encumbrances on the assets of Borrower and of any Guarantor and the equity interests in the Borrower and of any Guarantor pledged as aforesaid pursuant to the Security Documents are in effect) that is permitted by law against the assets of the Borrower and any Guarantor or the proceeds of such assets, or in any way affect or impair the right of any the Secured Party to take any action permitted by law to realize upon any of the Collateral or any other security which may secure the Obligations, (ii) be deemed to release any member or any Affiliate of the Borrower or any Guarantor, or any past, present or future member, partner, officer, employee, director or agent of any thereof, from liability for its own fraudulent actions, knowing misrepresentations or willful misconduct or from any of its express obligations or liabilities, under any agreement, document, instrument or certificate executed by such Person in connection with the transactions contemplated by the Project Contracts or from liability for the breach of any fiduciary duties whether such duties arise before or after the institution of any bankruptcy, reorganization or insolvency proceeding in respect of either Borrower, any Guarantor or any of Borrower’s or any Guarantor’s other Affiliates, or (iii) limit the right of the Secured Party to initiate judicial proceedings against any partner, member, owner or any Affiliate of the Borrower or of any Guarantor or of any other Person solely to the extent necessary to obtain jurisdiction over the Borrower or any Guarantor.

          31. Conflicts, Etc. To the extent that any provision of this Security Agreement shall be determined to conflict with any provision of the Loan Agreement, such provision of the Loan Agreement shall govern.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first written above.

BORROWER:

SEA BREEZE PACIFIC JUAN DE FUCA
CABLE, LP

By:	Juan de Fuca Cable Management,
Inc., its General Partner

By:

Name:

Title:

SECURED PARTY:

UNITED STATES POWER FUND, L.P.

By:	EIF US Power, LLC,
its General Partner

By:	Energy Investors Funds Group LLC,
its Sole Member

By:

Name:	Andrew Schroeder
Title:	Partner

GUARANTORS:

OLYMPIC CONVERTER GP, LLC

By:	Sea Breeze Pacific Juan de Fuca
Cable, LP, its Sole Member

	By:	Juan de Fuca Cable
Management, Inc., its General
Partner

By:

Name:

Title:

OLYMPIC CONVERTER, LP

By:	Olympic Converter GP, LLC
its General Partner

	By:	Sea Breeze Pacific Juan de Fuca
Cable, LP, its Sole Member

		By:	Juan de Fuca Cable
Management, Inc., its General
Partner

By:

Name:

Title:

SEA BREEZE PACIFIC REGIONAL
TRANSMISSION SYSTEM, INC.,

By:

Name:

Title:

Schedule A

to
Security Agreement

FINANCING STATEMENTS FILINGS

Debtor:	Sea Breeze Pacific Juan de Fuca Cable, LP

Secured Party:	United States Power Fund, L.P.

Jurisdictions:	Delaware

Filing Office:	Secretary of State of the State of Delaware

Debtor:	Olympic Converter GP, LLC

Secured Party:	United States Power Fund, L.P.

Jurisdictions:	Delaware

Filing Office:	Secretary of State of the State of Delaware

Debtor:	Olympic Converter, LP

Secured Party:	United States Power Fund, L.P.

Jurisdictions:	Delaware

Filing Office:	Secretary of State of the State of Delaware

Debtor:	Sea Breeze Pacific Regional Transmission System, Inc.

Secured Party:	United States Power Fund, L.P.

Jurisdictions:	District of Columbia

Filing Office:	District of Columbia Recorder of Deeds

Schedule B

to

Security Agreement

Addresses for Notices

2

Sea Breeze Pacific Juan de Fuca Cable, LP
Borrower:	203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

Olympic Converter GP, LLC
OCGP:	203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

the USA	Olympic Converter, LP
Sub:	203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

Sea Breeze Pacific Regional Transmission System, Inc.
SBP-RTS:	Lobby box 91
333 Seymour Street
Suite 1400
Vancouver, British Columbia, Canada V6B 5A6
Telephone: (604) 689-2991
Facsimile: (604) 689-2990

the Secured	United States Power Fund, L.P.
Party:	c/o Energy Investors Funds
One Penn Plaza, Suite 4507
New York, NY 10119
Telephone: (212) 564-1276
Fax: (212) 564-4802
Attention: Andrew Schroeder

with a copy to:

Energy Investors Funds
Three Charles River Place
63 Kendrick Street
Needham, MA 02494
Tel: (781) 292-7000

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Fax: (781) 292-7099
Attention: General Counsel

4

EXHIBIT F

SUB PLEDGE AGREEMENT

PLEDGE AND SECURITY AGREEMENT

re OLYMPIC CONVERTER GP, LLC and OLYMPIC CONVERTER, LP

by and among

SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP and OLYMPIC CONVERTER

GP, LLC

(the “Pledgors”)

-and-

UNITED STATES POWER FUND, L.P.
(the “Secured Party” and “Lender”)
dated as of

April 6, 2005

5

PLEDGE AND SECURITY AGREEMENT re

OLYMPIC CONVERTER GP, LLC and OLYMPIC CONVERTER, LP

6

7

PLEDGE AND SECURITY AGREEMENT re

OLYMPIC CONVERTER GP, LLC and OLYMPIC CONVERTER, LP

          THIS PLEDGE AND SECURITY AGREEMENT re OLYMPIC CONVERTER GP, LLC and OLYMPIC CONVERTER, LP (this “Agreement”) is entered into as of April 6, 2005, by and between SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP, a Delaware limited partnership (the “Borrower”), OLYMPIC CONVERTER GP, LLC, a Delaware limited liability company (“OCGP” and together with the Borrower, the “Pledgors” and each individually a “Pledgor”), and UNITED STATES POWER FUND, LP. (the “Secured Party” or “Lender”). Pledgor and Secured Party are herein sometimes collectively referred to as the “Parties” or individually as a “Party.”

WHEREAS, Borrower is seeking a development loan to finance, on an interim basis, the development of a 550 MW high voltage direct current submarine transmission link spanning the Strait of Juan de Fuca connecting Victoria, Vancouver Island, British Columbia, Canada and Port Angeles, Washington State, USA, or an alternative route approved by the Lender connecting greater Victoria on Vancouver Island or greater Vancouver to the Olympic Peninsula (the “Project”);

WHEREAS, the Pledgors and the Secured Party are parties to that certain Development Loan Agreement, dated as of the date hereof (the “Loan Agreement”), and the Loan Documents referred to therein (the “Loan Documents”), pursuant to which the Secured Party (as Lender) has committed severally to provide development loans (the “Loans”) to Borrower;

WHEREAS, Borrower is the sole member of OCGP and Borrower and OCGP are the sole partners of Olympic Converter, LP, a Delaware limited partnership (“USA Sub”, and together with OGCP, the “Subs” and each individually, a “Sub”);

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Loan Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and, based upon the foregoing, and the mutual representations, covenants and other agreements set forth herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

          Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement. When used herein, the following terms shall have the following meanings:

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          “Affiliate”: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

          “Agreement”: This Pledge and Security Agreement re Olympic Converter GP, LLC and Olympic Converter, LP, as the same may be from time to time amended, modified or supplemented.

          “Bankruptcy Code”: Title I1 of the United States Code, as in effect from time to time, or any successor thereto.

          “Event of Default”: As defined in the Loan Agreement.

          “Governmental Authority”: Any nation, state, sovereign or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          “Indebtedness”: Without duplication, (i) all obligations of any Person for borrowed money or for the deferred purchase price of property or services (other than (x) trade payables on terms of sixty (60) days or less incurred in the ordinary course of business of such Person and (y) payables to vendors, suppliers, advisers or other providers to such Person), (ii) all obligations of such Person evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under capital leases or synthetic leases, (iv) the stated amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed, (vi) all obligations of such Person under any interest rate protection agreement and any currency swap or similar agreement and (vii) all contingent obligations of such Person guaranteeing or intended to guarantee, or otherwise providing or intending to provide assurance against loss in respect of, any Indebtedness, leases, dividends or other obligations of any other Person.

          “Lender”: as defined in the preamble to this Agreement.

          “Lien”: Any mortgage, lien (statutory or other), pledge, hypothecation, assignment, security interest, title-retention arrangement, mandatory deposit arrangement, encumbrance, or other security agreement of any kind or nature whatsoever (including without limitation, any conditional sale or other title retention agreement, any sale of receivables or any capital lease), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing; provided, however, that none of the following shall constitute a Lien under this Agreement: any inchoate: (a) liens for ad valorem property taxes or assessments or other governmental charges, as long as such taxes and assessments are timely paid and discharged or the validity, applicability or amount thereof is being contested in good faith by appropriate proceedings that will prevent the forfeiture or sale of any property of any Person or any interference with the use thereof by such Person and for which adequate reserves have been established in accordance with GAAP, (b) mechanic’s and materialmen’s liens for obligations not yet due and payable, (c) other statutory liens incurred in the normal course of business, (d) real estate liens or encumbrances that do not materially

9

interfere with the intended use of the property, and (e) landlord’s liens for rentals not yet past due and payable provided that the aggregate amount of obligations secured by liens referred to in clauses (b), (c) and (e) of this definition shall not exceed $150,000.

          “LLC Agreement”: As defined in Section 2.1.

          “Loan Agreement”: As defined in the recitals to this Agreement.

          “Loan Documents”: As defined in the recitals to this Agreement.

          “Material Adverse Effect”: Any material adverse effect upon (i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of any Subs or Pledgor (in each case taking into account the development status of the Project), (ii) the ability of any Subs or Pledgor to perform any of its material Obligations under the Loan Documents, (iii) the validity, perfection and enforceability of the Liens granted under the Loan Documents, or (iv) the ability of the Lender to enforce any of the material Obligations or any of its material rights and remedies under the Loan Documents.

          “Membership Interests”: As defined in Section 2.1(a)(i) of this Agreement.

          “Obligations”: All of Pledgor’s liabilities, obligations and indebtedness from time to time owing to the Lender under the Loan Documents of any and every kind and nature, including, without limitation, the obligations of Pledgor under the indemnities, contained in Sections 5.1(c) and 7.12 of the Loan Agreement, all principal of and interest on the Advances, charges, expenses and other sums chargeable to Pledgor by Lender, arising under the Loan Documents, whether heretofore, now or hereafter owing, arising, due or payable from Pledgor to the Lender and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise.

          “OCGP”: As defined in the preamble to this Agreement..

          “Partnership Agreement”: As defined in Section 2.1(a)(iv) of this Agreement.

          “Partnership Interests”: As defined in Section 2.1(a)(iii) of this Agreement.

          “Party” or “Parties”: As defined in the preamble to this Agreement.

          “Person”: Any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or Governmental Authority.

          “Pledged Collateral”: As defined in Section 2.1(a).

          “Pledgor”: As defined in the preamble to this Agreement.

          “Project”: As defined in the recitals to this Agreement.

          “Secured Party”: As defined in the preamble to this Agreement.

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          “Securities Act”: The Securities Act of 1933, as amended.

          “Sub” or “Subs”: As defined in the recitals to this Agreement.

          “Uniform Commercial Code” or “UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York.

          “USA Sub”: As defined in the recitals to this Agreement.

ARTICLE II

PLEDGE

     2.1 Pledged Collateral.

     (a) As collateral security for the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise of all of the Obligations, whether now existing or hereinafter arising and howsoever evidenced, each Pledgor, as applicable, hereby conveys, mortgages, pledges, grants, assigns, hypothecates, transfers and delivers to Secured Party for the benefit of Secured Party a continuing lien on, and a continuing first priority security interest in all of such Pledgor’s right, title and interest in, to and under the following property, whether now existing or hereafter from time to time acquired (collectively the “Pledged Collateral”):

          (i) all of such Pledgor’s limited liability company interests, voting rights and powers of ownership in OCGP and any other ownership interest of whatever type in OCGP now or hereafter owned by Pledgor, in each case together with any options, warrants or other rights to purchase such interests at any time owned by such Pledgor (including all such interests or options, warrants or other rights acquired by such Pledgor in the future) (collectively, the “Membership Interests”) and all of such Pledgor’s rights to acquire additional Membership Interests for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents;

          (ii) all of such Pledgor’s claims, rights, privileges, authority, powers, options, security interests, liens and remedies, if any, under OCGP’s Operating Agreement, dated as of March 24, 2005, as amended from time to time (the “LLC Agreement”) or at law or otherwise in respect of the Membership Interests, including, without limitation, all of its rights (including voting rights) as a member of OCGP to exercise and enforce every right, power, remedy, authority, option and privilege of OCGP relating to the Membership Interests, including any power to terminate, cancel or modify the LLC Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of the Membership Interests and OCGP, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receive any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

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          (iii) all of such Pledgor’s limited partnership interests, voting rights and powers of ownership in USA Sub and any other ownership interest of whatever type in USA Sub now or hereafter owned by such Pledgor, in each case together with any options, warrants or other rights to purchase such interests at any time owned by such Pledgor (including all such interests or options, warrants or other rights acquired by such Pledgor in the future) (collectively, the “Partnership Interests”) and all of such Pledgor’s rights to acquire additional Partnership Interests for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents;

          (iv) all of such Pledgor’s claims, rights, privileges, authority, powers, options, security interests, liens and remedies, if any, under USA Sub’s Limited Partnership Agreement, dated as of March 24, 2005, as amended from time to time (the “Partnership Agreement”) or at law or otherwise in respect of the Partnership Interests, including, without limitation, all of its rights (including voting rights) as a partner of USA Sub to exercise and enforce every right, power, remedy, authority, option and privilege of USA Sub relating to the Partnership Interests, including any power to terminate, cancel or modify the Partnership Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of the Partnership Interests and USA Sub, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receive any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

          (v) all equity interests, dividends, distributions, moneys, securities, instruments, payments and other property or proceeds of any kind to which such Pledgor may be, or may become, entitled to from time to time as a member of OCGP or a partner of USA Sub by way of distribution, return of capital or otherwise in respect of or in exchange for any or all of the Membership Interests or the Partnership Interests, as applicable;

          (vi) any claim that such Pledgor now has or may acquire in the future as a member of OCGP or a partner of USA Sub against any other Sub, as applicable, or its property;

          (vii) all interests in substitution for or in addition to any of the foregoing, any certificates representing or evidencing such interests, and all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

          (viii) all proceeds, products and accessions of and to any of the property described in the preceding clauses (i) through (viii).

         (b) As used herein, the term “proceeds” shall be construed as defined in Section 9-102(a)(64) of the UCC and shall include whatever is received or receivable when any

12

of the Pledged Collateral, or any proceeds thereof, is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and shall include, without limitation, all rights to payment, including interest and premiums, with respect to any of the Membership Interests or the Partnership Interests or any proceeds thereof and any property into which any of the Pledged Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the Pledged Collateral.

          (c) If such Pledgor acquires (by purchase, distribution or otherwise) any additional Membership Interests or Partnership Interests at any time or from time to time after the date hereof, it shall:

          (i) forthwith pledge such Membership Interests or Partnership Interests, as applicable, as security to Secured Party hereunder;

          (ii) promptly notify Secured Party of such acquisition;

          (iii) to the extent such Membership Interests or Partnership Interests (in each case, whether now owned or hereafter acquired) are certificated, promptly deliver to Secured Party its certificates therefor accompanied by such instruments of transfer as are reasonably acceptable to Secured Party and promptly thereafter deliver to Secured Party a certificate executed by any authorized officer of such Pledgor describing such Membership Interests or Partnership Interests, as applicable, and certifying that they have been duly pledged hereunder; and

          (iv) to the extent such Membership Interests or Partnership Interests (whether now owned or hereafter acquired) are uncertificated, promptly notify Secured Party thereof and promptly take all actions required to perfect the security interest of Secured Party under applicable Law, including, without limitation, Section 8-106(c) of the UCC.

       2.2 Delivery of Certificates and Instruments. Each Pledgor, as applicable, shall deliver to Secured Party all certificates or instruments representing or evidencing the Membership Interests or Partnership Interests to be held by Secured Party pursuant hereto in each case, properly endorsed in blank and in suitable form for transfer by delivery and accompanied by duly executed irrevocable proxy in the form as attached as Exhibit A hereto and a limited liability company or limited partnership, as applicable, power in the faun attached as Exhibit B hereto, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time following the occurrence and during the continuation of an Event of Default, in its discretion and upon a written notice to such Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Membership Interests and/or Partnership Interests. Each Pledgor shall take such actions as Secured Party reasonably requests to effect the foregoing, to permit Secured Party to exercise any of its rights and remedies hereunder, to effect fully the purposes of this Agreement, to create, perfect, maintain, and preserve first priority Liens on the Pledged Collateral in favor of Secured Party, and to provide for the payment of the Obligations in accordance with the terms of the Loan Documents. Each Pledgor shall provide an opinion of counsel with respect to the perfection of the Lien hereunder satisfactory to Secured Party with respect to any pledge of the Membership Interests or the

13

Partnership Interests, as applicable, upon the request of Secured Party, upon any change in applicable Law or other material change in circumstances affecting the perfection of the security interests granted hereunder. Secured Party will hold such security certificates, documents, instruments, irrevocable proxies, and stock powers until the Obligations have been indefeasibly paid and satisfied in full. At any time and from time to time, upon a written notice to the applicable Pledgor, Secured Party shall have the right to exchange certificates or instruments representing or evidencing any of the Membership Interests or the Partnership Interests, as applicable, for certificates or instruments of smaller or larger denominations.

      2.3 Pledgors’ Rights.

          (a) Unless an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive and retain any and all distributions paid in respect of its Membership Interests or Partnership Interests (in each case, whether in cash or other property) free and clear of the Lien created by this Agreement and in accordance with the Loan Documents, the LLC Agreement or the Partnership Agreement, as applicable; provided, however, that any and all

          (i) distributions paid or payable in respect of the Membership Interests or the Partnership Interests, as applicable, in connection with (A) any partial or total liquidation or dissolution of OCGP or the USA Sub, as applicable, (B) any distributions of capital of OCGP or the USA Sub, as applicable, (other than distributions made pursuant to the Loan Documents), and (C) any reorganization of OCGP or the USA Sub, as applicable; and

          (ii) property paid or payable or otherwise distributed in redemption of, or in exchange for, the property in clause (i) of this Section 2.3, if received by either Pledgor, shall be included as Pledged Collateral, shall be segregated from other property and funds of such Pledgor, and shall forthwith be delivered to Secured Party in the same form as so received (together with any necessary transfer documents of endorsements) to hold as Pledged Collateral. Upon the occurrence and during continuation of an Event of Default, all of such Pledgor’s rights under this Section 2.3 shall cease and all such rights shall become vested in Secured Party, who thereupon shall have the sole right to receive and hold such distributions as Pledged Collateral.

          (b) Unless an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting, consent, ratification, waiver, and other rights with respect to its Membership Interests and its Partnership Interests for any purpose not inconsistent with the terns of this Agreement or any of the other Loan Documents; provided, that no vote shall be cast, right exercised or action taken that would result in a material violation of the LLC Agreement or the Partnership Agreement, unless so required by applicable Law. Upon the occurrence and during the continuation of an Event of Default and upon a written notice by Secured Party to either Pledgor, all of such Pledgor’s voting , consent, ratification, waiver, and other rights with respect to the Membership Interests or the Partnership Interests, as applicable, that such Pledgor would otherwise be entitled to exercise shall cease and such rights shall be vested in Secured Party, who thereupon shall have the sole right to exercise or refrain from exercising such rights.

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          (c) All distributions and other funds received by either Pledgor in violation of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from any such Pledgor’s other property and funds and shall be paid to Secured Party in the same form as so received (together with any necessary transfer documents and endorsements) as Pledged Collateral.

     2.4 Secured Party Liability.

          (a) Notwithstanding any other provision contained in this Agreement, each Pledgor shall remain liable under the LLC Agreement and the Partnership Agreement, as applicable, for all of the obligations to be performed by such Pledgor thereunder to the same extent as if this Agreement had not been executed. The exercise by Secured Party or any of its respective permitted assigns or successors of any of the rights hereunder shall not release either Pledgor from any of its duties or obligations under the LLC Agreement or the Partnership Agreement, to the extent arising or accruing in respect of any period prior to the sale, assignment or other transfer of the Membership Interests or the Partnership Interests, as applicable, by Secured Party pursuant to any exercise of remedies under this Agreement. None of Secured Party or any of its respective directors, officers, employees, affiliates or agents shall have any obligations or liability under the LLC Agreement, the Partnership Agreement or under or with respect to any Pledged Collateral by reason of or arising out of this Agreement, except as set forth in Section 9-207 of the UCC, or the receipt by Secured Party of any payment relating to any Pledged Collateral, nor shall Secured Party or any of its respective directors, officers, employees, affiliates or agents be obligated in any manner to perform any of either Pledgor’s obligations under or pursuant to the LLC Agreement, the Partnership Agreement or any other agreement to which either Pledgor is a party, make any payment or inquire as to the nature or sufficiency of any payment or performance with respect to any Pledged Collateral, present or file any claim or collect the payment of any amounts or take any action to enforce any performance under or with respect to the LLC Agreement, the Partnership Agreement or Pledged Collateral or take any other action whatsoever with respect to the Pledged Collateral, in each case, other than as required under this Agreement and the other Loan Documents.

          (b) The powers conferred on Secured Party hereunder are solely to protect its interests in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder and except as required by applicable Law, Secured Party shall not have any duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral and no such duties shall be implied as arising hereunder.

     2.5 Attorney-in-Fact. Each Pledgor hereby appoints Secured Party or any officer or agent whom Secured Party may designate, as its true and lawful attorney-in-fact and proxy, which appointment being coupled with an interest is irrevocable until the termination of the Loan Documents according to their terms, with full power and authority in such Pledgor’s place and stead and in such Pledgor’s name or in its own name, at such Pledgor’s reasonable cost and expense, from time to time after the occurrence and during the continuation of any Event of Default in Secured Party’s reasonable discretion to take any action and to execute any instrument which Secured Party may reasonably deem necessary or advisable to enforce its rights under this

15

Agreement or to accomplish the purposes of this Agreement or the other Loan Documents, including, without limitation, authority to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for, endorse and collect all drafts or other instruments, chattel paper and moneys due and to become due or made payable to such Pledgor representing any distribution, interest payment or other payment in respect of the Pledged Collateral or any part thereof to be paid over to Secured Party pursuant to Section 2.3(c) and to file any claims or take any action or institute any proceedings which the Secured Party may deem to be necessary or desirable for the collection thereof. Each Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted under this Section 2.5, each Pledgor hereby acknowledges and agrees that Secured Party shall have no fiduciary duties to such Pledgor, and each Pledgor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

     2.6 Step-in Rights. Upon the occurrence and during the continuation of any Event of Default and upon a written notice to the applicable Pledgor, Secured Party may (but shall not be obligated to) perform, or cause performance of, any of such Pledgor’s obligations under this Agreement. Secured Party’s reasonable expenses, including the reasonable fees and expenses of its counsel, incurred in connection with performing any such obligations shall be payable by such Pledgor.

     2.7 Reasonable Care; Standards for Exercising Remedies; Marshaling Pledged Collateral.

          (a) Notwithstanding anything to the contrary in this Agreement, Secured Party shall exercise the same degree of care hereunder as it exercises or would exercise in connection with its own property of the type of which the Pledged Collateral consists. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which Secured Party accords or would accord in similar transactions for its own account; provided, however, it is expressly understood that Secured Party shall have no responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          (b) In furtherance of the foregoing, to the extent applicable Laws impose on Secured Party an obligation to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that, to the extent consistent with applicable Law, it is not commercially unreasonable for Secured Party (i) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Pledged Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Pledged Collateral to be disposed of, or to obtain or, if not required by other applicable Laws, to fail to obtain governmental or third party consents for the collection or disposition of Pledged Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Pledged Collateral or to remove Liens or encumbrances on or any adverse claims against Pledged Collateral, (iv) to exercise or fail to exercise collection remedies

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against account debtors and other Persons obligated on the Pledged Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise or fail to advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (vi) to contact or fail to contact other Persons, whether or not in the same business as such Pledgor, in connection with expressions of interest in acquiring all or any portion of the Pledged Collateral, (vii) to hire or fail to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, whether or not the Pledged Collateral is of a specialized nature, (viii) to dispose Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have reasonable capability of doing so, or that match buyers and sellers of assets (or to fail to do so), (ix) to dispose of assets in wholesale rather than retail markets (or to fail to do so), (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Secured Party against the risk of loss, collection or disposition of Pledged Collateral, or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Pledged Collateral.

          (c) Without limiting the generality of the foregoing and except as otherwise provided by applicable Laws, Secured Party shall not be required to marshal] any collateral, including the Pledged Collateral subject to the security interest created hereby, or to resort to any item of Pledged Collateral in any particular order. To the extent that such Pledgor lawfully may, each Pledgor hereby (i) agrees that it will not invoke any applicable Laws relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured and (ii) irrevocably waives the benefits of all applicable Laws and any and all rights to equity of redemption or other rights of redemption that they may have in equity or at law with respect to the Pledged Collateral.

          (d) Each Pledgor hereby waives, to the maximum extent permitted by applicable Law (i) all rights under any applicable Law limiting remedies, including recovery of a deficiency, under an obligation secured by a mortgage or deed of trust on real property if the real property is sold under a power of sale contained in the mortgage, and all defenses based on any loss whether as a result of any such sale or otherwise, of such Pledgor’s right to recover any amount from Secured Party, whether by right of subrogation or otherwise; (ii) all rights under any applicable Law to require the Secured Party to pursue OCGP, the USA Sub, or any other Person, any security which OCGP or the USA Sub may hold, or any other remedy before proceeding against such Pledgor; (iii) all rights of reimbursement or subrogation, all rights to enforce any remedy that Secured Party may have against OCGP or the USA Sub and all rights to participate in any security held by Secured Party until the Obligations have been indefeasibly paid and performed in full; (iv) all rights to require Secured Party to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests; (v) all rights to assert the bankruptcy or insolvency of OCGP or the USA Sub as a defense hereunder or as the basis for rescission hereof, (vi) all rights under any applicable Law purporting to reduce such Pledgor’s obligations hereunder if the Obligations are reduced; (vii) all defenses based on the disability or lack of authority of OCGP, the USA Sub, or any Person, the repudiation of the

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Loan Documents by OCGP, the USA Sub, or any Person, the failure by Secured Party to enforce any claim against OCGP or the USA Sub or the unenforceability in whole or in part of any Loan Document; (viii) all suretyship and guarantor’s defenses generally; (ix) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Pledgor of its obligations under, or the enforcement by Secured Party of, this Agreement; (x) any requirement on the part of Secured Party to mitigate the damages resulting from any default; and (xi) except as otherwise specifically set forth herein all rights of notice and hearing of any kind prior to the exercise of rights by Secured Party upon the occurrence and during the continuation of an Event of Default to repossess with judicial process or to replevy, attach or levy upon its Pledged Collateral. To the extent permitted by applicable Law, each Pledgor hereby waives the posting of any bond otherwise required of Secured Party in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon its Pledged Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of Secured Party, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between such Pledgor and Secured Party. Upon the occurrence and during the continuation of an Event of Default, Secured Party may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against OCGP or the USA Sub, any security or any guarantor, even if the effect of that action is to deprive either Pledgor of the right to collect reimbursement from OCGP or the USA Sub, as applicable, for any sums paid by such Pledgor to Secured Party.

     2.8 Security Interest Absolute.

          (a) The obligation of each Pledgor under this Agreement is independent of the Obligations, and a separate action or actions may be brought and prosecuted against either Pledgor to enforce this Agreement. All rights of Secured Party and the pledge, hypothecation and security interest hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, to the extent permitted by applicable Law, irrespective of:

          (i) any lack of validity or enforceability of any of the Loan Documents or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents or any other agreement or instrument relating thereto;

          (iii) any manner of application of the Pledged Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any other collateral for all or any of the Obligations;

          (iv) any change, restructuring or termination of the structure or existence or identity of any of Secured Party;

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          (v) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Obligations; or

          (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, either Pledgor, USA Sub, OCGP (in its capacity as a Sub, in addition to as a Pledgor) or a third party grantor of a security interest except as otherwise provided herein.

     2.9 Effective as a Financing Statement. This Agreement shall also be effective as a financing statement covering any Pledged Collateral and may be filed in any appropriate filing or recording office. A carbon, photographic, facsimile or other reproduction of this Agreement or of any financing statement relating to this Agreement shall be sufficient as a financing statement for any of the purposes referred to in the preceding sentence.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

     3.1 Pledgors’ Representations and Warranties. Each Pledgor, as applicable, represents and warrants with respect to itself that, as of the date hereof:

          (a) Existence; Compliance with Law. (i) Such Pledgor is a limited partnership or limited liability company, as applicable, duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) such Pledgor has the limited partnership or limited liability company, as applicable, power and authority to own and use its property and assets, including the Pledged Collateral, and to conduct the business in which it is currently engaged and presently proposes to engage, and possesses all governmental approvals required for its ownership of the Pledged Collateral and (iii) such Pledgor is qualified to do business as a foreign limited partnership or foreign limited liability company and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification.

          (b) Power, Authorization; Enforceable Obligations. Such Pledgor has full limited partnership or limited liability company, as applicable, power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and has taken all action necessary to be taken by it to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent, waiver, authorization of or filing with any Person is required in connection with the execution, delivery, performance by, or the validity or enforceability against such Pledgor of the Loan Documents to which it is a party, that has not been obtained and is final, in full force and effect and non appealable. This Agreement and each of the Loan Documents to which such Pledgor is a party have been duly executed and delivered on behalf of such Pledgor, and constitute legal, valid and binding obligations of such Pledgor enforceable against such Pledgor in accordance with their respective terms, except as enforceability may be limited by general equitable principles or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

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          (c) Binding Obligations. The LLC Agreement and/or the Partnership Agreement have been duly executed and delivered by such Pledgor, as applicable, and constitute the legal, valid and binding obligations of such Pledgor, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganize

          (d) No Legal Bar. None of the execution, delivery or performance of this Agreement or the other Loan Documents to which such Pledgor is a party, or the consummation of the transactions contemplated hereunder or thereunder, nor compliance with the terms and provisions hereof or thereof, do or will (i) contravene or violate any provisions of the certificate of formation or limited partnership, the partnership or operating agreement or other organizational documents of such Pledgor, or any applicable Law or Governmental Approval applicable to it or any of its respective properties or assets, including the provisions of the Public Utility Holding Company Act of 1935 and the rules and regulations thereunder, or (ii) conflict with, or result in any breach of any of the terms and conditions of any mortgage, indenture, lease, or other contract, instrument or agreement to which such Pledgor is subject or by which it or its properties are bound, or result in or require the creation or imposition of any Lien (other than Liens in favor of Secured Party) on any of its properties or revenues pursuant to any requirement of Law or contractual obligation or in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default with respect to any of its contractual obligations, or (iii) result in the acceleration or mandatory prepayment of, any Indebtedness evidenced by, or termination of, any contract, agreement or instrument to which it is a party or by which it or any of its property is bound.

          (e) No Litigation. No investigation by or litigation, action, claim, judgment, complaint, nature of violations, injunctions, orders, decrees, directives, suits or proceedings before any court, tribunal, arbitrator, mediator, referee or Governmental Authority is pending, nor to the knowledge of such Pledgor, is any of the foregoing threatened by or against such Pledgor, or against the Pledged Collateral or any of such Pledgor’s other properties or revenues with respect to the Loan Documents, or any of the transactions contemplated hereby or thereby, which, individually or in the aggregate, if decided adversely to the interests of such Pledgor, could reasonably be expected to result in a Material Impairment or materially adversely affect the Pledged Collateral or the ability of such Pledgor to enter into and perform its obligations under this Agreement or which questions or could reasonably be expected to materially adversely affect the legality, validity or enforceability of any of the Loan Documents.

          (f) The security interest created pursuant to this Agreement constitutes a valid and continuing first Lien on and first security interest in the Pledged Collateral in favor of the Secured Party, free and clear of all other Liens (excluding Permitted Liens) in favor of others and rights of others and prior to all other Liens (excluding Permitted Liens which have priority over the Lien of this Agreement by operations of Law) in favor of others and rights of others, and are enforceable as such as against creditors of and purchasers from such Pledgor.

          (g) The execution and delivery of the Loan Agreement and this Pledge Agreement, the delivery to the Secured Party of the items set forth in Section 2.2 hereof and the filing of the financing statements on Form UCC-1 in the offices and locations described in

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Schedule I attached hereto will create and perfect a valid first priority security interest in favor of Secured Party in the Pledged Collateral, subject only to Permitted Liens. No further action will be required to maintain and preserve, or effectively to put other Persons on notice of, such Lien and security interests other than the filing of continuation statements required by the UCC.

          (h) Such Pledgor has good and indefeasible title to and is the sole owner of all right, title and interest in its Pledged Collateral and such Pledged Collateral is free from any Lien or other right, title or interest of any person other than the Liens of Secured Party created under the Loan Documents and this Agreement.

          (i) There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) executed by such Pledgor, or, to the knowledge of such Pledgor after due inquiry, by any other person covering or purporting to cover any interest of any kind in its Pledged Collateral hereunder except financing statements filed or to be filed in respect of the Lien created by this Agreement, unless a termination statement has been filed with respect to such financing statement.

          (j) No consent, authorization, approval or other action by, and no notice to or filing with, any other Person or any Governmental Authority (other than the filing of UCC financing statements in the filing offices indicated in Schedule I indicating such Pledgor as “grantor”, the Secured Party as “Secured Party” and appropriately describing the Pledged Collateral) is required either (a) for the creation or perfection of the Lien under this Agreement or for the due execution, delivery or performance of this Agreement by such Pledgor, or (b) for the exercise by Secured Party of the voting or other rights provided for in this Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally or except for consents, authorizations, approvals or other actions that have been duly obtained or made or those that the Secured Party may be required to obtain or take pursuant to any internal policies or procedures and, in the case of maintenance of perfection, the filing of continuation statements under the UCC.

          (k) The Membership Interests pledged hereunder constitute 100 percent of the issued and outstanding limited liability company interests in OCGP. All of the Membership Interests have been duly authorized and validly issued and are fully paid and non-assessable. The Partnership Interests pledged hereunder constitute 100 percent of the issued and outstanding limited partnership interests in the USA Sub. All of the Partnership Interests have been duly authorized and validly issued and are fully paid and non-assessable.

          (1) Such Pledgor’s chief executive office and the office where it keeps its records concerning its Pledged Collateral is set forth on Schedule 2 hereto. Such Pledgor’s jurisdiction of formation is Delaware.

          (m) Such Pledgor will derive financial benefit, directly or indirectly, for undertaking the obligations under the Loan Documents to which such Pledgor is a party and for each Sub undertaking the obligations under the Loan Documents to which such Sub is a party.

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          (n) The Membership Interests have been validly created and all contributions with respect thereto required to be made as of the date hereof pursuant to the LLC Agreement have been paid to OCGP. The Partnership Interests have been validly created and all contributions with respect thereto required to be made as of the date hereof pursuant to the Partnership Agreement have been paid to the USA Sub.

          (o) Except as specifically provided in or permitted by the Loan Documents, it does not have outstanding (A) any securities convertible into or exchangeable for the Membership Interests or the Partnership Interests or (B) any rights to subscribe for or to purchase, or any options, warrants or other rights to acquire capital stock or securities convertible into or exchangeable or exercisable for capital stock, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, the Membership Interests or Partnership Interests.

          (p) Total Partnership and Membership Interests. There are no certificates, instruments, documents or other writings (i) other than the Partnership Agreement of USA Sub, that evidence any Partnership Interest of either Pledgor, or (ii) other than the LLC Agreement of OCGP, that evidence any Membership Interest of either Pledgor.

          (q) Taxes.

          (i) Such Pledgor has filed all federal, state and local tax returns which are required to be filed by it and has paid all taxes shown to be due and payable on such returns or pursuant to any assessment received by it and to the extent, if any, such taxes are not due and payable, has established reserves (segregated to the extent required by GAAP) that are adequate for the payment thereof, and it does not have actual knowledge of any actual or proposed assessment in connection therewith which, either in any case or in the aggregate, would reasonably be expected to have a Material Adverse Effect. It has not given or been requested to give a waiver of the statute of limitations relating to the payment of any taxes.

          (ii) There is no pending or, to such Pledgor’s actual knowledge, threatened, tax audit or investigation of such Pledgor by any Governmental Authority.

          (iii) It is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

          (r) Other Agreements. No Person has any right to purchase or terminate any or all of its interests in the Pledged Collateral, except pursuant to the terms of this Agreement.

          (s) LLC Agreement. A true and complete copy of the LLC Agreement has been furnished to Secured Party and the LLC Agreement is in full force and effect.

          (t) No Default. It is not in default or violation of any terms of this Agreement or any other Loan Document to which it is a party.

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ARTICLE IV

COVENANTS

          Each Pledgor hereby covenants and agrees, as to itself, that from and after the date hereof until the termination of this Agreement in accordance with Section 6.5:

     4.1 Disposition of Pledged Collateral. Except as otherwise specifically permitted by the Loan Documents, such Pledgor shall not sell, assign, convey, transfer (by operation of law or otherwise) or otherwise dispose of, or grant any option or warrant with respect to, or consent to the sale, assignment, conveyance, transfer or other disposition of, or grant of any option or warrant with respect to, any of the Pledged Collateral. Following a sale or transfer by such Pledgor of the Pledged Collateral permitted by the Loan Documents, such Pledgor shall cause the purchaser or transferee to promptly deliver to Secured Party all certificates representing such person’s Pledged Collateral together with any instruments of transfer or endorsements requested by Secured Party. Upon receipt of such items, Secured Party shall return to such Pledgor any Pledged Collateral (and instruments of transfer or endorsement) in its possession that is subject to such sale or transfer.

     4.2 No Other Liens. Such Pledgor shall not create, incur or permit to exist, shall defend the Pledged Collateral owned by it against, and shall take such other action as is reasonably necessary to remove, any Lien or claim on or with respect to the Pledged Collateral, other than the Lien created by this Agreement, and shall defend the right, title and interest of Secured Party in and to the Pledged Collateral against all claims and demands.

     4.3 Further Assurances. Such Pledgor shall at any time and from time to time, at such Pledgor’s expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to maintain a first priority perfected security interest in the Pledged Collateral in favor of Secured Party or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

     4.4 Voting Rights. Such Pledgor shall exercise any and all management, voting and other consensual rights pertaining to each Sub, as applicable, in a manner consistent with the teems of this Agreement, the Partnership Agreement or the LLC Agreement, as applicable, and the other Loan Documents.

     4.5 Equity Interests.

          (a) Except as specifically permitted by the Loan Documents, (i) such Pledgor, as applicable, shall cause the Membership Interests pledged hereunder to constitute at all times not less than the entire limited liability company interests of OCGP then issued and outstanding, and (ii) it shall not permit (w) OCGP to issue any additional limited liability company interests in OCGP at any time (whether or not certificated), (x) OCGP to have outstanding any subscription agreements, warrants, rights or options to acquire any limited liability company interests of whatever type, (y) any limited liability company interest of OCGP to be dealt in or traded on any securities exchange or in any securities market, or (z) any limited liability

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company interest of OCGP to be deemed an investment company security (as defined in Section 8-103(b) of the UCC).

          (b) Except as specifically permitted by the Loan Documents, (i) such Pledgors shall cause the Partnership Interests pledged hereunder to constitute at all times not less than the entire partnership interests of USA Sub then issued and outstanding, and (ii) it shall not permit (w) USA Sub to issue any additional partnership interests in USA Sub at any time (whether or not certificated), (x) USA Sub to have outstanding any subscription agreements, warrants, rights or options to acquire any partnership interests of whatever type, (y) any partnership interest of USA Sub to be dealt in or traded on any securities exchange or in any securities market, or (z) any partnership interest of USA Sub to be deemed an investment company security (as defined in Section 8-103(b) of the UCC).

     4.6 Performance of Partnership and LLC Agreement. Such Pledgor shall at its expense perform and observe all the terms and provisions of the Partnership Agreement and the LLC Agreement, as applicable, to be performed or observed by it, use commercially reasonable efforts to maintain the Partnership Agreement and the LLC Agreement, as applicable, in full force and effect, enforce the Partnership Agreement and the LLC Agreement, as applicable, in accordance with its terms, and take all commercially reasonable action to such end as may be from time to time reasonably requested by Secured Party. Such Pledgor shall not cancel or terminate the Partnership Agreement or the LLC Agreement or consent to or accept any cancellation or termination thereof

     4.7 Amendments. Except as otherwise specifically provided in the Loan Documents, such Pledgor shall not, without the prior written consent of Secured Party, agree to or permit (i) the cancellation or termination of the Partnership Agreement or the LLC Agreement, except upon the expiration of the stated term thereof, or (ii) any amendment or modification of the Partnership Agreement or the LLC Agreement or waive any default under or breach of the Partnership Agreement or the LLC Agreement without the Secured Party’s prior written consent, except that Secured Party’s consent shall not be required with respect to any such amendment or modification to comply with applicable Law or to clarify any inconsistency or the like and would not adversely affect the rights of Secured Party hereunder, provided, that it shall notify Secured Party of its intent to so amend or modify the Partnership Agreement or the LLC Agreement, as applicable, and shall provide to Secured Party a copy of the amendment or modification it proposes to enter into at least 15 Business Days prior to entering into such amendment or modification. In addition, such Pledgor shall not consent to any transaction for the termination, dissolution or winding up of, or the merger or consolidation with, any other Person by any Sub, or which would otherwise change the structure or organization of any Sub.

     4.8 Financing Statements. Such Pledgor shall sign and deliver to Secured Party such financing statements (or similar statements or instruments of registration under the law of any jurisdiction), as may be necessary under applicable Law to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests as provided herein and the other rights and security contemplated herein, all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other applicable Law. Such Pledgor authorizes Secured Party to file any such financing statements (or similar statements or

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instruments of registration under the law of any jurisdiction) without the signature of such Pledgor.

     4.9 Records and Schedules. Such Pledgor shall keep and maintain, at its own cost and expense, records of the Pledged Collateral owned by it, including, but not limited to, records of all payments received with respect thereto, and upon reasonable notice, and during normal business hours, such Pledgor shall make the same reasonably available to Secured Party for inspection at such Pledgor’s chief executive office and at such Pledgor’s own cost and expense. Such Pledgor shall furnish to Secured Party from time to time statements and schedules further identifying and describing its Pledged Collateral and such other reports in connection with the Pledged Collateral as Secured Party may reasonably request, all in reasonable detail.

     4.10 Maintenance of Existence. Such Pledgor shall do or cause to be done all things necessary to preserve and maintain at all times its existence as a limited partnership or a limited liability company, as applicable, and preserve and maintain all of its rights, privileges, licenses and franchises and shall comply with all requirements of all applicable Laws.

     4.11 Other Financing Statements. Such Pledgor shall not, without the prior written consent of Secured Party execute or file in any public office or consent to the execution of or filing of any enforceable financing statement or statements covering any or all of its Pledged Collateral, except financing statements filed or to be filed in favor of Secured Party as secured party or in connection with Permitted Debt.

     4.12 Certain Notices. Such Pledgor shall give Secured Party prompt notice of any written claim relating to title to its Pledged Collateral of which it has actual knowledge. It shall deliver to Secured Party a copy of each other written demand, notice or document received by it which could reasonably be expected to adversely affect Secured Party’s interest in any of the Pledged Collateral promptly upon, but in any event within 10 Business Days after, its receipt thereof.

     4.13 Proceedings. Such Pledgor shall, promptly upon obtaining actual knowledge of any action, suit or proceeding at law or in equity by or before any Governmental Authority pending or threatened against it with respect to any of its Pledged Collateral, which could reasonably be expected to result in a Material Adverse Effect on such Pledgor or any of its Pledged Collateral or a Material Impairment, or upon becoming aware of the failure to comply with the terms and conditions of any governmental approval applicable to such Pledgor which could reasonably be expected to result in a Material Adverse Effect on such Pledgor or any of its Pledged Collateral, furnish to Secured Party a notice of such event describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that such Pledgor has taken and proposes to take with respect thereto.

     4.14 Maintenance of Status. Such Pledgor, as applicable, shall not withdraw as

     4.15 Payment of Taxes. Such Pledgor shall pay, before any fine, penalty, interest or cost attaches thereto, all taxes, now or hereafter assessed or levied against any Sub, as applicable,

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its Pledged Collateral or upon the Liens provided for herein, unless such taxes are being contested in good faith and such Pledgor shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP. It shall pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, would by applicable Law become a Lien on any of the Pledged Collateral, unless such claims are subject to a good faith dispute and any such Liens are bonded over within thirty (30) days of the date they are filed.

     4.16 Bankruptcy. Such Pledgor shall not authorize, seek to cause, or permit any Sub, as applicable, to commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Sub or such Sub’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Sub or any substantial part of such Sub’s property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Sub, or to make a general assignment for the benefit of creditors.

     4.17 Location of Office; Name.

          (a) Such Pledgor shall not, without 30 days’ prior written notice to Secured Party, change its principal place of business, chief executive office or the office where it keeps its records concerning its Pledged Collateral from the address specified on Schedule I hereto, and in connection with any such change it shall deliver to Secured Party an opinion of counsel addressed to Secured Party setting forth any actions required to be taken with respect to the filing, recording, refiling and re-recording of this Agreement or financing statements and continuation statements with respect thereto, if any, as is necessary to maintain and preserve the perfection of the security interest of Secured Party in and to its Pledged Collateral granted hereunder and all such actions specified in such opinion shall have been taken.

          (b) Such Pledgor shall not change its legal name unless (A) it has given to Secured Party not less than 30 days’ prior written notice of its intention so to do, clearly describing its new name and the jurisdictions in which its new name shall be used and providing such other information in connection therewith as Secured Party may reasonably request, (B) with respect to its new name, it has taken all action, satisfactory Secured Party, to maintain the security interest of Secured Party in all of the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (C) it has delivered to Secured Party an opinion of counsel addressed to Secured Party setting forth all action required to be taken with respect to the filing, recording, refiling and re-recording of this Agreement, or financing statements and continuation statements with respect thereto or other applicable statement in any relevant jurisdiction, if any, as is necessary to maintain and preserve the perfection of the security interest of Secured Party in and to the Pledged Collateral granted hereunder and all such actions specified in such opinion shall have been taken.

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ARTICLE V

EXERCISE OF REMEDIES

     5.1 Remedies Generally. If an Event of Default shall have occurred and be continuing, Secured Party may exercise, in addition to all other rights and remedies granted in the Loan Agreement, any other Loan Document, or this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party upon default under the UCC in effect from time to time in any relevant jurisdiction (or such other like law in the applicable jurisdiction) and all other rights and remedies available at law or in equity in each case at the defaulting Pledgor’s expense and without prior notice to any Pledgor, except as required under applicable Law. In addition to any other remedy provided herein, Secured Party may take any or all of the following actions:

          (a) Secured Party may declare, without presentment, demand, protest or notice of any kind, all of which such Pledgor hereby expressly waives, the entire amount of Obligations to be immediately due and payable, whereupon all of such Obligations declared due and payable shall be and become immediately due and payable.

          (b) Secured Party may exercise the powers of attorney set forth in Section 2.5 of this Agreement to manage (or designate another Person to manage) the operations, business and affairs of the Subs.

          (c) Secured Party may exercise any and all rights and remedies of either Pledgor under or in connection with the Partnership Interests, Membership Interests, or otherwise in respect of the Pledged Collateral, including, without limitation, the right to vote with respect to the Partnership Interests and the Membership Interests and all rights of Pledgor to demand or otherwise require payment of any amount with respect to the Partnership Interests or Membership Interests.

          (d) Secured Party may transfer to or register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral.

          (e) Secured Party may (A) notify the Subs to make payment and performance due to either Pledgor under the Partnership Agreement or the LLC Agreement or otherwise to Secured Party, (B) file any claims, commence, maintain, settle or discontinue any actions, suits or other proceeding’s deemed by Secured Party in its sole discretion necessary or advisable for the purpose of collecting upon the Pledged Collateral, and (C) execute any instrument and do all other things deemed necessary and proper by Secured Party in its sole discretion to protect and preserve, and to permit Secured Party to realize upon, the Pledged Collateral and the other rights contemplated thereby.

     5.2 Sale of Pledged Collateral. Without limiting the generality of Section 5.1, Secured Party may, with notice as required by applicable Law, take any or all of the following actions:

          (a) Secured Party may sell, license or otherwise dispose of the Pledged Collateral or any part thereof in a commercially reasonable manner, which may include in one or

27

more parcels at public or private sale or at any of Secured Party’s corporate office or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of such Pledgor, and such Pledgor hereby waives (to the extent permitted by Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Such Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Secured Party shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any public or private sale. Such Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received that Secured Party deems to be commercially reasonable under the circumstances and does not offer the Pledged Collateral to more than one offeree.

          (b) Secured Party may, in accordance with applicable Laws, accept the Pledged Collateral in full or partial satisfaction of the Obligations.

          (c) All payments made under or in connection with the Partnership Interests and the Membership Interests, or otherwise in respect of the Pledged Collateral and received by Secured Party as Pledged Collateral in accordance with the provisions hereof may, in the discretion of Secured Party, be held by Secured Party as Pledged Collateral for, and then or as soon thereafter as is reasonably practicable, applied in whole or in part by Secured Party against all or any part of the Obligations in accordance with the terms of the Loan Documents. Any surplus of such payments held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to the Pledgor that would have had the right to receive such payment if not for this Agreement or to whomsoever else may be lawfully entitled to receive such surplus.

          (d) Such Pledgor understands that compliance with the Securities Act may strictly limit the course of conduct of Secured Party, if Secured Party were to attempt to dispose of all or any part of the Pledged Collateral, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Secured Party in any attempt to dispose of all or part of the Pledged Collateral under applicable “Blue Sky” or other state securities laws or similar laws analogous in purpose or effect. Such Pledgor recognizes that, in light of the foregoing restrictions and limitations, Secured Party may, with respect to any sale of the Pledged Collateral, to the extent commercially reasonable, limit the purchasers to those who agree, among other things, to acquire the Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof Such Pledgor acknowledges

28

and agrees that, in light of the foregoing restrictions and limitations, Secured Party, in a commercially reasonable manner, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering the Pledged Collateral or part thereof shall have been filed under the Securities Act and (b) may approach and negotiate with any one or more possible purchasers to effect such sale. Such Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, Secured Party shall incur no responsibility or liability for selling all or any part of the Pledged Collateral, in a commercially reasonable manner, at a price that Secured Party, in a commercially reasonable manner, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more purchasers were approached. The provisions of this paragraph will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Secured Party sells. Such Pledgor agrees that sales made in accordance with this paragraph in all respects will be made in a commercially reasonable manner.

          (e) If for any reason Secured Party desires to sell any of the Pledged Collateral at a public sale, Secured Party may, at any time and from time to time take or cause the issuer of such Pledged Collateral to take such action and prepare, distribute or file such documents as are required or advisable in the reasonable opinion of counsel for Secured Party to permit the public sale of such Pledged Collateral.

          (f) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, such Pledgor shall, and shall cause each Sub, as applicable, to furnish to Secured Party all such information Secured Party may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder.

     5.3 Purchase of Pledged Collateral. Secured Party may be a purchaser of the Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether at a public disposition, or a private disposition, whether pursuant to foreclosure, power of sale or otherwise hereunder and Secured Party may apply the purchase price to the payment of the Obligations. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.

     5.4 Burden of Proof. To the full extent permitted by applicable Law, such Pledgor shall have the burden of proving that any such disposition of the Pledged Collateral pursuant to this Article 5 was conducted in a commercially unreasonable manner. To the extent permitted by applicable Law, such Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any applicable Law now existing or hereafter enacted. Such Pledgor authorizes Secured Party, at any time and from time to time, to execute, in connection with a disposition of the Pledged Collateral pursuant to the provisions of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

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     5.5 Application of Proceeds; Deficiency. Except as otherwise specified therein, the proceeds of any Pledged Collateral sold pursuant to this Agreement, shall be applied, first, to the payment of any expenses incurred by Secured Party in connection with the administration of this Agreement, the custody, preservation or sale of, collection from or other realization from, any of the Pledged Collateral, the exercise or enforcement of any of its rights hereunder or the failure by the Company or either Pledgor to perform or observe any of the provisions hereof including, without limitation, all reasonable attorneys’ fees and legal expenses incurred by Secured Party, and then, to the payment of all or any part of the Obligations in accordance with the provisions of the Loan Documents. Any surplus remaining after payment in full of all of the Obligations shall be paid over to the Pledgor that owned the Pledged Collateral or to whomever may be entitled to receive such surplus.

     5.6 Cumulative Rights. Each right, power and remedy of Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.

ARTICLE VI

MISCELLANEOUS

     6.1 Expenses.

          (a) Each Pledgor shall pay or reimburse or cause to be paid or reimbursed to Secured Party for, any and all reasonable fees, costs and expenses of whatever kind or nature (including, without limitation, the reasonable fees and expenses of its counsel and of any experts, any special consultants engaged by Secured Party, and any local counsel who might be retained by Secured Party, in connection with the transactions contemplated hereby) incurred in connection with (i) the creation, preservation or protection of the Liens on, and security interest in, its Pledged Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Pledged Collateral, and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Pledged Collateral, the Secured Party’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Pledged Collateral, (ii) the sale of, collection from, custody or preservation of or other realization upon, any of its Pledged Collateral pursuant to the exercise or enforcement of any of the rights of Secured Party hereunder or (iii) the failure by either Pledgor to perform or observe any of the provisions hereof. Any amounts payable by a Pledgor pursuant to this Section shall be payable on demand.

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          (b) If and to the extent that any obligations of either Pledgor under this Section are unenforceable for any reason, each Pledgor shall make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

     6.2 Indemnity. Each Pledgor agrees to indemnify Secured Party and its Affiliates (collectively, the “Indemnified Parties”) from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against them or any one or more of them by any Person in any way relating to or arising out of (a) the Lien on the Pledged Collateral in favor of Secured Party created hereunder, (b) this Agreement or any default thereunder or breach thereof by either Pledgor, (c) any action taken or omitted by any Indemnified Party pursuant to this Agreement or any exercise or enforcement of rights or remedies hereunder, or (d) any sale or other disposition of or any realization on the Pledged Collateral, but neither Pledgor will be liable to any Person for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Payment by an Indemnified Party will not be a condition precedent to the obligations of either Pledgor under this indemnity. Except as otherwise expressly provided in writing, this Section will survive the execution and delivery of this Agreement, the satisfaction of the Obligations and any transfer or assignment of the Note.

     6.3 Notices. Without modifying any of the provisions of this Agreement concerning the requirements for, or waiver of, any notice, all notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, facsimile, or by delivering same in person to the intended addressee. Notice so mailed shall be effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, two (2) days after such notice was deposited in a receptacle maintained by the United States Post Office for the acceptance of mail, or (c) in the case of notice by such a telecommunications device, upon transmission thereof; provided such transmission is promptly confirmed by any method set forth in clause (a) or (b) above. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the Parties shall be as set forth below; provided, however, that any Party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days’ notice to the other Party in the manner set forth hereinabove.

If to Borrower:

Sea Breeze Pacific Juan de Fuca Cable, LP
203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

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If to OCGP:

203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

If to Secured Party:

United States Power Fund, L.P.
c/o Energy Investors Funds One
Penn Plaza, Suite 4507 New York,
NY 10119
Telephone: (212) 564-1276
Fax: (212) 564-4802
Attention: Andrew Schroeder

with a copy to:

Energy Investors Funds
Three Charles River Place
63 Kendrick Street
Needham, MA 02494
Tel: (781) 292-7000
Fax: (781) 292-7099
Attention: General Counsel

     6.4 Continuing Assignment; Pledge and Security Interest; Release.

          (a) This Agreement shall create a continuing assignment, conveyance, mortgage, pledge, hypothecation, transfer and grant of and security interest in the Pledged Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations and the expiration or termination of the Loan Agreement, (ii) be binding upon each Pledgor, and its successors and assigns, provided, that neither Pledgor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of Secured Party, and (iii) inure to the benefit of, and be enforceable by Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Secured Party may assign or otherwise transfer all or any portion of its rights in the Obligations to the extent and in the manner provided in the Loan Documents, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

          (b) At such time as this Agreement, in accordance with subsection (a) of this Section 6.4, ceases to be of full force and effect, the security interest granted hereby shall terminate and, except as otherwise provided herein, all rights to the Pledged Collateral shall revert to the Pledgor that owns such Pledged Collateral. Upon any such termination, Secured Party shall, at a Pledgor’s expense and written request, execute and deliver to such Pledgor such

32

documents and instruments (including UCC termination statements) and take such further actions as such Pledgor reasonably requests to evidence such termination and reversion.

     6.5 Election of Remedies. Each Pledgor understands that the exercise by Secured Party of the rights and remedies contained in the Loan Documents may affect or eliminate such Pledgor’s right of subrogation and reimbursement against any Sub and that such Pledgor may therefore incur a partially or totally nonreimbursable liability hereunder. It is the intent and purpose of each Pledgor that its obligations under this Agreement will be absolute, independent, and unconditional under all circumstances. Accordingly, each Pledgor (a) expressly authorizes Secured Party to pursue their rights and remedies with respect to the Obligations in any order or fashion they deem appropriate, in its sole and absolute discretion, and (b) waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution, or subrogation or any other rights or remedies of such Pledgor against any Sub, any other Person, or any security, whether resulting from an election by Secured Party to foreclose on any real property security by trustee’s sale rather than judicial foreclosure, or from any other election of rights or remedies by Secured Party, or otherwise.

     6.6 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, either Pledgor or any substantial part of either Pledgor’s assets, or otherwise, all as though such payment has not been made.

     6.7 Consents Under the Partnership Agreement and the LLC Agreement. Pursuant to the terms of the Partnership Agreement and LLC Agreement, each Pledgor consents to:

          (a) the transfer of the Partnership Interests and/or Membership Interests, as applicable, at any time to Secured Party or to any of its nominees or permitted successors and assigns following the occurrence of an Event of Default, in each case subject to and in accordance with the terms of this Agreement; and

          (b) the admission of Secured Party or such nominees as a partner of USA Sub or a member of OCGP at any time during which any Event of Default has occurred and is continuing.

     6.8 GOVERNING LAW; WAIVER OF JURY TRIAL; LIMITATION OF REMEDIES.

          (a) THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PROVISIONS EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          (b) THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR

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ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (c) NO PARTY HERETO SHALL, REGARDLESS OF CAUSE, ASSERT ANY CLAIM WHATSOEVER AGAINST ANY OTHER PARTY HERETO FOR LOSS OF ANTICIPATORY PROFITS OR CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES.

          (d) Any legal action or proceeding against any of the Parties with respect to this Agreement or any other Loan Document or the transactions in connection with or relating hereto or thereto, may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non exclusive jurisdiction of the aforesaid courts. Each of the Parties agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon each of the Parties, and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

          (e) Each Pledgor hereby irrevocably designates, appoints and empowers National Corporate Research, Ltd. (the “Process Agent”) with offices on the date hereof at 225 W. 34th Street, Suite 910, New York, NY 10122, as its designee, appointee and agent to receive, accept and acknowledge for and on behalf of such Pledgor, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. Each Pledgor further agrees that such service of process may be made on

34

the Process Agent by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding on the Process Agent, or by any other method of service provided for under the Laws in effect in the County of New York, State of New York, and the Process Agent hereby is authorized and directed to accept such service for and on behalf of such Pledgor, and to admit service with respect thereto.

          (f) Upon service of process being made on the Process Agent as provided in Section 6.8(e), a copy of the summons and complaint or other legal process served shall be given by the Process Agent to the applicable Pledgor in the manner provided in Section 6.3, or to such other address as such Pledgor may notify the Process Agent in writing. Personal service upon the Process Agent as provided in Section 6.8(e) shall be deemed to be personal service on the applicable Pledgor and shall be legal and binding upon such Pledgor for all purposes, notwithstanding any failure of the Process Agent to give copies of such legal process thereto, or any failure on the part of such Pledgor to receive the same.

          (g) Each Pledgor will at all times continuously maintain an agent to receive service of process in the County of New York, State of New York on its behalf with respect to each Loan Document. In the event that for any reason the Process Agent or any successor thereto shall no longer serve as agent for either Pledgor to receive service of process in the County of New York on its behalf or shall have changed its address without notification thereof to the Process Agent, such Pledgor, immediately after having knowledge thereof, will irrevocably designate and appoint a substitute agent in the County of New York, State of New York and advise Lenders.

          (h) Nothing contained in this Section 6.8 shall preclude Secured Party from bringing any legal suit, action or proceeding against either Pledgor in the courts of any jurisdiction where such Pledgor or any of its property or assets may be found or located. To the extent permitted by the Laws of any such jurisdiction, each Pledgor hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any court or courts which now or hereafter, by reason of its present or future domiciles, or otherwise, may be available to it.

          (i) Each Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with or any Loan Document or the transactions in connection with, or relating hereto or thereto brought in the courts referred to in clause (d) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     6.9 Consent to Jurisdiction. The Parties hereby irrevocably: (i) consent to non-exclusive personal jurisdiction in any Federal court sitting in the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any of the agreements or transactions referred to herein or contemplated hereby, which is brought by or against either of the Parties, (ii) waive any objection with respect thereto, and (iii) agree that all claims in respect of any such suit, action or proceeding shall be heard and determined in any such court, and that such court shall have non exclusive jurisdiction over any claims arising out of or relating to this Agreement and all transactions related thereto.

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     6.10 Termination; Release. Upon the termination of the Loan Agreement and the Loan Documents in accordance with their terms, this Agreement shall terminate and Secured Party, at a Pledgor’s request and expense, shall promptly execute and deliver to such Pledgor the proper instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty of any kind) such of its Pledged Collateral as may be in the possession of Secured Party and has not theretofore been disposed of or otherwise applied or released.

     6.11 Entire Agreement: Amendments; Waivers. This Agreement, together with the Loan Documents and any and all attachments and/or exhibits attached thereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. No supplement, modification or waiver of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by each Pledgor and Secured Party, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     6.12 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No other person shall have any right, benefit or obligation hereunder.

     6.13 Indulgences or Delay. Neither the failure nor any delay on the part of either Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any such right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     6.14 Severability. If any provision of this Agreement is rendered or declared illegal, invalid or unenforceable by reason of any existing or subsequently enacted legislation or by the final judgment of any court of competent jurisdiction, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated.

     6.15 Headings. The headings of the several articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     6.16 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     6.17 Drafting Interpretation. The Parties and their respective counsel have prepared this Agreement jointly, and the resulting document shall not be construed or interpreted otherwise.

     6.18 Limitation of Liability. Anything herein to the contrary notwithstanding, the obligations of each Pledgor under this Agreement are obligations of such Pledgor payable only to the extent of its Pledged Collateral and do not constitute an obligation of (and no recourse shall be had with respect thereto to) any limited partner or general partner of the Borrower or any other Person; and no judgment for any personal liability or deficiency upon or with respect to, or otherwise in connection with, the obligations under this Agreement shall be obtainable by the Secured Party (or any Person claiming by, through or under such party) against a Pledgor or any member or partner of either Pledgor, or any other Person, absent such Person’s fraud or intentional misrepresentation; provided, however, that nothing in this Section 6.18 shall limit or otherwise prejudice in any way the right of Secured Party to proceed against any Person with respect to the enforcement of such Person’s obligations under this Agreement or any Loan Document to which it is a party.

[The Next Page is the Signature Page]

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     IN WITNESS WHEREOF, this Pledge and Security Agreement has been duly executed by the Parties as of the date set forth at the outset hereof.

PLEDGORS:

SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP
By: Juan de Fuca Cable Management, Inc.,
its General Partner
By:

Name:

Title:

OLYMPIC CONVERTER GP, LLC
By: Sea Breeze Pacific Juan de Fuca Cable, LP,
its Sole Member
By: Juan de Fuca Cable Management, Inc., its
General Partner
By:

Name:

Title:

SECURED PARTY:

UNITED STATES POWER FUND, L.P.
By: EIF US Power, LLC, its
General Partner

By: Energy Investors Funds Group LLC, its
Sole Member

By:

Name: Andrew Schroeder
Title: Partner

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Schedule      I

LOCATIONS FOR FILING FINANCING STATEMENTS

Debtor:	Jurisdiction

Sea Breeze Pacific Juan de Fuca Cable, LP	Delaware — Secretary of State

Olympic Converter GP, LLC	Delaware — Secretary of State

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Schedule      2

CHIEF EXECUTIVE OFFICE OF PLEDGOR

Sea Breeze Pacific Juan de Fuca Cable, LP 203
Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

Olympic Converter GP, LLC 203
Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

40

EXHIBIT      A

FORM OF IRREVOCABLE PROXY

          Reference is made to that certain Pledge and Security Agreement regarding Olympic Converter GP, LLC and Olympic Converter, LP (the “Pledge Agreement”), dated as of April 6, 2005, by and between Sea Breeze Pacific Juan de Fuca Cable, LP, a Delaware limited partnership, as a Pledgor, Olympic Converter GP, LLC, a Delaware limited liability company (“OCGP”), as a Pledgor, and United States Power Fund, L.P., a Delaware limited partnership (the “Secured Party”) and that certain Development Loan Agreement (the “Loan Agreement”), dated as of April 6, 2005, by and among Pledgors, Lender, Juan de Fuca Cable Management, Inc., a Delaware corporation, Sea Breeze Power Corp., a British Columbia corporation, Boundless Energy, LLC, a Maine limited liability company and Olympic Converter, LP, a Delaware limited partnership (“USA Sub”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

          The undersigned hereby appoints the Secured Party as proxy with full power of substitution, and hereby authorizes Secured Party to represent and vote (i) all of the limited liability company interests of OCGP or (ii) all of the limited liability company interests of USA Sub, owned by the undersigned on the date of exercise hereof in accordance with the Pledge Agreement, for so long as an Event of Default has occurred and is continuing at any meeting or at any other time chosen by Secured Party in its sole reasonable discretion.

Date:	[SEA BREEZE PACIFIC JUAN DE FUCA

CABLE, LP][OLYMPIC CONVERTER GP, LLC]

By:

Name:
Title:

41

EXHIBIT B

FORM OF LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP INTEREST
POWER

INSTRUMENT OF TRANSFER
OF [MEMBERSHIP] [PARTNERSHIP] INTERESTS IN
[OLYMPIC CONVERTER GP, LLC] [OLYMPIC CONVERTER, LP]

          FOR VALUE RECEIVED, [Sea Breeze Pacific Juan de Fuca Cable, LP, a Delaware limited partnership][Olympic Converter GP, LLC], hereby sells, assigns and transfers unto United States Power Fund, L.P., a Delaware limited partnership, all of the ___ percent [limited liability company membership interests in Olympic Converter GP,LLC] [limited partnership interests in Olympic Converter, LP] (the “Company”) represented by Certificate No. ___ and standing in its name on the books of the Company, pursuant to and in accordance with that certain Pledge and Security Agreement regarding Olympic Converter GP, LLC and Olympic Converter, LP, dated as of April 6, 2005, and does hereby irrevocably constitute and appoint its attorney to transfer the said interests on the books of the Company with full power of substitution in the premises.

          Dated:_________________,_______

[SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP] [OLYMPIC CONVERTER GP, LLC]

By:

Name:
Title:

EXHIBIT G
FORM OF DRAW CERTIFICATE
Exhibit G-1

Form of

INITIAL ADVANCE DRAW CERTIFICATE
(No. ____)

To:	United States Power Fund, L.P.

From:	Sea Breeze Pacific Juan de Fuca Cable, LP

Dated:	_______________, 2005

     1. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in that certain Development Loan Agreement by and among Sea Breeze Pacific Juan de Fuca Cable, LP (“Borrower”), United States Power Fund, L.P. (“Lender”), Olympic Converter GP, LLC, Olympic Converter, LP, Juan de Fuca Cable Management, Inc., Boundless Energy LLC and Sea Breeze Power Corp. and dated as of April 6, 2005 (as the same may be amended from time to time in accordance with the terms set forth therein, the “Agreement”).

     2. In accordance with Section 2.4(b) of the Agreement, Borrower hereby requests a portion of the Initial Advance from Lender in the amount of $_________.

     3. Attached hereto as Schedule A is a detailed description and budget of Borrower’s intended use of the proceeds of the portion of the Initial Advance requested hereby (the “Current Advance”). Borrower hereby agrees that it will only the proceeds of the Current Advance solely to pay for the costs set forth on Schedule A hereto and that all of the costs set forth on Schedule A hereto comply with the use of proceeds description for such Current Advance set forth on Schedule 2.4(b) to the Agreement.

[      4. Attached hereto as Schedule B is a detailed description of Borrower’s use of the proceeds of the portion of the Initial Advance in the amount of $____________ advanced by Lender on [_________________, 2005][Insert prior month’s Initial Advance date] (the “Prior Advance”). Borrower hereby represents and warrants to Lender that (i) all proceeds of the Prior Advance were applied solely to pay the costs set forth on Schedule B hereto, (ii) all of the costs set forth on Schedule B hereto comply with the use of proceeds description set forth on Schedule 2.4(b) to the Agreement and (iii) except as set forth on Schedule B, all costs set forth on Schedule A of the Initial Advance Draw Certificate relating to the Prior Advance have been paid in full.][Delete this paragraph for the Certificate delivered on the Effective Date.]

[      5. Attached hereto as Schedule C is a list of the Development Milestones that Borrower has achieved as of the date hereof. Borrower hereby represents and warrants to Lender that each of the Development Milestones set forth on Schedule C have been achieved in full and that no other Development Milestones have been achieved as of the date hereof. Also attached to Schedule C is evidence demonstrating Borrower’s achievement of the Development Milestones set forth on Schedule C. Upon request by Lender, Borrower shall deliver to Lender any other evidence requested by Lender to evidence its achievement of the Development Milestones set forth on Schedule C.][Delete this paragraph for the Certificate delivered on the Effective Date.]

     6. Borrower hereby certifies, represents and warrants to Lender as follows:

          (a) no Default or Event of Default has occurred under the Agreement;

          (b) no change or event which could have a Material Adverse Effect has occurred;

          (c) all conditions to the disbursement of the Current Advance set forth in the Agreement that are required to be satisfied by the Borrower have been satisfied; and

          (d) all of the representations and warranties of the Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof with the same effect as if made on the date hereof, other than any representations and warranties made as of a specific date.

     IN WITNESS WHEREOF, Borrower has caused this Initial Advance Draw Certificate to be duly executed by its duly authorized officer as of the date first set forth above.

SEA BREEZE PACIFIC JUAN DE FUCA CABLE, LP

By: Juan de Fuca Cable Management, Inc.,
its General Partner

By:

Name:

Title:

Schedule A

Intended Use of Current Advance

Schedule B

Actual Use of Prior Advance
and Deviations from Intended Use of Prior Advance

Schedule C

Development Milestones Achieved
and Evidence of Achievement

Schedule 1.1 to Development Loan Agreement

CONSTRUCTION BUDGET

Schedule 1.1 to Development Loan Agreement
Juan de Fuca Project
CONSTRUCTION BUDGET - RECONCILIATION

Capital Cost as per Construction Budget	$128,270,000

Project’s Capital Cost	$199,400,000

Difference	$(71,130,000)

Items not included in Capital Cost Budget
Reserve for Capitalized interest and Op. Expenses	$20,000,000
Development Costs	$12,850,000
Developer’s Fee	$10,000,000
Open Season Marketing	$5,200,000
Contingency	$18,000,000
Furniture	$40,000
Computers	$40,000
Project Financing Costs	$5,000,000

Total Items	$71,130,000

Capital Cost with Additional Items	$199,400,000

Project’s Capital Cost	$199,400,000

Difference Reconciled	0

Schedule 1.2 to Development Loan Agreement

DEVELOPMENT LOAN BUDGET

Schedule 1.2   Estimated Development Costs for Juan De Fuca # 1   (All Figures in US Dollars)

				Pre-Open			Post Open	03105-09/05
		6 - Month	6 - Month	Season	13 - Month		Season	Juan De Fuca
		External	Internal	Development	External	13 - Month	Development	Development
	Task Description	costs	coats	Totals	Costs	Internal	Totals	Budget Totals
Siting	Site Work and Document Review	0	69,200	69,200	0	0	0	69,200
	Site Options & ROW options
	Canadian - Victoria	20,000	2,496	22,496	100,000	32,448	132,448	154,944
	USA - Pod Angeles	10,000	2,496	12,496	40,000	32,448	72,448	84,944
	Architectural Evaluation & Site Analysis	5,000	2,139	7,139	25,000	27,813	52,813	59,952

Technical	Subtotal	35,000	76,331	111,331	165,000	92,709	257,709	369,040
	Feasibility Studies

Note 1	USA side - BPA	0	0	0	0	0	0	0
	Canadian side - BCTC	20,000	17,500	37,500	0	0	0	37,500
	Interconnect Studies
	USA side - BPA	50,000	35,000	85,000	0	0	0	85,000
	Canadian side - BCTC	50,000	35,000	85,000	0	0	0	85,000
	Facilities Studies
	USA side - BPA	100,000	12,750	112,750	0	16,000	16,000	128,750
	Canadian side - BCTC	100,000	12,750	112,750	0	16,000	16,000	128,750
	WECC Area System Reliability Interconnect Study
Note 2	Study Work 1 Evaluation, Oversight and Review	0	98,000	98,000	0	40,000	40,000	138,000
	Participation in Regional Utility Organizations	70,000	217,133	287,133	156,000	287,040	443,040	730,173
	System Benefits
	Analysis Direction & Review	15,714	15,714	31,429	204,286	204,286	408,572	440,000
	Negtlations	0	9,643	9,643	0	125,357	125,357	135,000
	Operating Agreements	0	4,786	4,786	0	62,214	62,214	87,000

	Subtotal	405,714	468,276	863,990	360,286	750,897	1,111,183	1,975,173

PR/GR	Government & Public Relations	19,643	91,003	110,646	92,857	379,382	472,239	582,885

	Subtotal	19,643	91,003	110,646	92,857	379,382	472,239	582,885

Environmental	Preliminary Project Scope	8,000	17,658	25,658	0	0	0	25,658

Permitting	Terrestrial	15,000	1,100	16,100	0	7,700	7,700	23,800
	Marine	40,000	3,000	43,000	0	8,000	8,000	51,000
	Marine surveys	138,500	0	138,500	300,000	0	300,000	438,500
	Route Work	0	1,000	1,000	0	10,000	10,000	11,000
	Canadian Permitting Applications
	National Energy Board (NEB)	0	36,495	36,495	0	0	0	36,495
	Public Consultation Program	13,950	131,376	145,326	0	23,679	23,679	169,005
	Environmental Assessment US & Canadian	164,250	58,551	222,801	0	62,679	62,679	285,480
	Application Process	15,000	2,786	17,786	0	36,214	36,214	54,000
	Agency /Stakeholder Consultation &Permitting	0	2,464	2,464	0	32,036	32,036	34,500
	American Permit Applications
	Presidential Permit ( DOE)	0	60,936	60,936	0	600,879	600,879	661,815
	FERC Approval	0	18,358	18,358	0	47,357		65,715
	US EPA	20,500	0	20,500	20,500	0	20,500	41,000
	US Army CoE	15,200	0	15,200	15,200	0	15,200	30,400
	WA Energy Facility Site Evaluation Council	22,500	0	22,500	22,500	0	22,500	45,000
	WA Department of Ecology	25,500	0	25,500	25,500	0	25,500	51,000
	Municipal Research & Services Center of WA	25,500	0	25,500	25,500	0	25,500	51,000
	Public Consultation / Native Consultation	40,000	0	40,000	40,000	0	40,000	80,000
	US Coast Guard/ Navy	20,500	0	20,500	30,000	0	30,000	50,500
	Permit Compliance	2,857	0	2,857	37,143	0	37,143	40,000

	Subtotal	567,257	333,725	900,982	516,343	828,543	1,344,886	2,245,868

Legal	Legal Counseling	286,967	0	286,987	0	0	0	288,987

	Siting	37,214	0	37,214	463,786	0	483,786	521,000
	System Benefits	20,714	0	20,714	269,286	0	269,286	290,000
	Operating Agreements	22,064	0	22,064	286,836	Q		308,900

	Subtotal	366,960	0	366,960	1,039,907	0	1,039,907	1,406,887

Oversight &	Financing Premium	125,000	0	125,000	267,657	0	287,857	412,857

Management	Project Administration	0	491,474	491,474	0	1,250,266	1,250,266	1,341,740

Power	Subtotal	125,000	491,474	616,474	267,657	1,250,266	1,538,123	2,154,597
	FERC Markel Authority

Contracts	Market Analysis	20,000	25,000	45,000	0	0	0	45,000
	Open Season	75,000	55,250	130,250	0	0	0	130,250
	Bid Evaluation & Negotiation	0	51,826	51,826	0	153,734	153,734	205,560
	Financial Advisors	60,000	0	60,000	130,000	0	130,000	190,000

	Subtotal	155,000	132,076	267,076	130,000	153,734	283,734	570,810

		External	Internal	Total	External	Internal	Total	Total Budget

	Budget Totals	1,674,574	1,582,866	3,257,460	2,592,250	3,455,531	6,047,781	8,305,240

Note 1: Completed and paid for by SBP-RTS	Cash Contributions and Deferrals
Note 2: Includes 100,000 credit from ABB on External Costs to be paid at closing

	EIF		2,500,000		5,500,000		8,000,000
	SBP-RTS		751,460		547,781		1,305,240
	Total Costs		3,257,460		6,047,781		9,305,240

(All Figures in US Dollars)	Draw Schedule for Juan De Fuca Development Pre-Open Season

	AL Closing	1-Apr-05	1-May-05	1-Jun-05	1-Jun-05	1-Aug-05
	covers	covers	covers	covers	covers	covers
Sheet produced by Mark A Mainetti	Feb/05-Mar/05	Apr/05	May/05	Jun/05	Jun/05	Aug/05	Total
Prepared on 4/1/2005	500,000	300,000	450,000	400,000	300,000	550,000	2,500,000

Schedule 1.3 to Development Loan Agreement

DEVELOPMENT MILESTONE SCHEDULE

Schedule 1.3

Schedule 1.3 to Development Loan Agreement

Juan de Fuca Project
DEVELOPMENT MILESTONE SCHEDULE

GANTT Task	Item	Milestone	Date
Permitting Phase	1.	Pre-application meeting with NEB	COMPLETED August 16, 2004

Permitting Phase	2.	Meetings with the Office of Regulatory Assistance (Nov 1 2004) and USACE (Jan 14 2005); NOAA, USF&W responded to BPA stating meeting not necessary Need to meet WS F&W, DNR, Coast Guard, SHPO	COMPLETED Further activities as determined by BPA

Permitting Phase	3.	Submit applications for Presidential Permit (USA)	COMPLETED December 15, 2004

Permitting Phase	4.	Receipt of letter from executive director of Washington Energy Facility Site Evaluation Council confirming that Council jurisdiction does not extend to Project Company.	COMPLETED January 31, 2005

Permitting Phase	5.	Designation of lead and cooperating agencies for NEPA process, and commence NEPA/SEPA review process.	COMPLETED January 2005

Permitting Phase	6.	Contact all applicable agencies requesting transfer to the Borrower and OC any and all Project Permits, and any applications therefor, held by Affiliates of Borrower, including, without limitation, the Presidential Permit, DOE Permits, BPA Permits and all Canadian Permits.	Within 14 days of closing

Permitting Phase	7.	Unless waived by Lender, Borrower to deliver United States and Canadian regulatory legal opinions from outside counsel in form satisfactory to Lender.	Within 21 days of closing

Permitting Phase	8.	Deliver to Lender copies of the Insurance Policies, certificates of such Insurance Policies or insurance binders, together with a certificate of an Authorized Officer of Borrower, and a certificate of the insurance agency placing such insurance, each to the effect that the coverage evidenced by such policies complies in all respects with the requirements of the Development Loan Agreement.	Within 30 days of closing

Permitting Phase	9.	Execute contracts with environmental consultants and public relations consultants.	Within 30 days of closing

Permitting Phase	10.	Transfer to the Subsidiaries any and all Project Permits, and any applications therefor, held by Affiliates of Borrower, including, without limitation, the Presidential Permit, DOE Permits, BPA Permits and all Canadian Permits.	Within 60 days of closing

Permitting Phase	11.	Approval by the FERC of “open season” plan for Project Company and advancing of market authority.	Within 60 days of closing

GANTT Task	Item	Milestone	Date
Permitting Phase	12.	Obtain Endangered Species Act species list from U.S. Fish and Wildlife Service and National Marine Fisheries Service and Species At Risk Act: Schedule I species list from Environment Canada.	May 1, 2005

Permitting Phase	13.	Commence NEB consultation process with all identified agencies and stakeholders.	May 1, 2005

Permitting Phase	14.	Pre-application meeting pursuant to 33 C.F.R. 325.1(b) with US Army Corps of Engineers (USACE) and Federal and State agencies with jurisdiction by law or special expertise.	May 30, 2005

Technical System Studies	15.	Completion of BPA Interconnection Study required by BPA .	June 30, 2005

Technical System Studies	16.	Completion of Feasibility Study required by BCTC.	July 31, 2005

Power Contracting Phase	17.	Completion of open season auction bidding process and notification of bid awards to major successful open season bidders, provided that the terms of such bids shall be in form and substance satisfactory to Lender.	September 30, 2005

Permitting Phase	18.	Obtain Letters of Intent, with authorization to perform Phase II site evaluations as necessary, for Victoria and Port Angeles Converter Stations and ROWs	September 30, 2005

Permitting Phase	19.	Obtain authorizations for core sampling and seismic survey and complete detailed route survey (or DFO, USACE and state agency determinations that work is not jurisdictional).	October 31, 2005

Engineering, Procurement, & Design	20.	Complete negotiation of not-to-exceed price agreement with ABB for turnkey construction in form and substance reasonably acceptable to Lender.	October 31, 2005

Technical System Studies	21.	Completion of Facilities Study for BPA	October 31, 2005

Permitting Phase	22.	Acceptance of report on open season by FERC.	October 31, 2005

Power Contracting Phase	23.	Award of minor contracts to successful minor open season bidders.	October 31, 2005

Technical System Studies	24.	Completion of Interconnection Study required by BCTC	November 30, 2005

Permitting Phase	25.	Submit application for NEB Permit and all other Canadian permits deemed necessary by Terra Environmental.	December 15, 2005

Power Contracting Phase	26.	Execution and delivery by borrower and successful bidders of major LTCAs in form and substance reasonably acceptable to Lender; multiple contracts for the most important open season products.	December 31, 2005

Permitting Phase	27.	Complete detailed site evaluations of terrestrial routes & sites.	December 31, 2005

GANTT Task	Item	Milestone	Date
Siting and Regulatory Requirements	28.	Obtain site options as necessary for Victoria Converter Station and options for Victoria ROW.	December 31, 2005

Siting and Regulatory Requirements	29.	Obtain site options as necessary for Port Angeles Converter Station and options for Port Angeles ROW.	December 31, 2005

Permitting Phase	30.	Receipt of order of Washington Utilities and Transportation Commission [and BC equivalent] disclaiming any jurisdiction over Project Company	December 31, 2005

Permitting Phase	31.	Submit applications for all federal Project Permits. Application for JARPA (Joint Aquatic Resources Permit Application)/ Hydraulic Project Approval:
• DNR Aquatic Use Authorization
• Water Quality Certification — Section 401
• Section 404 Permit
• Shoreline Substantial Development Permit
• Certificate of compliance with Critical Areas Ordinance
• Floodplain Development/Management Permit
• Section 10 permit
			January 15, 2006
		• Construction Stormwater General Permit And any other permits determined necessary by E&E.

Permitting Phase	32.	Submit applications for all State and local Project Permits deemed necessary by E&E.	January 15, 2006

Permitting Phase	33.	Obtain agreements for crossing existing marine facilities (as necessary).	January 30, 2006

Technical System Studies	34.	Completion of Facilities Study required by BCTC.	March 31, 2006

Permitting Phase	35.	Re-zoning for converter station sites (as necessary).	June 1, 2006

Engineering, Procurement, & Design	36.	Execution and Delivery by Borrower and contractor acceptable to Lender of EPC Contract in form and substance reasonably acceptable to Lender.	July 31, 2006

Permitting Phase	37.	Complete Environmental Assessment satisfying requirements of National Environmental Policy Act, State of Washington Environmental Policy Act, and Canadian Environmental Assessment Act.	August 31, 2006

Permitting Phase	38.	Receive or cause to be received all Project Permits necessary to commence construction and achieve construction financing.	August 31, 2006

Technical System Studies	39.	Receipt from BPA of Record of Decision authorizing Interconnection Agreement and Execution of Interconnection Agreement.	August 31, 2006

Permitting Phase	40.	Receipt of Presidential Permit.	August 31, 2006

Financing Phase	41.	Completion of negotiations with BPA over compensation for major system benefits.	September 30, 2006

Schedule 1.4 to Development Loan Agreement

Project Contracts

Schedule 1.4

Schedule 1.4 to Development Loan Agreement

Juan de Fuca Project
PROJECT CONTRACTS

Executed contracts:

1.	a) Interconnection Feasibility Study Agreement for Bonneville Power Administration – No. 04TX-11754 Date: October 20, 2004

b) Feasibility study report by ABB
Potential connection points in the Port Angeles area, sensitivity analyses for feasibility of different siting, routing and technical options.
Date: January 25, 2005

2.	BPA (Preliminary) Environmental study agreement No. 05TX-11861 Date: November 22, 2004

3.	Societe Generale regarding financial modeling, structuring of open season, bid evaluation

4.	Capital Access LLC regarding financial advisors

Expected contracts:

Entity	Description / Scope
ZE Power Group	Market assessment and assistance with planning open season
BPA	Electrical interconnection and facilities studies
BCTC	Electrical feasibility, interconnection, and facilities studies
Management Agreements	Contracts with management personnel for project
Pilot House	Public Relations Advisors, Media Relations Advisors
Alan Dolan and Assoc.	Public Consultation Advisors
Ecology and Environment	US Permitting and Environmental Assessment
Archipelago, Dom Tolitt	Canadian / Marine Environmental Studies
Marine survey contractor(s)	Survey and geotechnical investigation along proposed route
Manning Cooper & Associates	Wildlife survey – Terrestrial and Marine
Coastal Ocean Resources, Inc.	Desktop study for marine survey

Schedule 1.5 to Development Loan Agreement

List of Project Permits Issued or Anticipated

Schedule 1.5

Schedule 1.5 to Development Loan Agreement List of Project Permits Issued or Anticipated

Schedule 1.5 to Development Loan Agreement

Juan de Fuca Project
PROJECT PERMITS

Please note that the permitting requirements of the proposed project are based upon our current understanding and cannot be more specific without more detailed routing and construction information.

1. USA

Permits required dependent upon construction technology and routing
Presidential Permit
Marine survey permit(s)
Permits covered by Joint Aquatic Resource Permits Application (JARPA):

•	Dept. Natural Resources Aquatic Use Authorization

•	Water Quality Certification — 401 (Federal Water Pollution Control Act)

•	Section 404 Permit — Water Pollution Control Act

•	Hydraulic Project Approval

•	Shoreline Substantial Development Permit

•	Certificate of compliance with Critical Areas Ordinance

•	Floodplain Development Permit

•	Section 10 permit

•	Construction stormwater general permit

Crossing agreements
Rezone converter station site
Any State and local project permits deemed necessary by E&E

2. CANADA

Permits required dependent upon construction technology and routing
Certificate of Public Convenience and Necessity (CPCN) from National Energy Board (NEB)
Marine survey permit(s)
Department of Fisheries and Oceans (DFO) Section 35(2) permit
DFO Section 36(4) permit
DFO Section 44 licence
Transport Canada section 5(1) permit
Environment Canada section 127(1) permit
Rezone converter station site
Rights-of-leave (Crossing Agreement): Canadian Pacific Railway, and others
Electrical Permits
Construction Permits
Any additional project permits deemed necessary by Sea Breeze Pacific RTS

Schedule 1.6 to Development Loan Agreement

Project Pro Formas

Schedule 1.6 to Development Loan Agreement
Juan de Fuca Project Pro Formas

CAPITAL BUDGET FIELD OPERATIONS

Section Name	Item Name	Quantity	Unit Price	Total Price
	Turn Key Transmission	1	$126,000,000	$126,000,000

	(Land Acquisition	1	$1,600,000	$1,600,000

	[Maintenance	1	$670,000	$670,000

Other	Reserve for Capitalized interest and Op. E	1	$20,000,000	$20,000,000
	Development Costs *	1	$12,850,000	$12,850,000
	Developer’s Fee	1	$10,000,000	$10,000,000
	Open Season Marketing	1	$5,200,000	$5,200,000
	Contingency	1	$18,000,000	$18,000,000

	Total Others			$66,050,000

Total Capital Expenditure Field Operations				$194,320,000

CAPITAL BUDGET OFFICE ASSETS

Section Name	Item	Quantity
Furniture	Furniture	1	$40,000	$40,000,

Computers	Computers	1	$40,000	$40,000

Total Capital Expenditure Office Assets				$80,000

Total Project Expenditure				$194,400,000

Project Financing Costs				$5,000,000

TOTAL COSTS				$199,400,000

*	Not included in this estimate are estimated $ 2 million spent by cable supplier for their project.

Schedule 1.6 to Development Loan Agreement
Juan de Fuca Project Pro Formas

GENERAL ASSUMPTIONS

Line Rated Capacity	940
Firm Capacity (North to South)	940
Firm Capacity (South to North)	400
Firm Capacity Usage	90%
Non-firm Capacity	400
Non-firm Capacity Usage	60%
Headroom Capacity	0
Headroom Capacity Usage	0%
Vars Usage	0%

Project Term	20
Year 1 Completion	100.00%

Corporate Tax Rate	0.00%
Interest Rate on Excess Cash	2.00%
Interest Rate on Line of Credit	9.00%
Debt Interest Rate	7.50%
Price Earnings Ratio	10
RRR on Equity (Ke)	16.00%
Minimum Operating Cash Requirement	500,000

Dividend Payout Ratio	100.00%
Opening Retained Earnings	$—
Opening Cash	$—
Opening FIT	$—
Opening Line of Credit	$—
Opening Debt	$—
Ownership in Subco	100.00%
Total Shares Issued and Outstanding	7,000,000

Note 1	To be determined from system reliability study and negotiations with relevant utilities.

Schedule 1.6 to Development Loan Agreement
Juan de Fuca Project Pro Formas

ASSUMPTIONS

CAPITAL INVESTMENTS			2007	2008		2009	2010	2011

	Life	CCA Rate
Turn Key Transmission	20	4.00%	$166,850,000	$—		$—	$—	$—
Land			$1,600,000	$—		$—	$—	$—

Total			$168,450,000	$—		$—	$—	$—

Maintenance	Life	CCA Rate
	5	30.00%	$670,000	$—		$—	$—	$—

Office Assets	Life	CCA Rate
Computers	5	30.00%	$40,000	$—		$—	$—	$—
Furniture	5	20.00%	$40,000	$—		$—	$—	$—
Financing Costs/Licensing & Permits	20	5.00%	$10,200,000	$—		$—	$—	$—

Total Office Assets			$10,280,000	$—	$		$—	$—

TOTAL INVESTMENT			$179,400,000	$—		$—	$—	$—

TOTAL INVESTMENT FROM CAPITAL BUDGET TAE
DIFFERENCE
Reserve for Capitalized interest and Op. Expenses
SECOND YEAR
			$—	RECONCILED

INCOME STATEMENT REVENUE

	2007	2008	2009	2010		2011
Wheeling Charge (Per MWh)3,25	$3.25	$3.25	$3.25	$3.25		$3.25
Wheeling Charge Headroom (Per MWh)		$—	$—	$—		$—
Vars (Per MWh)-	$—	$—	$—	$—		$—
Black Start (Per MWMonth)	$—	$—	$—	$—	$

Transmission Down Time	2.00%	2.00%	2.00%	2.00%		2.00%

OTHER REVENUE (TOTAL)
Transmission Upgrade Deferral	$—	$1,654,900	$1,654,900	$1,654,900		$1,654,900

Schedule 1.6 to Development Loan Agreement
Juan de Fuca Project Pro Formas

UNITS OF PRODUCTION

Firm Capacity (North to South) Available During the Year (MW)			0	540	540	540	540
Firm Capacity (South to North) Available During the Year (MW)			0	400	400	400	400
Firm Capacity Usage			0%	90%	90%	90%	90%

Non-firm Capacity Available During the Year (MWh)			0	400	400	400	400
Non-firm Capacity Usage			0%	60%	60%	60%	60%

Headroom Capacity Available During the Year (MWh)			0	0	0	0	0
Headroom Capacity Usage			0%	0%	0%	0%	0%

Line Rated Capacity			0	600	600	600	600
Vars Usage			0%	70%	70%	70%	70%

Black Start Capacity (MW)			0	540	540	540	540

DIRECT COSTS
O&M				$997,000	$1,994,000	$1,994,000	$1,994,000

GENERAL AND ADMINISTRATIVE

Fixed			2007	2008	2009	2010	2011
Management Fee				$700,000	$700,000	$700,000	$700,000
Land Royalty			$40,000	$40,000	$40,000	$40,000	$40,000
Travel Expenses			$50,000	$50,000	$50,000	$50,000	$50,000
Rent			$30,000	$30,000	$30,000	$30,000	$30,000
Legal Fees			$25,000	$25,000	$25,000	$25,000	$25,000
Audit & Accounting Fees			$20,000	$20,000	$20,000	$20,000	$20,000
Utilities			$15,000	$15,000	$15,000	$15,000	$15,000
Miscellaneous			$20,000	$20,000	$20,000	$20,000	$20,000
Contingency			$100,000	$100,000	$100,000	$100,000	$100,000

Total General and Administrative		$		$1,000,000	$1,000,000	$1,000,000	$1,000,000

WORKING CAPITAL
Receivables days			30	30	30	30	30
Payable days			45	44	43	42	41

FINANCING

Debt	80.00%		$159,520,000

Equity	20.00%		$39,880,000

	100.00%		$199,400.00

			$179,400,000	$—

			$—

			$—

			$20,000,000

Schedule 1.6 to Development Loan Agreement
Juan de Fuca Project Pro Formas

ASSUMPTIONS

CAPITAL INVESTMENTS			2012	2013		2014		2015	2016

Life		CCA Rate
Turn Key Transmission	20	4,00%	$—	$—		$—		$—	$—
Land			$—	$—		$—		$—	$—

Total			$—	$—		$—		$—	$—

Maintenance	Life	CCA Rate
	5	30.00%	$670,000	$—		$—		$—	$—
Office Assets	Life	CCA Rate
Computers	5	30.00%	$40,000	$—		$—		$—	$—
Furniture	5	20.00%	$40,000	$—	$			$—	$—
Financing Costs/Licensing & Permits	20	5.00%	$—	$—		$—		$—	$—

Total Office Assets			$80,000	$—		$—		$—	$—

TOTAL INVESTMENT			$750,000			$—		$—	$—

TOTAL INVESTMENT FROM CAPITAL BUDGET TAE
DIFFERENCE
Reserve for Capitalized interest and Op. Expenses
SECOND YEAR

INCOME STATEMENT REVENUE

			2012	2013		2014		2015	2016
Wheeling Charge (Per MWh)			$3.25	$3.25		$3.25		$3.25	$3.25
Wheeling Charge Headroom (Per MWh)			$—	$—		$—	$		$—
Vars (Per MWh)			$—	$—		$—		$—	$—
Black Start (Per MWMonth)			$—	$—		$—		$—	$—

Transmission Down Time			2.00%	2.00%		2.00%		2.00%	2.00%

OTHER REVENUE (TOTAL)
Transmission Upgrade Deferral			$1,654,900	$1,654,900		$1,654,900		$1,654,900	$1,654,900

Schedule 1.6 to Development Loan Agreement

Juan de Fuca Project Pro Formas

UNITS OF PRODUCTION

Firm Capacity (North to South) Available During the Year (MW)		540	540		540	540	540
Firm Capacity (South to North) Available During the Year (MW)		400	400		400	400	400
Firm Capacity Usage		90%	90%		90%	90%	90%

Non-firm Capacity Available During the Year (MWh)		400	400		400	400	400
Non-firm Capacity Usage		60%	60%		60%	60%	60%

Headroom Capacity Available During the Year (MWh)		0	0		0	0	0
Headroom Capacity Usage		0%	0%		0%	0%	0%

Line Rated Capacity		600	600		600	600	600
Vars Usage		70%	70%		70%	70%	70%

Black Start Capacity (MW)		540	540		540	540	540

DIRECT COSTS
O&M			$1,994,000		$1,994,000	$1,994,000	$1,994,000

GENERAL AND ADMINISTRATIVE

Fixed		2012	2013		2014	2015	2016
Management Fee		$700,000	$700,000		$700,000	$700,000	$700,000
Land Royalty		$40,000	$40,000		$40,000	$40,000	$40,000
Travel Expenses		$50,000	$50,000		$50,000	$50,000	$50,000
Rent		$30,000	$30,000		$30,000	$30,000	$30,000
Legal Fees		$25,000	$25,000	$	- 25,000	$25,000	$25,000
Audit & Accounting Fees		$20,000	$20,000		$20,000	$20,000	$20,000
Utilities		$15,000	$15,000		$15,000	$15,000	$15,000
Miscellaneous		$20,000	$20,000		$20,000	$20,000	$20,000
Contingency		$100,000	$100,000		$100,000	$100,000	$100,000

Total General and Administrative		$1,000,000	$1,000,000		$1,000,000	$1,000,000	$1,000,000

WORKING CAPITAL
Receivables days		30	30		30	30	30
Payable days		40	40		40	40	40

FINANCING

Debt	80.00%

Equity	20.00%

	100.00%

Schedule 1.6 to Development Loan Agreement
Juan de Fuca Project Pro Formas

INCOME STATEMENT

	2007	2008	2009	2010	2011
Revenue
Wheeling (Firm Capacity)	$—	$23,603,908	$23,603,908	$23,603,908	$23,603,908
Wheeling (Non-firm Capacity)	0	6,696,144	6,696,144	6,696,144	6,696,144
Wheeling (Headroom)	0	0	0	0	0
Vars	0	0	0	0	0
Black Start	0	0	0	0	0
Transmission Upgrade Deferral	0	1,654,900	1,654,900	1,654,900	1,654,900

Total Revenue	0	31,954,952	31,954,952	31,954,952	31,954,952

Direct costs	0	997,000	1,994,000	1,994,000	1,994,000

Gross profit	0	30,957,952	29,960,952	29,960,952	29,960,952

Gross profit percentage	#DIV/01	96.88%	93.76%	93.76%	93.76%

Operating expenses
General & Administrative	300,000	1,000,000	1,000,000	1,000,000	1,000,000

Total operating expenses	300,000	1,000,000	1,000,000	1,000,000	1,000,000

EBITDA	-300,000	29,957,952	28,960,952	28,960,952	28,960,952
EBITDA percentage	#DIV/01	93.75%	90.63%	90.63%	90.63%

Amortization	9,002,500	9,002,500	9,002,500	9,002,500	9,002,500

EBIT	-9,302,500	20,955,452	19,958,452	19,958,452	19,958,452

Interest Expense/Revenue
Interest expense	11,964,000	11,687,725	11,390,729	11,071,459	10,728,244
Credit Line Interest Charge	0	0	0	0	0
Interest Earned on Cash Balances	0	81,786	321,174	596,101	745,023

Total Interest Expense	11,964,000	11,605,939	11,069,555	10,475,358	9,983,220

EBT	-21,266,500	9,349,513	8,888,896	9,483,093	9,975,232

	-8,506,600	3,739,805	3,555,559	3,793,237	3,990,093

Income tax provision
Current	0	0	108	117	125
FIT Expense/(Recovery)	-213	93	-19	-22	-25

Total income tax	-213	93	89	95	108

EAT	$(21,266,287)	$9,349,420	$8,888,808	$9,482,999	$9,975,132

STATEMENT OF RETAINED EARNINGS

Opening Retained Earnings	$—	$(21,266,287)	$(11,916,868)	$(3,028,060)	$—
Add/Subtract: Net Income	-21,266,287	9,349,420	8,888,808	9,482,999	9,975,132
Less Dividends	0	0	0	-6,454,939	-9,975,132

Closing Retained Earnings	$(21,266,287)	$(11,916,868)	$(3,028,060)	$—	$—

Schedule 1.6 to Development Loan Agreement

Juan de Fuca Project Pro Formas

BALANCE SHEET

	2007	2008	2009	2010	2011
ASSETS
Current assets
Accounts receivable	$—	$2,626,434	$2,626,434	$2,626,434	$2,626,434

Current liabilities
Accounts payable	36,986	240,734	352,718	344,515	336,312

Working Capital (less FIT)	-36,986	2,385,700	2,273,717	2,281,919	2,290,122

Long term Assets
Turn Key Transmission	158,507,500	150,165,000	141,822,500	133,480,000	125,137,500
Land	1,600,000	1,600,000	1,600,000	1,600,000	1,600,000
Maintenance	536,000	402,000	268,000	134,000	0
Computers	32,000	24,000	16,000	8,000	0
Furniture	32,000	24,000	16,000	8,000	0
Financing Costs/Licensing & Permits	9,690,000	9,180,000	8,670,000	8,160,000	7,650,000
FIT	213	119	138	160	186

Total Term Assets	170,397,713	161,395,119	152,392,638	143,390,160	134,387,686

	$170,360,726	$163,780,819	$154,666,355	$145,672,080	$136,677,808

FINANCED BY

Liabilities
Debt	155,836,334	151,876,392	147,619,455	143,043,248	138,123,825
Operating line (cash)	-4,089,320	-16,058,705	-29,805,040	-37,251,168	-41,326,017
FIT	0	0	0	0	0

	151,747,014	135,817,687	117,814,415	105,792,080	96,797,808

Equity
Capital stock	39,880,000	39,880,000	39,880,000	39,880,000	39,880,000
Retained Earnings	-21,266,287	-11,916,868	-3,028,060	0	0

Total Equity	18,613,713	27,963,132	36,851,940	39,880,000	39,880,000

Total	$170,360,726	$163,780,819	$154,666,355	$145,672,080	$136,677,808

Balance Sheet Balancing	$0	$0	$0	$0	$0

Schedule 1.6 to Development Loan Agreement

Juan de Fuca Project Pro Formas

CASH FLOWS

	2007	2008	2009	2010	2011
Operating Activities:
Net income	$(21,266,287)	$9,349,420	$8,888,808	$9,482,999	$9,975,132
Adjustments
Depreciation and amortization	9,002,500	9,002,500	9,002,500	9,002,500	9,002,500
FIT	-213	93	-19	-22	-25
Working capital	36,986	-2,422,686	111,984	-8,203	-8,203

Cash Provided by Operations	$(12,227,014)	$15,929,327	$18,003,272	$18,477,274	$18,969,404

Financing Activities:
Debt	155,836,334	-3,959,941	-4,256,937	-4,576,207	-4,919,423
Equity	39,880,000	0	0	0	0
Dividends	0	0	0	-6,454,939	-9,975,132

	195,716,334	-3,959,941	-4,256,937	-11,031,146	-14,894,555

Investing activities:
Capital investment	-179,400,000	0	0	0	0

	-179,400,000	0	0	0	0

Net change in cash for the year	4,089,320	11,969,385	13,746,335	7,446,128	4,074,849

Operating line (cash), beginning of year	$—	$4,089,320	$16,058,705	$29,805,040	$37,251,168

Operating line (cash), end of year	$4,089,320	$16,058,705	$29,805,040	$37,251,168	$41,326,017

Schedule 1.6 to Development Loan Agreement
Juan de Fuca Project Pro Formas

INCOME STATEMENT

	2012	2013	2014	2015	2016
Revenue
Wheeling (Firm Capacity)	$23,603,908	$23,603,908	$23,603,908	$23,603,908	$23,603,908
Wheeling (Non-firm Capacity)	6,696,144	6,696,144	6,696,144	6,696,144	6,696,144
Wheeling (Headroom)	0	0	0	0	0
Vars	0	0	0	0	0
Black Start	0	0	0	0	0
Transmission Upgrade Deferral	1,654,900	1,654,900	1,654,900	1,654,900	1,654,900

Total Revenue	31,954,952	31,954,952	31,954,952	31,954,952	31,954,952

Direct costs	1,994,000	1,994,000	1,994,000	1,994,000	1,994,000

Gross profit	29,960,952	29,960,952	29,960,952	29,960,952	29,960,952

Gross profit percentage	93.76%	93.76%	93,76%	93,76%	93,76%
Operating expenses
General & Administrative	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000

Total operating expenses	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000

EBITDA	28,960,952	28,960,952	28,960,952	28,960,952	28,960,952
EBITDA percentage	90.63%	90.63%	90,63%	90,63%	90,63%

Amortization	9,002,500	9,002,500	9,002,500	9,002,500	9,002,500

EBIT	19,958,452	19,958,452	19,958,452	19,958,452	19,958,452

Interest Expense/Revenue
Interest expense	10,359,287	9,962,658	9,536,283	9,077,929	8,585,199
Credit Line Interest Charge	0	0	0	0	0
Interest Earned on Cash Balances	826,520	885,638	951,987	1,009,809	1,058,464

Total Interest Expense	9,532,767	9,077,020	8,584,295	8,068,120	7,526,735

EBT	10,425,685	10,881,432	11,374,156	11,890,332	12,431,717

	4,170,274

Income tax provision
Current	131	138	146	154	162
FIT Expense/(Recovery)	-27	-29	-32	-35	-37

Total income tax	104	109	114	119	124

EAT	$10,425,581	$10,881,323	$11,374,043	$11,890,213	$12,431,592

STATEMENT OF RETAINED EARNINGS

Opening Retained Earnings	$—	$—	$—	$—	$—
Add/Subtract: Net Income/Loss	10,425,581	10,881,323	11,374,043	11,890,213	12,431,592
Less Dividends	-10,425,581	-10,881,323	-11,374,043	-11,890,213	-12,431,592

Closing Retained Earnings	$—	$—	$—	$—	$—

Schedule 1.6 to Development Loan Agreement
Juan de Fuca Project Pro Formas

BALANCE SHEET

	2012	2013	2014	2015	2016
ASSETS
Current assets
Accounts receivable	$2,626,434	$2,626,434	$2,626,434	$2,626,434	$2,626,434

Current liabilities
Accounts payable	328,110	328,110	328,110	328,110	328,110

Working Capital (less FIT)	2,298,325	2,298,325	2,298,325	2,298,325	2,298,325

Long term Assets
Turn Key Transmission	116,795,000	108,452,500	100,110,000	91,767,500	83,425,000
Land	1,600,000	1,600,000	1,600,000	1,600,000	1,600,000
Maintenance	536,000	402,000	268,000	134,000	0
Computers	32,000	24,000	16,000	8,000	0
Furniture	32,000	24,000	16,000	8,000	0
Financing Costs/Licensing & Permits	7,140,000	6,630,000	6,120,000	5,610,000	5,100,000
FIT	213	242	274	308	346

Total Term Assets	126,135,213	117,132,742	108,130,274	99,127,808	90,125,346

	$128,433,537	$119,431,066	$110,428,598	$101,426,133	$92,423,670

FINANCED BY

Liabilities
Debt	132,835,446	127,150,438	121,039,054	114,469,317	107,406,849
Operating line (cash)	-44,281,908	-47,599,371	-50,490,456	-52,923,184	-54,863,179
FIT	0	0	0	0	0

	88,553,537	79,551,066	70,548,598	61,546,133	52,543,670

Equity
Capital stock	39,880,000	39,880,000	39,880,000	39,880,000	39,880,000
Retained Earnings	0	0	0	0	0

Total Equity	39,880,000	39,880,000	39,880,000	39,880,000	39,880,000

Total	$128,433,537	$119,431,066	$110,428,598	$101,426,133	$92,423,670

Balance Sheet Balancing	$0	$0	$0	$0	$0

Schedule 1.6 to Development Loan Agreement
Juan de Fuca Project Pro Formas

CASH FLOWS

	2012	2013	2014	2015	2016
Operating Activities:
Net income	$10,425,581	$10,881,323	$11,374,043	$11,890,213	$12,431,592
Adjustments
Depreciation and amortization	9,002,500	9,002,500	9,002,500	9,002,500	9,002,500
FIT	-27	-29	-32	-35	-37
Working capital	-8,203	0	0	0	0
Cash Provided by Operations

	$19,419,851	$19,883,794	$20,376,511	$20,892,678	$21,434,055

Financing Activities:
Debt	-5,288,380	-5,685,008	-6,111,384	-6,569,737	-7,062,468
Equity	0	0	0	0	0
Dividends	-10,425,581	-10,881,323	-11,374,043	-11,890,213	-12,431,592

	-15,713,961	-16,566,331	-17,485,426	-18,459,950	-19,494,060

Investing activities:
Capital investment	-750,000	0	0	0	0

	-750,000	0	0	0	0

Net change in cash for the year	2,955,891	3,317,463	2,891,084	2,432,728	1,939,995

Operating line (cash), beginning of year	$41,326,017	$44,281,908	$47,599,371	$50,490,456	$52,923,184

Operating line (cash), end of year	$44,281,908	$47,599,371	$50,490,456	$52,923,184	$54,863,179

Schedule 1.6 to Development Loan Agreement
Juan de Fuca
Project Pro Formas

Equity Cash Flow Projections

Year		2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
Cash Provided by Operations		$(12,227,014)	$15,929,327	$18,003,272	$18,477,274	$18,969,404	$19,419,851	$19,883,794	$20,376,511	$20,892,678		$21,434,055
Debt Principal		$(3,683,666)	$(3,959,941)	$(4,256,937)	$(4,576,207)	$(4,919,423)	$(5,288,380)	$(5,685,008)	$(6,111,384)	$(6,569,737)		$(7,062,468)
Operating Cash Reserve		$15,910,680	$—	$—	$—	$—	$—	$—	$—	$—		$—
Capex		$—	$—	$—	$—	$—	$(750,000)	$—	$—	$—		$—
Equity		$(39,880,000)	$—	$—	$—	$—	$—	$—	$—	$—	$
Terminal Value		$—	$—	$—	$—	$—	$—	$—	$—	$—		$—

Net Cash Flows

Assuming Terminal Value		$(39,880,000)	$11,969,385	$13,746,335	$13,901,066	$14,049,981	$13,381,472	$14,198,788	$14,265,127	$14,322,941		$14,371,587

Without Terminal Value		$(39,880,000)	$11,969,385	$13,746,335	$13,901,066	$14,049,981	$13,381,472	$14,198,786	$14,265,127	$14,322,941		$14,371,587

Equity IRR

Assuming Terminal Value	33.70%

Without Terminal Value	33.57%

Equity NPV 15%

Assuming Terminal Value	$42,050,549

Without Terminal Value	$39,613,870

Schedule 1,6 to Development Loan Agreement
Juan de Fuca Project Pro Formas

Equity Cash Flow Projections

Year		2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Cash Provided by Operations		$22,002,533	$22,585,144	$23,214,070	$23,876,663	$24,575,446	$25,313,137	$26,077,651	$26,902,123	$27,774,928	$28,699,690
Debt Principal		$(7,592,153)	$(8,161,564)	$(8,773,682)	$(9,431,708)	$(10,139,086)	$(10,899,517)	$(11,716,981)	$(12,595,754)	$(13,540,436)	$(14,555,969)
Operating Cash Reserve		$—	$—	$—	$—	$—	$—	$—	$—	$—	$4,089,320
Capex		$(750,000)	$—	$—	$—	$—	$(750,000)	$—	$—	$—	$—
Equity		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Terminal Value		$—	$—	$—	$—	$—	$—	$—	$—	$—	$39,880,000

Net Cash Flows

Assuming Terminal Value		$13,660,380	$14,423,579	$14,440,388	$14,444,955	$14,436,361	$13,663,620	$14,360,670	$14,306,389	$14,234,492	$58,113,041

Without Terminal Value		$13,660,380	$14,423,579	$14,440,388	$14,444,955	$14,436,361	$13,663,620	$14,360,670	$14,306,389	$14,234,492	$18,233,041

Equity IRR

Assuming Terminal Value	33.70%

Without Terminal Value	33,67%

Equity NPV l 15%

Assuming Terminal Value	$42,050,549

Without Terminal Value	$39,613,870

Schedule 2.4(b) to Development Loan Agreement

Monthly Advances and Use of Proceeds

Schedule 2.4(b)

Estimated Development Costs for Juan De Fuca # 1

(All Figures in US Dollars)	MONTHLY EXTERNAL COSTS

	03/05	04/05	05/05	06/05	07/05	08/05	03/05 - 08/05
	External	External	External	External	External	External	6 - Month
	Costs	Costs	Costs	Costs	Costs	Costs	Sub-Total

Siting	0	0	0	0	0	35,000	35,000

Technical	120,000	37,000	37,000	137,000	37,000	37,714	405,714

PR/GR	4,500	2,000	2,000	2,000	2,000	7,143	19,643

Env. Permitting	37,325	33,375	167,875	29,375	29,375	269,932	567,257

Legal	43,503	44,778	38,528	38,528	38,528	118,521	322,386

Oversight 1 MGT	25,000	15,000	22,500	20,000	15,000	27,500	125,000

Power Contracts	45,000	25,000	25,000	25,000	25,000	10,000	155,000

Subtotal External	275,328	157,153	292,903	251,903	146,903	505,810	1,630,000
1st Payment in	20,000	0	0	0	0	0	1,650,000
2nd Payment in	25,000	0	0	0	0	0	1,675,000
Internal Stipend	137,500	137,500	137,500	137,500	137,500	137,500	825,000
Total Ext./Int.	457,828	294,653	430,403	389,403	284,403	643,310	2,500,000
Draw Request	500,000	300,000	450,000	400,000	300,000	550,000	2,500,000

       Draw Schedule for Juan De Fuca Development Pre-Open Season

At Closing	1-Apr-05	1-May-05	1-Jun-05	1-Jul-05	1-Aug-05
covers	covers	covers	covers	covers	covers
Feb/05-Mar/05	Apr/05	May/05	Jun/05	Jul/05	Aug/05	Total
500,000	300,000	450,000	400,000	300,000	550,000	2,500,000

Sheet produced by Mark A Mainetti
Prepared on 4/1/05

Schedule 2.4(d) to Development Loan Agreement

Permitted Internal Costs

Schedule 2.4(d)
Estimated Development Costs for Juan De Fuca # 1 (Post Open Season)
(All Figures in US Dollars)	MONTHLY EXTERNAL COSTS

	09/05	10/05	11/05	12/05	01/06	02/06	03/06	04/06	05/06	06/06	07/06	08/06	09/06	09/05 – 09/06
	External	External	External	External	External	External	External	External	External	External	External	External	External	13 Month
	Costs	Costs	Costs	Costs	Costs	Costs	Costs	Costs	Costs	Costs	Costs	Costs	Costs	Sub-Total
Siting	35,000	35,000	35,000	35,000	25,000	0	0	0	0	0	0	0	0	165,000
Technical	27,714	27,714	27,714	27,714	27,714	27,714	27,714	27,714	27,714	27,714	27,714	27,714	27,714	360,286
PR/GR	7,143	7,143	7,143	7,143	7,143	7,143	7,143	7,143	7,143	7,143	7,143	7,143	7,143	92,857
Env. Permitting	432,057	22,857	12,857	2,857	2,857	2,857	2,857	2,857	2,857	2,857	2,857	2,857	2,857	518,343
Legal	79,993	79,993	79,993	79,993	79,993	79,993	79,993	79,993	79,993	79,993	79,993	79,993	79,993	1,039,907
Oversight/MGT	65,000	0	42,500	0	40,000	0	37,500	0	37,500	0	37,500	0	27,857	287,857
Power Contracts	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	130,000
Subtotal External	656,907	182,707	225,207	172,707	192,707	127,707	165,207	127,707	165,207	127,707	165,207	127,707	165,207	2,592,250
Internal Stipend	223,673	223,673	223,673	223,673	223,673	223,673	223,673	223,673	223,673	223,673	223,673	223,673	223,673	2,907,750
Total Ext./Int.	880,580	406,380	448,880	396,380	448,880	351,380	416,380	351,380	388,880	351,380	388,880	351,380	379,237	5,500,000
Bi-Monthly Ext./Int.	1,286,960		845,260		845,260		767,760		740,260		740,260		379,237	5,500,000
Draw Request	1,300,000		850,000		850,000		800,000		750,000		750,000		300,000	5,500,000

     Draw Schedule for Juan De Fuca Development Post-Open Season

1-Sep-0S	1-Nov-05	1-Jan-06	1-Mar-06	1-May-06	1-Jul-06	1-Sep-06
covers	Covers	Covers	covers	covers	covers	covers
Sep/05-Oct/05	Nov/05-Dec/05	Jan/06-Fe/06	Mar/06-Apr/06	May/06-Jun/06	Jul/06-Aug/06	Sep/06	Total
1,300,000	850,000	800,000	750,000	750,000	750,000	300,000	5,500,000

Sheet produced by Mark A Mainetti
Prepared on        4/1/2005

Schedule 2.6 to Development Loan Agreement

Development Expenses

Schedule 2.6 to Development Loan Agreement

Juan de Fuca Project

Summary of deferred costs for Juan de Fuca HVDC Project

SBP-RTS	2004 Deferred Costs			2005 Deferred	Costs	All in $USD
Duggleby	$80,970.00	$12,262.28		$108,450.00	$7,788.00	$209,470,28
Manson	$83,700.00	56,928.18	[1]	$38,000.00	$4,285,40	$130,913,58
Hodgson	$29,250.00	$0.00		$0.00	$0,00	$29,250.00
R Campfens	$189,750.00	$5,154,20		$47,400.00	$1,774.80	$244,079.00
Wise	$194,175.00	$5,857.82		$43,800,00	$2,000.00	$245,832,82
Moore	$29,150.00	$51.60		$5,500.00	$40.00	334.741,60
Bardas	$62,650.00	$0.00		$2,750.00	$0.00	$65,400.00
Griffiths	$9,475.00	$0.00		$2,225.00	$0.00	$11,700.00
Perez	$15,875.00	$0.00		$7,875.00	$0.00	$23,750.00
J Campfens	$975,00	$0.00		$0,00	$0.00	$975,00
Docherty	$12,000.00	$3,000.00		$3,125.00	$0.00	$18,125.00
Day	$20,925,00	$241.99		$14,800.00	$147.90	$36,114,90
Ruffelle	$14,250.00	$0,00		$900.00	$0.00	$15,150.00
Krakowski	$3.950.00	$977,00		$9,850,00	$76.23	$14,853,23
Katzmann	$4,995.00	$0.00		$3,555,00	$0.00	$8,550,00
Kenny	$2,375.00	$5,786.91		$0.00	$0.00	$8,161,91
Zurek	$0.00	$0,00		$6,120.00	$0.00	$6,120.00
Quinter	$0.00	$0,00		$8,500.00	$0.00	$8,500.00
Kohl	$0.00	$0.00		$3,000.00	$0.00	$3,000,00
Thind	$0.00	$0.00		$1,500.00	$0.00	$1,500.00
Whiteside	$0.00	$0.00		$0.00	$0.00	$0.00
Otton	$0.00	$0.00		$225.00	$0.00	$225.00
Worthy	$0.00	$0.00		$7,650.00	$0.00	$7,650.00
Johnson	$0-00	$0.00		$1,175.00	$0,00	$1,175.00
Kotliano	$0.00	$0.00		$1,440,00	$0.00	$1,440,00
Richardson	$0.00	$0.00		$0.00	$0.00	$0,00
Hackman	$0.00	$0.00		$0.00	$0.00	$0.00
Stevenson	$0.00	$0,00		$3,237,50	$0,00	$3,237,50
McConnell	$0.00	$0.00		$2,750.00	$0.00	$2,750.00
Raymond	$0.00	$0.00		$2,499,75	$1,880.00	$4,379,75
Legal-LM	NA	$1,600,00		NA	$0,00	$1,600.00
Legal-BSSN	NA	$4,048,95		NA	$0.00	$4,048,95
Legal-DWT	NA	$4,946,40		NA	$0.00	$4,948,40
Baan Strategies	NA	$9,630.00		NA	$0.00	$9,630.00
ZE PowerGroup	NA	$2,000,00		NA	$0.00	$2,000.00
Boundless Energy	NA	$72,616,68		NA	$854.06	$73,470,74
Shawn Hamilton	NA	$4,305.33		NA	$0.00	$4,305,33
Span Communications	NA	$210,16		NA	$0.00	$210,18
Pamawed	NA	$1,592.00		NA	$0.00	$1.592.00
Minister of Finance	NA	$160.00		NA	$0.00	$160.00
USAIS Inc	NA	$2,027.08		NA	$0.00	$2,027.08
CCN Matthews	NA	$1,760.00		NA	$0.00	$1,760.00
Pres Permit Fees	NA	$330.00		NA	$0.00	$330.00
Security Deposit — ABB	NA	$55,850.00		NA	$0.00	$55,850.00
Total

DEVELOPMENT EXPENSES

Boundless Energy

	2003 Deferred		2004 Deferred		2005 Deferred
Tompkins	$136,500.00	$0,00	$441,000.00	$10,840.00	$125,100.00	$1,223,22	$714,663,22
Chemack	$135,300.00	$0,00	$442,200.00	$0.00	$111,300.00	$858,66	$689,658,66
Gilbert	$67,980.00	$0.00	$222,210.00	$0.00	$21,600.00	$0.00	$311,790.00
	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Mainetti	$30,648.00	$0.00	$96,780.00	$0.00	$21,420.00	$0.00	$148,848,00
Exec Staff	$5,130.00	$0.00	$16,560,00	$0,00	$7,350.00	$0.00	$29,040.00
Staff	$3,444.00	$0,00	$13,734.00	$0.00	$3,360.00	$0.00	$20,538.00
	$379,002.00	$0,00	$1,232,484.00	$10,840.00	$290,130.000	$2,081.88	$1,914,537.88

Schedule 3.1(m)(i) to Development Loan Agreement

Juan de Fuca Project
Applications for Project Permits

4.	Application for Presidential Permit Federal US regulatory document required for the project as a preliminary step in permitting major projects. Docket no: PP_299 Filed: December 15

Schedule 3.1(n) to Development Loan Agreement

Juan de Fuca Project
PROJECT CONTRACTS

Executed contracts:

5.	a) Interconnection Feasibility Study Agreement for Bonneville Power Administration – No. 04TX-11754 Date: October 20, 2004

b) Feasibility study report by ABB Potential connection points in the Port Angeles area, sensitivity analyses for feasibility of different siting, routing and technical options. Date: January 25, 2005

6.	BPA (Preliminary) Environmental study agreement No. 05TX-11861 Date: November 22, 2004

7.	Societe Generale regarding financial modeling, structuring of open season, bid evaluation

4.	Capital Access LLC regarding financial advisors

Schedule 3.1(o) to Development Loan Agreement
Assets
Schedule 3.1

Transfer of assets from Sea Breeze Pacific Regional Transmission System, Inc. to US and Canadian entities.

US- Olympic Converter, LP
Item	Date	Description
Presidential Permit Application	Filed December 16, 2004	Federal US regulatory document required for the project as a preliminary step in permitting major projects.
Docket no: PP_299

BPA Interconnection Application for Queue position	Sent June 1, 2004	Request for interconnection (#132, 133, 134) up to 990 MW at Port Angeles and/or Fairmount substations, secured by $10,000 deposit

Siting Reports: 1.Port Angeles 2.Victoria	1. Revised January 18, 2005 2. Revised January 17, 2005	Descriptions and preliminary feasibility assessments of drilling sites, local routing, potential building sites, local development and zoning, environmental issues for substations.

Project planning materials (Gantt charts, etc.)	Updated as required	Detailed documentation and organizational plans for project phases and components, including financial information

Archaeological information for Esquimalt and Port Angeles areas	Last updated January 6, 2005	Currently only publicly available documentation has been collected, including articles and database searches, no studies or reports have been commissioned. Includes info on the Rayonier site and Port Angeles graving dock excavations.

Maps prepared externally	Various	Currently assembling maps and data for geology, bathymetry, utilities, TRIM, USGS topography, etc.

Maps and databases prepared internally	Various	Currently assembling and producing cartographic, geomatic, planimetric maps and associated databases to facilitate project planning and development

Project Description	November 23, 2004, revised February 8, 2005	Several versions of this document have been prepared at varying levels of detail, revised as information becomes available and plans are finalized.

Financial models for project development	December 21, 2004	Detailed models of a range of market and development scenarios, soon to be updated to conform with specifics in Gantt charts – confidential.

ABB Interconnection Facility Study No. 04TX-11754 (completed for BPA)	January 25, 2005	Potential connection points in the Port Angeles area, sensitivity analyses for feasibility of different siting, routing and technical options.

BPA Environmental Permit Coordination Contract	November 26, 2004	Contract with BPA to perform the functions of Lead Agency in conducting and

US- Olympic Converter, LP
Item	Date	Description
coordinating NEPA process pursuant to Presidential Permit regulations

Western Electric Coordinating Council (WECC) Regional Study Authorization		Application, approval, organizational materials, meeting minutes, study scope and progress report for SBPRTS to undertake the analysis of regional impact of the project – beyond immediate effects on interconnected utilities – to establish path rating for transmission line and to determine system impacts/benefits. Preliminary results required to verify project capacity for open season.

Societe Generale engagement letter for open season	February 25, 2005	Agreement to engage Soc Gen to assist in designing and conducting open season and providing financial advice

ZE Power consulting contract	January 25, 2005	Contract with ZE Power to undertake market feasibility analysis and to provide general consulting services to SBPRTS and Soc Gen in the design of the open season and in identifying potential markets and customers in Northwest.

ZE Power market feasibility analysis	February 24, 2005	Report on the market potential as well as the types ad value of projects to be sold in the open season.

Jurisdictional determination of Washington State Energy Facilities Siting & Evaluation Council (FSEC)		Formal EFSEC determination that project is not with agency’s permit jurisdiction

US environmental consulting contract	February 2005	To assist in the preparation and prosecution of environmental permits in the US.

Website and other PR development	Ongoing	Provides information about the company, project, contacts via web, brochures, press releases, etc.

Goodwill 1. ABB 2. Boundless Energy LLC 3. Sea Breeze Energy Inc.		Support in terms of personnel, work, networking, technical information, information systems and data.

Canada – Sea Breeze Pacific Juan de Fuca Cable, LP
Item	Date	Description
BCTC interconnection application	Sent June 3, 2004, revised November 15, 2004	Application for interconnection to 990MW, upgraded to multi-terminal 1600 MW HVDC line with PG&E, with capacity to expand up to 3200MW

NEB Application material, includes: 1. Project outline 2. Draft project justification 3. Tables for VECs/species of concern	1. Updated as details require 2. Revised December 2, 2004 3. January 11, 2005	1. 2.	Describes the nature, background, technical, regulatory and environmental rationale behind the project
Summary of infrastructure, economic and technological benefits of the project compared to other options
		3.	Preliminary matrices of environmental features of special concern, applicable at different spatial and temporal scales to assess project impacts.

Government/public relations (Canada) consulting contract	February 16, 2005	Contract with Pilot House to advise and assist in communications, publications and meeting for Canadian permitting & development.

Table of stakeholder consultations to date and minutes	Daily updates	Summary of dates, representatives and topics of all communications, as requested by NEB to include in Application.

Filing and accounting systems	Under development, currently in draft form	Accounting system soon to be updated to conform with specifics in Gantt charts – confidential. Filling structure will follow a hierarchical model based on NEB Application structure

Schedule 4.6(c) to Development Loan Agreement

Security Filings

Debtor	Filing Office
Sea Breeze Pacific Juan de Fuca Cable, LP	Delaware — Secretary of State
Olympic Converter GP, LLC	Delaware — Secretary of State
Olympic Converter, LP	Delaware — Secretary of State
Juan de Fuca Cable Management, Inc.	Delaware — Secretary of State
SBJF Holding Corp.	District of Columbia — Recorder of Deeds
Boundless Energy NW, Inc.	Delaware — Secretary of State
Sea Breeze Pacific Regional Transmission System, Inc.	District of Columbia — Recorder of Deeds

Schedule 4.10 to Development Loan Agreement

Juan de Fuca Project

     PROECT PERMITS AND FRANCHISES AND STATUS

Cross reference to Schedule 1.5

Schedule 5.1(j)

Schedule 4.14 to Development Loan Agreement

Juan de Fuca Project

     EXECUTED PROJECT CONTRACTS

Cross reference to Schedule 3.1(n).

Schedule 5.1(j)

Schedule 4.18 to Development Loan Agreement

Juan de Fuca Project
DOCUMENTS

1. Siting Reports

–	Descriptions and preliminary feasibility assessments of drilling sites, local routing, potential building sites, local development and zoning, environmental issues for substations.

–	Port Angeles Siting Report (January 18, 2005)

–	Esquimalt and Horsey Siting Report (February 25, 2005)

2. Project Planning materials

–	Detailed documentation and organizational plans for project phases and components, including financial information

–	GANTT Chart (March 10, 2005)

3. Archaeological information for Esquimalt and Port Angeles areas

–	Currently only publicly available documentation has been collected, including articles and database searches, no studies or reports have been commissioned. Includes info on the Rayonier site and Port Angeles graving dock excavations.

–	Port Angeles Site at Rayoneir Mill at Ennis Creek (December 31, 2004)

4. Maps prepared externally

–	Currently assembling maps and data for geology, bathymetry, utilities, TRIM, USGS topography, etc.

–	Data sets acquired for maps (November 16, 2004)

5. Maps prepared internally

–	Currently assembling and producing cartographic, geomatic, planimetric maps and associated databases to facilitate project planning and development

–	Data sets acquired for maps (November 16, 2004)

6. Project Description

–	Several versions of this document have been prepared at varying levels of detail, revised as information becomes available and plans are finalized.

–	Project Description document (February 8, 2005)

7. Table of stakeholder consultations to date

–	Summary of dates, representatives and topics of all communications, as requested by NEB to include in Application.

–	Table of stakeholder interactions (Last updated March 9, 2005)

8. WECC notification of intent for interregional study

–	Sent: October 26, 2004

Schedule 5.1(j)

Schedule 5.1(j) to Development Loan Agreement

Separateness

Borrower shall undertake the following activities:

1.	Borrower shall maintain a separate office which is conspicuously identified as its office so it can be easily located by outsiders.

2.	Borrower shall prepare and maintain its own separate, full and complete books, records and financial statements.

3.	All formalities regarding the separate existence of Borrower shall be maintained. Borrower shall act only in its own name and through authorized agents pursuant to its organizational documents.

4.	Borrower shall maintain separate bank accounts in its own name and all investments made by or on behalf of Borrower shall be made solely in Borrower’s name.

5.	No Affiliate of Borrower shall guarantee any debts of Borrower, and Borrower shall not guarantee any debts of any of its Affiliates.

6.	Borrower shall not acquire obligations or securities of, or make loans or advances to, any of its Affiliates.

7.	Borrower shall not commingle any of its money or other assets with the money or assets of any of its Affiliates.

8.	All business transactions that are entered into by Borrower with any of its Affiliates shall be on terms and conditions not more or less favorable to Borrower than terms and conditions available at the time to Borrower for comparable transactions with unaffiliated persons and shall have been approved in accordance with its organizational documents and shall otherwise comply with the provisions of the Loan Documents.

9.	The capitalization of Borrower shall be adequate in light of its contemplated business and obligations.

10.	Borrower shall manage directly its own liabilities, including paying its own operating expenses. In the event employees of Borrower participate in or receive payroll, benefits or pension, insurance other benefit plans of or from any of its Affiliates, Borrower, on a current basis, shall reimburse such Affiliate for Borrower’s pro rata share of the costs thereof to the extent permitted under the Loan Documents.

11.	Borrower shall use separate stationery, invoices and checks.

Schedule 5.1(j)

12.	Borrower shall hold itself out as a separate entity and shall correct any misunderstanding regarding its separate entity status of which Borrower has actual knowledge.

Schedule 5.1(j)

Schedule 5.2 (f) to Development Loan Agreement

Juan de Fuca Project

     Related Person Transactions

Related Parties:

Boundless Energy NW, Inc.

Sea Breeze Management Services, Inc.

The above two companies are related parties to the project sponsors and will be providing invoices related to all internal costs of the project as outlined in Schedule 1.2.

Schedule 5.1(j)

Schedule 7.8 to Development Loan Agreement

Addresses for Notices

Borrower:	Sea Breeze Pacific Juan de Fuca Cable, LP
203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

Overrun Protectors:	Boundless Energy LLC
203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

Sea Breeze Power Corp.
Lobby Box 91
Suite 1400
333 Seymour Street
Vancouver, British Columbia V6B 5A6
Telephone: (604) 689-2991
Facsimile: (604) 689-2990

General Partner:	Juan de Fuca Cable Management, Inc.
203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

Subs:	Olympic Converter GP, LLC
203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

Olympic Converter, LP
203 Red Stone Hill
Plainville, CT 06062
Telephone: (860) 747-0497
Facsimile: (860) 747-0297

USPF:	United States Power Fund, L.P.
c/o Energy Investors Funds
One Penn Plaza, Suite 4507
New York, NY 10119
Telephone: (212) 564-1276
Fax: (212) 564-4802
Attention: Andrew Schroeder

with a copy to:

Energy Investors Funds
Three Charles River Place
63 Kendrick Street
Needham, MA 02494 Tel: (781) 292-7000
Fax: (781) 292-7099
Attention: General Counsel